SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Section 240.14a-12

STATE STREET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PRELIMINARY PROXY MATERIALS SUBJECT TO COMPLETION

Joseph L. Hooley

Chairman and Chief Executive Officer

Kennett F. Burnes

Lead Director

April [●], 2018

Dear Shareholder:

We cordially invite you to attend the 2018 annual meeting of shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on May 16, 2018, at 9:00 a.m. Eastern Time. The proxy statement and annual meeting provide an important opportunity for us to communicate with you as shareholders, and for you to communicate with us, on important topics such as our performance, corporate governance, the effectiveness of the Board of Directors and executive compensation. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote. We urge you to vote regardless of the number of shares you hold. To be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience. Your vote is very important to us.

In 2017, we celebrated our 225th anniversary—225 years since John Hancock signed into existence State Street’s earliest ancestor. Since that time, a lot has changed at State Street. We became the custodian for the first mutual fund, created the world’s first exchange traded fund, placed the Fearless Girl statue in the middle of New York’s financial district and expanded across countries and continents. What has remained constant is our ability to change and evolve to stay ahead of our clients’ needs and industry demands, and that is what defines our way ahead.

In our most recent year, we achieved our financial targets and continued to generate strong shareholder returns. Revenue, fee revenue, earnings per share and return on average common equity all exceeded 2016 results. Our financial results reflect increased demand from clients, continued strength across our asset management and servicing businesses and prudent expense management, as well as growing global equity markets and rising interest rates. In addition to our positive financial performance, we continued to make substantial progress against our four strategic priorities of strengthening our foundation, delivering highly valued services and solutions to our clients, engaging our people and driving our strategy.

We look forward to seeing you at the annual meeting. Your continued interest in State Street is very much appreciated.

Sincerely,

PLEASE NOTE: If you plan to attend the meeting, please allow time for registration and security clearance. You will be asked to present valid picture identification acceptable to our security personnel, such as a driver’s license or passport. If your State Street shares are held in “street name” through a broker, bank or other nominee, you should also bring proof of beneficial ownership (for further details, see “Meeting Admission” in the attached Notice of State Street Corporation 2018 Annual Meeting of Shareholders). For security purposes, you and your bags are subject to search prior to your admittance to the meeting, and no cameras, recording equipment, mobile phones or other electronic devices, large bags or packages are permitted in the meeting. Public fee-based parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public fee-based parking near One Lincoln Street is available at the Hyatt Hotel (entrance from Avenue de LaFayette). South Station is the closest MBTA station to One Lincoln Street.

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

NOTICE OF STATE STREET CORPORATION 2018 ANNUAL MEETING OF SHAREHOLDERS

Date	May 16, 2018

Time	9:00 a.m., Eastern Time

Place	One Lincoln Street, 36th Floor, Boston, Massachusetts

Purpose	1.	To elect 10 directors

	2.	To approve an advisory proposal on executive compensation

	3.	To amend the Articles of Organization to implement a majority voting standard for specified corporate actions

	4.	To ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2018

	5.	To act upon such other business as may properly come before the meeting and any adjournments thereof

Record Date	The directors have fixed the close of business on March 9, 2018, as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Meeting Admission

If you plan to attend the meeting, please allow time for registration and security clearance. You will be asked to present valid picture identification acceptable to our security personnel, such as a driver’s license or passport. If your State Street shares are held in “street name” through a broker, bank or other nominee, your name does not appear on our list of shareholders, and these proxy materials are being forwarded to you by your broker, bank or other nominee. If you hold in “street name” and wish to attend the annual meeting, in addition to a valid form of picture identification, you will be required to present a letter or account statement showing that you were a beneficial owner of our shares on the record date. For security purposes, you and your bags are subject to search prior to your admittance to the meeting. In addition, cameras, recording equipment, mobile phones or other electronic devices, large bags or packages will not be permitted in the meeting.

Voting by Proxy

Please submit a proxy card or, for shares held in “street name,” voting instruction form, as soon as possible, so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If you are a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card or notice of Internet availability of proxy materials. If your shares are held in “street name,” you will receive instructions for the voting of your shares from your broker, bank or other nominee, which may permit telephone or Internet voting. Follow the instructions on the voting instruction form or notice of Internet availability of proxy materials that you receive from your broker, bank or other nominee to ensure that your shares are properly voted at the annual meeting.

By Order of the Board of Directors,

Jeffrey N. Carp
Secretary

April [●], 2018

PROXY STATEMENT

SUMMARY INFORMATION

2018 Annual Meeting of Shareholders

Date:	May 16, 2018

Time:	9:00 a.m., Eastern Time

Place:	State Street’s corporate headquarters One Lincoln Street, Boston, Massachusetts (36th floor)

Record date:	March 9, 2018

The proxy statement and annual report, and the means to vote electronically, are available at www.proxyvote.com. To view this material, you must have available the 16-digit control number located on the notice mailed on April [●], 2018, on the proxy card or, if shares are held in the name of a broker, bank or other nominee, on the voting instruction form.

For more information about the annual meeting, see “General Information About the Annual Meeting.”

Voting Matters and Recommendations

Item	Board Recommendation
Election of Directors (see “Item 1—Election of Directors”)	FOR Each Nominee

Advisory Proposal on 2017 Executive Compensation	FOR
(see “Item 2—Approval of Advisory Proposal on Executive Compensation”)

Amendment to Implement a Majority Voting Standard for Specified Corporate Actions	FOR
(see “Item 3—Amendment to Articles of Organization to Implement a Majority Voting Standard for Specified Corporate Actions”)

Ratification of Ernst & Young LLP as Independent Registered Public	FOR
Accounting Firm for 2018 (see “Item 4—Ratification of the Selection of the Independent Registered Public Accounting Firm”)

i

STATE STREET CORPORATION

One Lincoln Street, Boston, Massachusetts 02111

The summary below provides general information about State Street Corporation, referred to as State Street, and highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider when deciding how to vote your shares. For further and more detailed information on the matters referenced below, prior to casting your vote, please carefully review the entire proxy statement and our 2017 annual report on Form 10-K. Our 2017 annual report on Form 10-K accompanies this proxy statement and was previously filed with the Securities and Exchange Commission, or SEC.

About State Street

State Street Corporation is a financial holding company organized in 1969 under the laws of the Commonwealth of Massachusetts. State Street provides financial and managerial support to our legal and operating subsidiaries. Through our subsidiaries, including our principal banking subsidiary, State Street Bank and Trust Company, we provide a broad range of financial products and services to institutional investors worldwide. We refer to State Street Bank and Trust Company as State Street Bank or the Bank.

As of December 31, 2017, we had consolidated total assets of $238.43 billion, consolidated total deposits of $184.90 billion, consolidated total shareholders’ equity of $22.32 billion and 36,643 employees. We operate in more than 100 geographic markets worldwide, including the U.S., Canada, Europe, the Middle East and Asia.

We are a leader in providing financial services and products to meet the needs of institutional investors worldwide, with $33.12 trillion of assets under custody and administration and $2.78 trillion of assets under management as of December 31, 2017. Our clients include mutual funds, collective investment funds and other investment pools, corporate and public retirement plans, insurance companies, foundations, endowments and investment managers.

In 2017, we continued to focus on four strategic priorities: strengthen our foundation, deliver highly valued services and solutions to our clients, engage our people and drive our strategy. We performed well against our strategic priorities and achieved our financial results—with revenue, fee revenue, earnings per share and return on average common equity exceeding 2016 results—all while maintaining a strong capital position, returning value to shareholders and continuing to manage expenses. Below are summary highlights of our 2017 consolidated corporate financial performance. Additional performance indicators are presented in “Compensation Discussion and Analysis—Executive Summary—2017 Corporate Performance Highlights.”

Financial Performance Highlights

Consolidated Financial Performance

($ In millions, except per share data)	2017	2016	% Change
Revenue	$11,170	$10,207	9.4%
Total fee revenue	8,905	8,116	9.7%
Diluted earnings per share (EPS)	5.24	4.97	5.4%
Return on average common equity (ROE)	10.6%	10.5%	1.0%
Total Shareholder Return (TSR)
	State Street	S&P Financial Index	Peer Group Median(1)
1-Year TSR	27.83%	22.14%	16.00%
3-Year TSR	31.90%	47.58%	39.13%
(1)

Based on our 12-firm compensation peer group; for more information on our compensation peer group see the heading, “Executive Compensation—Compensation Discussion and Analysis—Other Elements of Our Process—Peer Group and Benchmarking.”

Board Composition Summary

Listed in the table below are the current members of State Street’s Board of Directors

Director Nominee	Examining and Audit	Executive	Executive Compensation	Nominating and Corporate Governance	Risk	Technology
Kennett F. Burnes*L Retired Chairman, President and Chief Executive Officer, Cabot Corporation
Patrick de Saint-Aignan* Retired Managing Director and Advisory Director, Morgan Stanley
Lynn A. Dugle* Chief Executive Officer and Chairman, Engility Holdings, Inc.
Amelia C. Fawcett* Deputy Chairman, Kinnevik AB
William C. Freda* Retired Senior Partner and Vice Chairman, Deloitte, LLP
Linda A. Hill* Wallace Brett Donham Professor of Business Administration, Harvard Business School
Joseph L. Hooley Chairman and Chief Executive Officer, State Street Corporation
Sean O’Sullivan* Retired Group Managing Director and Group Chief Operating Officer, HSBC Holdings, plc
Richard P. Sergel* Retired President and Chief Executive Officer, North American Electric Reliability Corporation
Gregory L. Summe* Managing Partner and Founder, Glen Capital Partners, LLC

=Member =Chair *=Independent L=Lead Director

Director Qualifications and Skills

State Street believes that our Board of Directors should have a diversity of qualifications, skill sets and experience that, when taken as a whole, best serve our company and our shareholders. Each of our directors has one or more of the following qualifications, skills or experience:

✓ Financial Industry ✓ CEO Experience ✓ Leadership ✓ Governance	✓ Risk Management ✓ International or Global Experience ✓ Legal and Regulatory Compliance ✓ Audit	✓ Technology ✓ Cyber Security ✓ Operations ✓ Accounting

Corporate Governance Summary

Our Board of Directors is committed to strong corporate governance practices and is intent on maintaining State Street’s reputation for quality, integrity and high ethical standards. The following is a summary of our corporate governance standards:

For more information about State Street’s corporate governance practices, see “Corporate Governance at State Street.”

Corporate Responsibility

State Street’s commitment to social and environmental responsibility and our belief in giving back to the communities in which we live and work are critical to our long-term success. We recognize that sustainable growth comes from operating with absolute integrity and in a way that respects our shareholders, clients, employees, communities and the environment. We firmly believe in the principles of sound governance and to helping our clients succeed. We are dedicated to maintaining a global and inclusive workplace where employees feel valued and engaged. We believe we have a responsibility to enrich our communities, and to be a leader in environmental sustainability, both in the way we carry out our operations and in the products and services we offer. Corporate responsibility highlights and achievements for 2017 include the following:

Overview of 2017 Executive Compensation Program

Sound Compensation and Corporate Governance Practices

State Street develops and implements a compensation program for our Named Executive Officers, or NEOs, and other executive officers with the goals of:

•	attracting, retaining and motivating superior executives

•	rewarding those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	driving long-term shareholder value and financial stability

•	providing equal pay for work of equal value

•	achieving the preceding goals in a manner aligned with sound risk management and our corporate values

For each of our NEOs identified in the “Compensation Discussion and Analysis,” the Executive Compensation Committee, or Compensation Committee, determines the appropriate level of total compensation for the year. We engage our largest shareholders to understand their specific perspectives on our compensation and governance programs. For 2017, we held discussions with shareholders representing more than 30% of our outstanding common stock.

At State Street, compensation to our NEOs consists of two key elements:

•	Base Salary. Base salary is a fixed annual cash amount and is a relatively small portion of total compensation for our NEOs

•

Incentive Compensation. Incentive compensation is a variable amount, comprising both equity-based elements, awarded as a long-term incentive, and cash-based elements, awarded as an annual incentive both in immediate and deferred cash. The Compensation Committee believes a significant amount of incentive compensation should take the form of both deferred awards and equity awards. Therefore, to emphasize long-term performance, a high percentage of each NEO’s total incentive compensation is delivered as an equity-based long-term incentive and a portion of the annual incentive is deferred

For more information about executive compensation at State Street, see “Executive Compensation.”

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2018 NOTICE OF MEETING AND PROXY STATEMENT

CORPORATE GOVERNANCE AT STATE STREET

State Street is a financial holding company whose principal subsidiary is State Street Bank and Trust Company, or State Street Bank or the Bank. State Street and the Bank are each organized under the laws of the Commonwealth of Massachusetts. In accordance with Massachusetts law and State Street’s by-laws, our Board of Directors has responsibility for overseeing the conduct of our business. Our Board is committed to strong corporate governance practices and is intent on maintaining State Street’s reputation for quality, integrity and high ethical standards.

Governance Guidelines and Independence

State Street’s Board of Directors, in its role of overseeing the conduct of our business, is guided by our Corporate Governance Guidelines, or the Guidelines. Among other things, the Guidelines describe the role of the Board of Directors, its responsibilities and functions, the director qualification and selection process and the role of the Lead Director. The Guidelines also contain categorical standards for determining director independence under New York Stock Exchange, or NYSE, listing standards. In general, a director would not be independent under these standards if the director (and in certain circumstances, a member of the director’s immediate family) has, or in the past three years had, specified relationships or affiliations with State Street, its external or internal auditors or other companies that do business with State Street (including employment by State Street, receipt of a specified level of direct compensation from State Street—other than director fees—and compensation committee interlocks). The categorical standards also provide specified relationships that, by themselves, would not impair independence. The portion of the Guidelines addressing director independence is attached as Appendix A to this proxy statement. The full Guidelines are available under the “Corporate Governance” section in the “For Our Investors” section of our website at www.statestreet.com. In addition to the Guidelines, the charters for each principal committee of the Board are also available in the same location on our website. Except as may be specifically incorporated by reference in this proxy statement, information on our website is not part of this proxy statement.

Pursuant to the Guidelines, the Board undertook a review of director independence in early 2018. State Street, as a global financial institution and one of the largest providers of financial services to institutional investors, conducts business with many organizations throughout the world. Our directors or their immediate family members may have relationships or affiliations with some of these organizations. As provided in the Guidelines, the purpose of the director independence review was to determine whether any relationship or transaction was inconsistent with a determination that the director was independent. As a result of this review, the Board, after review and recommendation by the Nominating and Corporate Governance Committee, determined that all of our non-management directors meet the categorical standards for independence under the Guidelines, have no material relationship with State Street (other than the role of director) and satisfy the qualifications for independence under listing standards of the NYSE. The Board had previously determined in 2017 that Ronald L. Skates and Thomas J. Wilson, who served on the Board

STATE STREET CORPORATION    1

Corporate Governance (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

during 2017, were independent. In making the independence determinations in 2018, the Board considered that the below identified individuals, or their respective family members, have the following relationships or arrangements that are deemed to be immaterial under the categorical standards for independence included in the Guidelines:

•

commercial or charitable relationships with an entity for which the State Street director or family member serves as a non-employee director, and with respect to which the director was uninvolved in negotiating such relationship (Ms. Hill and Messrs. Burnes, de Saint-Aignan and Freda)

•

commercial relationships with an entity for which the State Street director or family member serves as an employee, consultant or executive officer where the director does not receive any special benefits from the transaction and the annual payments to or from the entity are equal to or less than the greater of $1 million or 2% of the consolidated gross annual revenues of the other entity during the most recent completed fiscal year (Ms. Hill and Mr. Freda)

In 2017, none of these commercial or charitable relationships with affiliated entities involved amounts paid or received by State Street exceeding 1.7% of State Street’s annual gross revenue or the greater of $1 million or 0.6% of the affiliated entity’s annual gross revenue.

Standards of Conduct

We have a Standard of Conduct for Directors, which together with the Standard of Conduct for Employees, promotes ethical conduct and the avoidance of conflicts of interest in conducting our business. We also have a Code of Ethics for Senior Financial Officers (including the Chief Executive Officer), as required by the Sarbanes-Oxley Act and SEC rules. Each of these documents is available under the “Corporate Governance” section in the “For Our Investors” section of our website at www.statestreet.com. Only our Board may grant a waiver for directors, senior financial officers or executive officers from a provision of the Standard of Conduct for Directors, the Standard of Conduct for Employees or the Code of Ethics for Senior Financial Officers, and any waivers will be posted under the “Corporate Governance” section in the “For Our Investors” section of our website at www.statestreet.com.

Composition of the Board and Director Selection Process

In connection with nominating directors for election each year and evaluating the need for new director candidates as appropriate, including skill sets, diversity, specific business background and global or international experience, the Nominating and Corporate Governance Committee, with input from the entire Board and management, focuses on the Board’s capabilities and functioning as a whole.

On an annual basis, the Nominating and Corporate Governance Committee assesses each director’s contributions to the overall effectiveness of the Board. The Committee also evaluates the experience, qualifications and attributes of each director and

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Corporate Governance (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

recommends to the Board the director nominees that should stand for election at the next annual meeting. Based on this evaluation, the Board believes that individually each of the nominees has had substantial achievement in his or her personal and professional pursuits and has talents, experience and integrity that will contribute to the best interests of State Street and to long-term shareholder value, and the nominees as a group possess the skill sets, specific business background and global or international experience that the Board desires. The director nominee biographies set forth in this proxy statement under the heading “Item 1—Election of Directors” indicate each nominee’s qualifications, skills, experience and attributes that led the Board to conclude he or she should serve as a director of State Street.

In carrying out its responsibility to find the best qualified candidates for directors, the Nominating and Corporate Governance Committee will consider proposals for nominees from a number of sources, including recommendations from shareholders submitted upon written notice to the Chair of the Nominating and Corporate Governance Committee, c/o the Office of the Secretary of State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111 (facsimile number (617) 664-8209). The Committee seeks to identify individuals qualified to become directors, consistent with the above criteria used by the Board for director candidates.

By following the procedures set forth under “General Information About the Annual Meeting—Proposals and Nominations by Shareholders,” shareholders also have the right under our by-laws to directly nominate director candidates and, in certain circumstances, to have their nominees included in State Street’s proxy statement.

The Nominating and Corporate Governance Committee’s process for identifying and evaluating candidates includes actively seeking to identify qualified individuals by reviewing lists of possible candidates and considering proposals from a number of sources, such as members of the Board, members of management, employees, shareholders and industry contacts. The Committee’s charter grants it the authority to retain search firms to assist in conducting this search. Upon identifying a possible candidate, from whatever source, the Committee makes an initial evaluation as to whether the individual would qualify under the criteria used by the Board for director candidates. A candidate who passes the initial evaluation is then further evaluated through a process which may include obtaining and examining the individual’s resume, speaking with the person who has recommended the individual, speaking with others who may be familiar with the individual, interviews by members of the Board and the Nominating and Corporate Governance Committee with the individual, discussion at the Committee level of the individual’s possible contribution to State Street and, if appropriate, voting on the individual as a candidate. The Committee evaluates possible nominees for director without regard to whether an individual is recommended by a shareholder or otherwise.

Annual Board and Committee Evaluations

On an annual basis, the Board of Directors and each committee conducts an annual self-evaluation of its performance and effectiveness. Directors complete a questionnaire evaluating the Board and each committee they serve on, specifically focusing on areas of potential improvement. The overall performance of the Board—including its contributions to the Company—and a compilation of director responses is reviewed and discussed by the Nominating and Corporate Governance Committee and the Board. Similarly, the performance of each committee, along with specific committee member responses, is reviewed and discussed by the respective committee. The Nominating and Corporate Governance Committee further assesses whether each of the Examining and Audit Committee, Executive Compensation Committee, Risk Committee, Nominating and Corporate Governance Committee and Technology Committee has a functioning self-evaluation process and reports its findings to the Board.

Diversity

State Street does not have a formal policy with respect to diversity but, taken as a whole, strives to have a Board that reflects the diversity (in terms of a number of characteristics including gender, race, national origin, age and tenure on the Board) of State Street’s key stakeholders and of the various communities in which we operate. Presently, the Nominating and Corporate Governance Committee and the Board believe the composition of the Board, which currently reflects a range of personal and professional backgrounds, experiences and other characteristics, is reflective of this diversity. As noted above, the Nominating and Corporate Governance Committee includes diversity as a consideration in making its recommendations for nominees for director. The Committee, however, does not assign specific weight to the various factors it considers and no particular criterion is a prerequisite for nomination.

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Corporate Governance (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Board Leadership Structure

State Street has adopted a leadership structure that includes an independent Lead Director of the Board. This position is currently held by Kennett F. Burnes. Mr. Burnes was elected Lead Director to serve a one-year term as the presiding director of the independent directors of the Board (all directors, except for Mr. Hooley) in May 2017. Mr. Burnes has served in this capacity for eight annual terms. On November 7, 2017, State Street announced that Joseph L. Hooley will retire as Chief Executive Officer by the end of 2018 and will remain as a director and Chairman of the Board of Directors throughout 2019. Ronald P. O’Hanley will succeed Mr. Hooley as State Street’s Chief Executive Officer upon Mr. Hooley’s retirement.

Our Guidelines provide that any director who reaches the age of 75 will retire from the Board by the end of his or her then current term. The Board waived this requirement for our Lead Director, Mr. Burnes, who turned 75 in February 2018, so that he may continue, if re-elected, as Lead Director until the 2019 annual meeting. The Board took this action to maintain continuity in the Lead Director position during the Company’s CEO transition described above.

Mr. Hooley, as State Street’s Chairman of the Board, presides at all meetings of the Board at which he is present. The Chairman works with the independent Lead Director in setting Board agendas and coordinating other Board activities. The Nominating and Corporate Governance Committee coordinates the annual Lead Director nomination and election process. The Committee conducts a review of the current Lead Director by soliciting feedback from members of the Board, and based upon the review, recommends that the Board of Directors elect a member of the Board as its Lead Director to serve for a one-year term. The Board of Directors believes that Mr. Hooley’s role as Chairman and Mr. Burnes’ role as Lead Director is the most effective leadership structure for State Street at this time and is in the best interests of the Board, State Street and its shareholders. Among the factors considered by the Board in determining that this leadership structure continues to be the most appropriate are:

•

as our Chief Executive Officer, and with his extensive work history in different roles at State Street, Mr. Hooley is more familiar with our business and strategy than an independent, non-management Chairman would be, and is thus better positioned to focus our Board’s agenda on the key issues facing State Street

•	a single Chairman and Chief Executive Officer provides strong, consistent and accountable leadership for State Street, without risking overlap or conflict of roles

•	oversight of State Street is the responsibility of our Board as a whole, and this responsibility can be properly discharged without an independent Chairman

•	the Chairman and our Lead Director work together to play a strong and active role in the oversight of State Street’s leadership

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Corporate Governance (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Communication with the Board of Directors

Shareholders and interested parties who wish to contact the Board of Directors or the Lead Director should address correspondence to the Lead Director in care of the Secretary. The Secretary will review and forward correspondence to the Lead Director or appropriate person or persons for response.

Lead Director of State Street Corporation

c/o Office of the Secretary

One Lincoln Street

Boston, MA 02111

In addition, State Street has established a procedure for communicating directly with the Lead Director, by utilizing a third-party independent provider, regarding concerns about State Street or its conduct, including complaints about accounting, internal accounting controls or auditing matters. An interested party who wishes to contact the Lead Director may use any of the following methods, which are also described on State Street’s website at www.statestreet.com:

From within the United States and Canada:	The Network/NAVEX	www.tnwinc.com/webreport
1-888-736-9833 (toll-free)	ATTN: State Street
333 Research Court
Norcross, GA 30092 USA

For country-specific phone numbers, please visit www.statestreet.com.

The Lead Director may forward to the Examining and Audit Committee, or to another appropriate group or department, for appropriate review, any concerns the Lead Director receives. The Lead Director periodically reports to the independent directors as a group regarding concerns received.

Meetings of the Board of Directors and Annual Shareholder Meeting

During 2017, the Board of Directors held 12 meetings, and each of the incumbent directors attended at least 75 percent of the total of all meetings of the Board and committees on which such director served for the period during which the director served. Although State Street does not have a formal policy regarding attendance of directors at the annual meeting, all directors are encouraged to attend. Each of the 9 directors on the Board at the time of our 2017 annual meeting attended the meeting.

Committees of the Board of Directors

The Board of Directors has the following principal committees to assist it in carrying out its responsibilities, and each operates under a written charter, a copy of which is available under the “Corporate Governance” section in the “For Our Investors” section of our website at www.statestreet.com. The charter for each committee, which establishes its roles and responsibilities and governs its procedures, is annually reviewed and approved by the Board.

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Corporate Governance (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Examining and Audit Committee

Primary Responsibilities:

•    Responsible for the appointment (including qualifications, performance, independence and periodic consideration of retaining a different firm), compensation, retention, evaluation and oversight of the work of State Street’s independent registered public accounting firm, including sole authority for the establishment of pre-approval policies and procedures for all audit engagements and any non-audit engagements

•    Discusses with the independent auditor critical accounting policies and practices, alternative treatments of financial information, the effect of regulatory and accounting initiatives and other relevant matters

•    Oversees the operation of our system of internal controls covering the integrity of our consolidated financial statements and reports; compliance with laws, regulations, corporate policies; and the performance of corporate audit

•    Reviews the effectiveness of State Street’s compliance program and conducts an annual performance evaluation of the General Auditor and of the Chief Compliance Officer

Independence: All members meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC.

Executive Committee

Primary Responsibilities:

•    Authorized to exercise all the powers of the Board of Directors, except as otherwise limited by the laws of the Commonwealth of Massachusetts or the Committee’s charter

•    Reviews, approves and acts on matters on behalf of the Board of Directors at times when it is not practical to convene a meeting of the Board to address such matters

•    Depending on meeting activities, if any, periodically reports to the Board

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Corporate Governance (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Committee

Primary Responsibilities:

•   Oversees the operation of all compensation plans, policies and programs in which executive officers participate and certain other incentive, retirement, welfare and equity plans in which all other employees participate

•   Oversees the alignment of our incentive compensation arrangements with the safety and soundness of State Street, including the integration of risk management objectives, related policies, arrangements and control processes, consistent with applicable regulatory rules and guidance

•   Acting together with the other independent directors, annually reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation; evaluates the Chief Executive Officer’s performance; and reviews, determines and approves, in consultation with the other independent directors, the Chief Executive Officer’s compensation level

•   Reviews, evaluates and approves the total compensation of all executive officers

•   Approves the terms and conditions of employment and any changes thereto, including any restrictive provisions, severance arrangements and special arrangements or benefits, of any executive officer

•   Adopts equity grant guidelines in connection with its overall responsibility for all equity plans and monitors stock ownership of executive officers

•   Appoints and oversees compensation consultants and other advisors retained by the Committee

Independence: All members meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC.

Nominating and Corporate Governance Committee

Primary Responsibilities:

•   Assists the Board with respect to issues and policies affecting our governance practices, including succession planning, identifying and recommending director nominees, recommending the membership of each committee and leading the Board in its annual review of the Board’s performance

•   Reviews and approves State Street’s related person transactions, reviews the amount and form of director compensation and reviews reports on regulatory, political and lobbying activities of State Street

Independence: All members meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC.

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Corporate Governance (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Risk Committee

Primary Responsibilities:

•    Oversees the operation of our global risk management framework, including the risk management policies for our operations

•     Reviews the management of all risk applicable to our operations, including credit, market, interest rate, liquidity, operational and business risks, as well as compliance and reputational risk

•    Oversees our strategic capital governance principles and controls, monitors capital adequacy in relation to risk and discharges the duties and obligations of the Board under applicable Basel, Comprehensive Capital Analysis and Review, Comprehensive Liquidity Assessment and Review and resolution and recovery planning requirements

•    Conducts an annual performance evaluation of the Chief Risk Officer

Technology Committee

Primary Responsibilities:

•    Assists the Board in the oversight of State Street’s technology, including the use of technology in global operations and business activities, and our technology strategies

•    Advises the Board on technology related risks, including cyber and information security risks

Non-Employee Director Compensation

General

The Nominating and Corporate Governance Committee annually reviews the form and amount of non-employee director compensation and makes a related recommendation to the Board. Mr. Hooley is the only director who is also one of our employees, and the determination of his compensation is described under the heading “Executive Compensation—Compensation Discussion and Analysis.” Mr. Hooley receives no additional compensation for his service as a director. In conducting its review, the Committee has access to compensation consultants and other resources it deems appropriate, including peer group data. The Committee uses the same peer group the Compensation Committee uses for executive compensation generally and, like the Compensation Committee, used the services of Meridian Compensation Partners for 2017. For information on State Street’s peer group and compensation consultant, see “Executive Compensation—Compensation Discussion and Analysis—Other Elements of Our Process.”

Each year, our compensation consultant assists in preparing a review of director compensation within the peer group. The Committee did not treat peer group data as definitive when determining non-employee director compensation. Rather, it referenced peer group compensation and formed its own perspective on compensation for our non-employee directors. In 2017, the Committee made its recommendation to the Board, which, following the May 2017 annual meeting of shareholders, approved director compensation for all non-employee directors effective through the 2018 annual meeting of shareholders.

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Corporate Governance (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Compensation

For the period between each annual meeting of shareholders, non-employee directors receive the following compensation:

Compensation Component	Value ($)	Vehicle(1)
Annual Retainer(2)	$ 75,000	Cash or shares of State Street common stock
Annual Equity Award(2)	150,000	Shares of State Street common stock
Board and Committee Meeting Fee(3)	1,500	Cash
Additional Lead Director Retainer	150,000	Cash or shares of State Street common stock
Examining and Audit Committee and Risk Committee Chair Retainers	25,000	Cash or shares of State Street common stock
Executive Compensation Committee Chair Retainer	20,000	Cash or shares of State Street common stock
Nominating and Corporate Governance Committee and Technology Committee Chair Retainers	15,000	Cash or shares of State Street common stock
Examining and Audit Committee and Risk Committee Member Retainers	15,000	Cash or shares of State Street common stock
(1)

All awards made in shares of State Street common stock are granted based upon the closing price of our common stock on the NYSE on the date of the annual meeting that begins the period, rounded up to the nearest whole share, unless otherwise noted. Under the 2017 Stock Incentive Plan, with limited exceptions, the total value of all compensation components to a non-employee director cannot exceed $1.5 million in a calendar year.

(2)

The annual retainer and annual equity award are prorated for any non-employee director joining the Board after the annual meeting that begins the period, with awards made in shares of State Street common stock granted based on the closing price of our common stock on the NYSE on the date of election, rounded up to the nearest whole share.

(3)

Non-employee directors receive meeting fees of $1,500, payable in cash, for each Board and committee meeting attended, including meetings of a State Street affiliate, together with reimbursement of expenses incurred as a result of Board service. The Lead Director does not receive any committee meeting fees, but does receive Board meeting fees and reimbursement of expenses for Board service.

Pursuant to State Street’s Deferred Compensation Plan for Directors, non-employee directors may elect to defer the receipt of 0% or 100% of their (1) retainers, (2) meeting fees or (3) annual equity grant award. Non-employee directors also may elect to receive their retainers in cash or shares of common stock. Non-employee directors who elect to defer the cash payment of their retainers or meeting fees may choose from four notional investment fund returns for such deferred cash. Deferrals of common stock are adjusted to reflect the hypothetical reinvestment in additional shares of common stock for any dividends or distributions on State Street common stock. Deferred amounts will be paid (a) as elected by the non-employee director, on either the date of their termination of service on the Board or on the earlier of such termination and a future date specified, and (b) in the form elected by the non-employee director as either a lump sum or in installments over a two- to five-year period.

Director Stock Ownership Guidelines

Under our stock ownership guidelines, all non-employee directors are required to maintain a target level of stock ownership equal to 5 times the annual equity award of $150,000 for a total of $750,000. There is a five-year phase-in period to achieve compliance with the guidelines. Non-employee directors must hold all net shares received until the full (not pro-rated) target ownership level is achieved. For purposes of these stock ownership guidelines, the value of shares owned is based on the closing price of our common stock on the NYSE on the date that we use for the beneficial ownership table under the heading “Security Ownership of Certain Beneficial Owners and Management—Management.” Non-employee directors are credited with all shares they beneficially own for purposes of the beneficial ownership table which includes all shares awarded as director compensation, whether immediate or deferred. Non-employee directors are expected to attain the ownership level ratably over the phase-in period.

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Corporate Governance (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

As of March 1, 2018, each of our non-employee directors, except for Ms. Dugle and Mr. O’Sullivan, exceeded the full level of ownership under these guidelines. Ms. Dugle and Mr. O’Sullivan exceeded the pro-rated expected level of ownership, and therefore, the holding requirement applies only to them during the phase-in period.

2017 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Kennett F. Burnes	$243,000	$150,062	$35,627	$428,689
Patrick de Saint-Aignan	169,500	150,062	35,627	355,189
Lynn A. Dugle	157,500	150,062	25,289	332,851
Amelia C. Fawcett	164,500	150,062	19,406	333,968
William C. Freda	178,000	150,062	35,406	363,468
Linda A. Hill	118,500	150,062	16,520	285,082
Sean O’Sullivan	114,000	150,062	—	264,062
Richard P. Sergel	170,000	150,062	13,015	333,077
Ronald L. Skates(3)	31,500	—	16,476	47,976
Gregory L. Summe	135,000	150,062	15,406	300,468
Thomas J. Wilson(3)	19,500	—	—	19,500

(1)

For the May 2017-April 2018 Board year, each non-employee director, other than Messrs. Skates and Wilson, received 1,880 shares of State Street common stock valued at $150,062 on the date of grant for the annual equity award. All of these shares were valued based on the closing price of our common stock on the NYSE on May 17, 2017 of $79.82. Stock awards to non-employee directors vest immediately, and there were no unvested non-employee director stock awards as of December 31, 2017.

(2)

Perquisites that Messrs. Burnes, de Saint-Aignan, Freda, Sergel, Skates and Summe as well as Dame Amelia and Mses. Dugle and Hill received in 2017 include: director life insurance coverage and business travel accident insurance paid for by State Street ($627 for Messrs. Burnes, de Saint-Aignan and Sergel; $406 for Messrs. Freda and Summe, Dame Amelia and Ms. Hill; $289 for Ms. Dugle; and $261 for Mr. Skates). Donations by non-employee directors to approved charities are eligible for a Company match of up to $35,000 per calendar year under the State Street matching gift program. Matching charitable contributions made on behalf of the non-employee directors were: $35,000 for Messrs. Burnes, de Saint-Aignan and Freda; $25,000 for Ms. Dugle; $19,000 for Dame Amelia; $16,114 for Ms. Hill; $15,000 for Mr. Summe; and $12,388 for Mr. Sergel. Perquisites for Mr. Skates also include retirement gifts of $16,215 in recognition of his 15 years of service as a member of the Board. The amount of perquisites and other personal benefits for Messrs. O’Sullivan and Wilson have not been itemized because the total did not exceed $10,000.

(3)

Messrs. Skates and Wilson retired from the Board in May 2017. Amounts reported in the “Fees Earned or Paid in Cash” column reflect Board and committee meeting fees earned in 2017 while Messrs. Skates and Wilson were still serving as directors.

Related Person Transactions

The Board has adopted a written policy and procedures for the review of any transaction, arrangement or relationship in which State Street is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors or 5% shareholders (or their immediate family members), who we refer to as “related persons,” has a direct or indirect material interest. A related person proposing to enter into such a transaction, arrangement or relationship must report the proposed related-person transaction to State Street’s Chief Legal Officer. The policy calls for the proposed related-person transaction to be reviewed and, if deemed appropriate, approved by the Nominating and Corporate Governance Committee. A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Nominating and Corporate Governance Committee (or the Committee Chair) after full disclosure of the related person’s interest in the transaction. Whenever practicable, the reporting, review and approval will occur prior to the transaction. If advance review is not practicable or was otherwise not obtained, the Committee will review and, if deemed appropriate, ratify the related-person transaction. The policy also permits the Chair of the Committee to review and, if deemed appropriate, approve proposed related-person transactions that arise between Committee meetings, in which case they will be reported to the full Committee at its next meeting. Any ongoing related-person transactions are reviewed annually.

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Corporate Governance (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

The Nominating and Corporate Governance Committee may approve or ratify the related-person transaction only if the Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, State Street’s best interests. The Committee may, in its sole discretion, impose such conditions as it deems appropriate on State Street or the related person in connection with approval of the related-person transaction.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer, employee or consultant of another entity (whether or not the person is also a director of such entity) that is a party to the transaction, where (1) the related person and his or her immediate family members do not receive any special benefits as a result of the transaction and (2) the annual amount involved in the transaction equals less than the greater of $1 million or 2% of the consolidated gross revenues of the other entity that is a party to the transaction during that entity’s last completed fiscal year or

•

a transaction that involves discretionary charitable contributions from State Street to a tax-exempt organization where a related person is a director, trustee, employee or executive officer, provided the related person and his or her immediate family members do not receive any special benefits as a result of the transaction, and further provided that, where a related person is an executive officer of the tax-exempt organization, the amount of the discretionary charitable contributions in any completed year in the last 3 fiscal years is not more than the greater of $1 million, or 2% of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of director or employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions)

On March 27, 2017, State Street entered into a series of definitive agreements with DST Systems, Inc., or DST, and its affiliates providing for, among other things, the acquisition by affiliates of DST of State Street’s interests in the parties’ joint ventures, Boston Financial Data Services, Inc., or BFDS, and International Financial Data Services Limited, or IFDS Ltd. BFDS provides shareholder recordkeeping, intermediary and investor services and regulatory compliance solutions to financial services clients in the United States, and IFDS Ltd. is an investor and policy holder administrative services and technology provider to the collective funds, insurance and retirement industries. State Street exchanged its interest in BFDS for approximately 2 million shares of State Street common stock, valued at approximately $158 million. State Street sold its interest in IFDS Ltd. and related assets for cash consideration of approximately $175 million. Stephen C. Hooley, President and Chief Executive Officer of DST, is the brother of Joseph L. Hooley, Chairman and Chief Executive Officer of State Street. Due to the change in ownership of BFDS, in accordance with the terms of the BFDS deferred compensation plan, on June 22, 2017, Mr. Joseph L. Hooley received a distribution from BFDS of his full account balance under the BFDS deferred compensation plan (approximately $2.9 million). Mr. Hooley’s participation in the plan resulted from his previously disclosed employment at BFDS, which ended in 2000. Each of these transactions was approved by State Street’s Nominating and Corporate Governance Committee in accordance with our Related Person Transaction Policy.

Based on information provided by the directors and executive officers, and obtained by the legal department, no other related-person transactions were required to be reported in this proxy statement under applicable SEC regulations. In addition, neither State Street nor the Bank had extended a personal loan or extension of credit to any of its directors or executive officers.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

Each director elected at the 2018 annual meeting will serve until the next annual meeting of shareholders, except as otherwise provided in State Street’s by-laws. Of the 10 director nominees, 9 are non-management and 1 serves as the Chief Executive Officer of State Street. All of the non-management directors are independent, as determined by the Board in its opinion, under the applicable definition in the NYSE listing standards and the State Street Corporate Governance Guidelines.

Pursuant to State Street’s by-laws, on February 15, 2018, the Board fixed the number of directors at 10, effective as of the date of the 2018 annual meeting. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of the 10 nominees listed below. We have no reason to believe that any nominee will be unavailable for election at the annual meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors to be elected at the annual meeting. Information relating to each nominee for election as director is described below, including:

• age and period of service as a director of State Street

• business experience during at least the past five years (including directorships at other public companies)

• community activities

• other experience, qualifications, attributes or skills that led the Board to conclude the director should serve as a director of State Street

The Board of Directors recommends that shareholders approve each director nominee for election based upon the qualifications and attributes discussed below. See “Corporate Governance at State Street—Composition of the Board and Director Selection Process” for a further discussion of the Board’s process and reasons for nominating these candidates.

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Career Highlights

•	Retired Chairman, President and Chief Executive Officer, Cabot Corporation, an NYSE-listed manufacturer of specialty chemicals and performance materials (2001 to 2008); President (1995 to 2008)

•	Former Director, Watts Water Technologies, Inc., an NYSE-listed supplier of products for use in the water quality, water safety, water flow control and water conservation markets (2009 to 2015)

Qualifications and Attributes

Mr. Burnes’ significant experience in leading a global organization, with facilities and operations in approximately 20 countries, brings to State Street’s Board a focus on developing new products and new businesses in diverse, international environments. Prior to joining Cabot Corporation in 1987, he was a partner at the Boston-based law firm of Choate, Hall & Stewart where he practiced corporate and business law for nearly 20 years. Mr. Burnes obtained experience in evaluating complex legal issues that arise in the types of material transactions boards of directors are called on to consider, including mergers and acquisitions and financing transactions. Mr. Burnes serves as a trustee for the Dana Farber Cancer Institute, a director for More Than Words and chairman of the board of trustees at the New England Conservatory and the Schepens Eye Research Institute. Mr. Burnes holds both an LL.B. and B.A. degree from Harvard University.

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Career Highlights

•

Retired Managing Director and Advisory Director, Morgan Stanley, an NYSE-listed global financial services company (1974 to 2007); firm-wide head of the company’s risk management function (1995 to 2002)

•

Director, Edaris Health, Inc., a private healthcare information technology company (2007 to present) (2007 to 2016 as Forerun, prior to name change to Edaris Health, Inc.; 2016 to present as Edaris Health, Inc.); member of the Compensation Committee

•	Member of Supervisory Board, BH PHARMA, a private generic drug development company (2015 to present)

•

Former Director, Allied World Assurance Company Holdings AG, a former NYSE-listed specialty insurance and reinsurance company acquired by Fairfax Financial Holdings in 2017 (2008 to 2017); member of the Enterprise Risk Committee (Chairman), Compensation Committee, Audit Committee and Investment Committee

•	Former Director, Bank of China Limited, (2006 to 2008); member of the Audit Committee (Chairman), the Risk Policy Committee and the Personnel and Remuneration Committee

•	Former Director, Non-Executive Chairman, European Kyoto Fund (2008 to 2012)

Qualifications and Attributes

Mr. de Saint-Aignan’s extensive experience in risk management, corporate finance, capital markets and firm management brings to the Board a sophisticated understanding of risk, particularly with respect to the implementation of risk and monitoring programs within a global financial services organization. Mr. de Saint-Aignan’s service on the board of directors and committees of several other companies gives him additional perspective on global management and governance. A dual citizen of the United States and France, he was honored with Risk Magazine’s Lifetime Achievement Award in 2004. Mr. de Saint-Aignan holds his B.B.A. degree from the Ecole des Hautes Etudes Commerciales and an M.B.A. from Harvard University.

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Career Highlights

•

Chief Executive Officer and Chairman, Engility Holdings, Inc., an NYSE-listed engineering and technology consulting company (2018 to present); Chief Executive Officer and Director (2016 to 2018); Director (2014 to 2018) (2014 to 2015 as TASC, prior to acquisition by Engility Holdings, Inc.; 2015 to 2018 as Engility Holdings, Inc.)

•

Former Corporate Vice President and President, Intelligence, Information and Services, Raytheon Company, an NYSE-listed defense contractor and electronics manufacturer (2004 to 2015); Vice President, Engineering, Technology and Quality, Network Centric Systems (2004 to 2009); Vice President, Support Engineering and Six Sigma (1997 to 1999)

•

Former Vice President, Product, Systems Software Division, ADC Telecommunications, Inc., a former Nasdaq-listed communications company acquired in 2010 by Tyco Electronics (2002 to 2004); General Manager, Cable Systems Division (1999 to 2002)

•	Former Vice President, Quality & Support Engineering, Texas Instruments, Inc., a Nasdaq-listed electronics manufacturer (1982 to 1997)

Qualifications and Attributes

As the Chief Executive Officer and Chairman of Engility Holdings, a leading provider of integrated solutions and services for the U.S. government, Department of Defense, federal civilian agencies and international customers, Ms. Dugle brings to the Board valuable experience in leading the development of large businesses with a focus on information, technology and security matters. Her understanding of information and technology matters provides the Board with perspective as State Street continues to transform and digitize products and services. Prior to her role at Engility, Ms. Dugle was the president of Intelligence, Information and Services at Raytheon where she was responsible for the company’s advanced cyber solutions, cyber security services and information-based solutions. She also served as vice president of engineering, technology and quality for the former Network Centric Systems business at Raytheon and was responsible for the strategic direction, leadership and operations of the engineering, technology and quality functions. Prior to Raytheon, Ms. Dugle held executive positions at ADC Telecommunication with responsibility for leading teams across Europe, Middle East and Africa and the Asia-Pacific region. She holds B.S. and B.B.A. degrees from Purdue University and an M.B.A. in international business from the University of Texas at Dallas.

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Career Highlights

•

Deputy Chairman, Kinnevik AB, a long-term oriented investment company (2013 to present); Non-Executive Director (2011 to present); member of Remuneration Committee (Chair) and Governance, Risk and Compliance Committee (Chair)

•

Chairman, Standards Board for Alternative Investments (2011 to present) (2011 to 2017 as Hedge Fund Standards Board; 2017 to present as Standards Board for Alternative Investments) (U.K.), a global standard-setting body for the alternative investment industry

•	Non-Executive Director, HM Treasury, the British Government’s Economic & Finance Ministry (2012 to present)

•

Former Non-Executive Director, Millicom International Cellular S.A., an international telecommunications and media company (2014 to 2016); member of the Remuneration Committee (Chair) and Compliance and Business Practices Committee

•	Former Non-Executive Chairman, Guardian Media Group plc, a privately held diversified multimedia business in London (2009 to 2013); Non-Executive Director (2007 to 2013)

•

Former Vice Chairman and Chief Operating Officer of European Operations, Morgan Stanley, an NYSE-listed global financial services company (2002 to 2006) and Morgan Stanley International Limited, London (2006 to 2007); Vice President (1990 to 1992); Executive Director (1992 to 1996); Managing Director and Chief Administrative Officer for European Operations (1996 to 2002); Senior Adviser (2006 to 2007)

Qualifications and Attributes

Dame Amelia Fawcett, a dual American and British citizen, has many years of extensive and diverse financial services experience. At Morgan Stanley, she served in many roles including Vice Chairman and Chief Operating officer of Morgan Stanley International and had responsibility for development and implementation of the company’s business strategy (including business integration), as well as oversight of the company’s operational risk functions, infrastructure support and corporate affairs. Prior to joining Morgan Stanley, she was an attorney at the New York-based law firm of Sullivan & Cromwell, practicing primarily in the areas of corporate and banking law in both New York and Paris. Her service on both the Court of Directors of the Bank of England (the Board of the British Central Bank) and the British Treasury (the latter a position she still holds) provided her with valuable experience with the complex regulatory and compliance frameworks of the financial industry. Dame Amelia was awarded a CBE (Commander of the Order of the British Empire) and a DBE (Dame Commander of the Order of the British Empire) by the Queen, in both instances for services to the finance industry. In addition, in 2004, she received His Royal Highness The Prince of Wales’s Ambassador Award recognizing responsible business activities that have a positive impact on society and the environment. Dame Amelia’s public policy experience and experience in the European banking markets provide a valuable international financial markets perspective to State Street. She formerly has served, or currently serves, in the capacity as chairman of the American Friends of the National Portrait Gallery, deputy chairman of the National Portrait Gallery, chairman of The Prince of Wales’s Charitable Foundation, deputy chairman and governor of the London Business School (current), a commissioner of the U.S.-U.K. Fulbright Commission and a trustee of Project Hope (current). Dame Amelia received a B.A. degree from Wellesley College and a J.D. degree from the University of Virginia.

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Career Highlights

•	Retired Senior Partner and Vice Chairman, Deloitte, LLP, a global professional services firm (2011 to 2014); Managing Partner of Client Initiatives (2007 to 2011); member of U.S. Executive Committee

•	Former Director, Deloitte Touche Tohmatsu Limited (2007 to 2013); member of Risk Committee (Chairman) (2011 to 2013) and Audit Committee (Chairman) (2008 to 2011)

•	Director, Guardian Life Insurance Company, a mutual life insurance company (2014 to present)

•	Chairman, Hamilton Insurance Group, a global insurance and reinsurance company (2014 to present) (Director 2014 to 2017; Chairman 2017 to present)

Qualifications and Attributes

As senior partner and vice chairman of Deloitte, LLP, Mr. Freda served Deloitte’s most significant clients and maintained key relationships, acting as a strategic liaison to the marketplace as well as to professional and community organizations. Mr. Freda joined Deloitte in 1974 and built a distinguished record of service during his 40-year career, having served on a wide range of multinational engagements for many of Deloitte’s largest and most strategic clients. Mr. Freda brings to the Board key insight and perspective on risk management, international expansion and client relationships gained through his extensive experience interacting with audit committees, boards of directors and senior management. He serves as a trustee of Bentley University. Previously, Mr. Freda has served as the chairman of Catholic Community Services, the United Way of Essex and West Hudson and the AICPA Insurance Companies Committee and was a U.S. Representative to the International Accounting Standards Committee’s Insurance Steering Committee. Mr. Freda received his B.S. in accounting from Bentley University.

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Career Highlights

•

Wallace Brett Donham Professor of Business Administration, Harvard Business School (1984 to present); former Faculty Chair, Leadership Initiative, High Potentials Leadership Program and Organizational Behavior Unit

•	Director, Harvard Business Publishing

•

Former Director, Eaton Corporation, an NYSE-listed power management company providing energy-efficient solutions that manage electrical, hydraulic, and mechanical power (1994-2017) (1994 to 2012 as Cooper Industries, Inc., prior to merger with Eaton Corporation; 2012 to 2017 as Eaton Corporation); member of the Governance Committee and Compensation and Organization Committee

Qualifications and Attributes

Ms. Hill is the author of several books and articles focusing on the principles and qualifications for effective leadership and management. Through her research, consulting and academic perspectives, affiliation with Harvard Business School and experience as a public company director, Ms. Hill brings to the Board an effective understanding of market and competitive trends in executive talent development, leading innovation, corporate governance matters and implementation of global strategies. She is an active member in her community, serving as trustee to the Global Citizens Initiative and The Art Center College of Design, and is a special representative to the board of trustees of Bryn Mawr College. Ms. Hill is a former trustee of The Rockefeller Foundation and the Nelson Mandela Children’s Fund U.S.A. She received an A.B. degree in psychology from Bryn Mawr College, an M.A. in educational psychology from the University of Chicago and a Ph.D. in behavioral sciences from the University of Chicago and completed her post-doctoral research fellowship at the Harvard Business School.

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Career Highlights

•	State Street Corporation, Chairman (2011 to present); Chief Executive Officer (2010 to present); President and Chief Operating Officer (2008 to 2014)

•	Former President and Chief Executive Officer, Boston Financial Data Services (1990 to 2000)

•	Former President and Chief Executive Officer, National Financial Data Services (1988 to 1990)

Qualifications and Attributes

Mr. Hooley joined State Street in 1986 and currently serves as Chairman and Chief Executive Officer. He served as President and Chief Operating Officer from April 2008 to December 2014. From 2002 to April 2008, Mr. Hooley served as Executive Vice President and head of Investor Services and, in 2006, was appointed Vice Chairman and Global Head of Investment Servicing and Investment Research and Trading. Mr. Hooley was elected to serve on the Board of Directors in October 2009, and he was appointed Chairman of the Board in January 2011. His leadership experience and core understanding of State Street’s full range of services brings to the Board a detailed, innovative and thorough perspective on State Street’s key operations, strategic initiatives and client relationships globally. Mr. Hooley serves as a member of the board of directors of the Federal Reserve Bank of Boston and a member of the Financial Services Forum in Washington D.C. He is a director on the board of Boys & Girls Clubs of Boston, the President’s Council of the Massachusetts General Hospital and the Massachusetts Competitive Partnership and is a trustee of the board of Boston College. He received his B.S. degree from Boston College.

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Career Highlights

•

Retired Group Managing Director and Group Chief Operating Officer (2011 to 2014), HSBC Holdings, plc., an NYSE-listed banking and financial services organization; Executive Director and Chief Technology and Services Officer, HSBC Bank plc. (2007-2010); other various positions throughout his 34-year tenure.

Qualifications and Attributes

As the Group Managing Director and Group Chief Operating Officer of HSBC Holdings, plc., Mr. O’Sullivan led the bank’s global operations and information technology functions, with worldwide responsibilities for business transformation, organizational restructuring and operational effectiveness. Prior to assuming the role of Group Managing Director and Group Chief Operating Officer, Mr. O’Sullivan held various positions throughout HSBC in the U.S., Canada and Europe. His long tenure at HSBC provided him with valuable experience with the operational and technology challenges faced by a large, global financial institution as well as the management of overall company effectiveness and efficiency, including development of a global approach to expense management and operational risk management. Mr. O’Sullivan is a member of the Information Technology Advisory Committee at the University of British Columbia and a former trustee of the York University Foundation. He is a dual citizen of Canada and the U.K. and received a B.A. degree from the Ivey School of Business at Western University.

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Career Highlights

•	Retired President and Chief Executive Officer, North American Electric Reliability Corporation, NERC, a self-regulatory organization for the bulk electricity system in North America (2005 to 2009)

•	Director, Emera, Inc., a Toronto Stock Exchange-listed energy and services company (2010 to present)

•	Former President and Chief Executive Officer, New England Electric System (and its successor company, National Grid USA), an NYSE-listed electric utility (1998 to 2004)

Qualifications and Attributes

Mr. Sergel’s responsibilities as chief executive officer of the North American Electric Reliability Corporation included imposing statutory responsibility and regulating the industry through adoption and enforcement of standards and practices. To do so, he led NERC to establish the first set of legally enforceable standards for the U.S. bulk power system. Prior to joining NERC, he spent 25 years with the New England Electric System, where he oversaw the merger with National Grid in 2000. His extensive practical and technical expertise in navigating the energy market through regulatory change and major transactions offers the Board important perspective on the evolving financial services industry and regulatory environment. Mr. Sergel served in the United States Air Force reserve from 1973 to 1979 and has served as a director of Jobs for Massachusetts and the Greater Boston Chamber of Commerce. He is a former trustee of the Merrimack Valley United Way and the Worcester Art Museum, prior chairman of the Consortium for Energy Efficiency and was a member of the Audit Committee for the Town of Wellesley, Massachusetts. Mr. Sergel received a B.S. degree from Florida State University, an M.S. from North Carolina State University and an M.B.A. from the University of Miami.

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Career Highlights

•	Managing Partner and Founder, Glen Capital Partners, LLC, an alternative asset investment fund (2013 to present)

•	Former Managing Director and Vice Chairman of Global Buyout, Carlyle Group, a Nasdaq-listed global asset manager (2009 to 2014)

•	Former Chairman, Chief Executive Officer and President, PerkinElmer Corp, an NYSE-listed developer and producer of life science equipment and services (1998-2009)

•

Director, NXP Semiconductors, a Nasdaq-listed semiconductor manufacturer (2010 to present) (Director, 2010 to 2015 and Chairman, 2013 to 2015 as Freescale Semiconductor, Inc., prior to its acquisition by NXP Semiconductors in 2015; 2015 to present as NXP Semiconductors)

•	Former Director, LMI Aerospace, a Nasdaq-listed designer and provider of aerospace structures (2014 to 2017)

•	Former Director, Automatic Data Processing, Inc., a Nasdaq-listed provider of business outsourcing solutions (2007 to 2014)

Qualifications and Attributes

Mr. Summe has extensive management experience leading large and complex corporate organizations in evolving environments. While vice chairman of Carlyle Group, he was responsible for buyout funds in financial services, infrastructure, Japan, the Middle East and African markets and served on the firm’s operating and investment committees. His experience in private equity has afforded him a deepened exposure to understanding varied business models, practices, strategies and environments and assessing value in varied international regions. During his tenure as chairman and chief executive officer at PerkinElmer, Mr. Summe led the company’s transformation from a diversified defense contractor to a technology leader in health sciences. Prior to joining PerkinElmer, Mr. Summe held leadership positions at AlliedSignal (now Honeywell), General Electric and McKinsey & Co. Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. with distinction from the Wharton School of the University of Pennsylvania. He is also in the Engineering Hall of Distinction at the University of Kentucky.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this compensation discussion and analysis, or CD&A, we describe our approach to executive compensation, including philosophy, design, process and risk alignment. We also describe 2017 compensation decisions for the following named executive officers, who we refer to as our NEOs.

•	Joseph L. Hooley — Chairman and Chief Executive Officer

•	Eric W. Aboaf — Executive Vice President and Chief Financial Officer

•	Ronald P. O’Hanley — President and Chief Operating Officer

•	Andrew Erickson — Executive Vice President and Head of State Street Global Services

•	Cyrus Taraporevala — President and Chief Executive Officer of State Street Global Advisors (SSGA)

•	Michael W. Bell — Former Executive Vice President and Chief Financial Officer

In this CD&A, references to the Compensation Committee, or to the Committee, are references to the Executive Compensation Committee of our Board of Directors.

CD&A Table of Contents

Executive Summary

2017 Corporate Performance Highlights

In 2017, our 225th anniversary year, we honored State Street’s heritage of stewardship and innovation by continuing to invest in, strengthen and evolve our business to meet our clients’ ever-changing needs. We achieved strong financial results for the year while advancing our digital strategy, developing new solutions to support our clients, positioning State Street for continued growth and demonstrating our ongoing commitment to risk excellence. Our results reflect strength across our asset servicing and asset management businesses, increased client demand for our products and services and disciplined expense control. Strong global equity markets and rising interest rates also created a favorable environment for revenue growth. Below are selected key indicators we use to monitor our performance. The Committee also considered these indicators in evaluating 2017 corporate performance for compensation purposes. Additional factors considered by the Committee are described under the heading “2017 Compensation Decisions—Corporate Performance.”

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Financial Performance Highlights

Consolidated Financial Performance

($ In millions, except per share data)	2017	2016	% Change
Revenue	$11,170	$10,207	9.4%
Total fee revenue	8,905	8,116	9.7%
Diluted earnings per share (EPS)	5.24	4.97	5.4%
Return on average common equity (ROE)	10.6%	10.5%	1.0%

Revenue, EPS and ROE, presented in accordance with U.S. generally accepted accounting principles (GAAP), all increased in 2017 from 2016 as shown in the table above. Results also increased on an operating (non-GAAP) basis, which includes revenue from non-taxable sources on a fully taxable equivalent basis and excludes the impact of revenue and expenses outside of the normal course of business. See “Other Elements of our Process—Non-GAAP Information” below for an explanation of our operating (non-GAAP) basis financial presentation.

Total Shareholder Return (TSR)

	State Street	S&P Financial Index	Peer Group Median(1)
1-Year TSR	27.83%	22.14%	16.00%
3-Year TSR	31.90%	47.58%	39.13%
(1)	Based on our 12-firm compensation peer group; for more information on our compensation peer group see below under the heading, “Other Elements of Our Process—Peer Group and Benchmarking.”

Strategic Objective Performance Highlights

We made progress on several important strategic objectives during 2017. These included:

•

Grew our asset servicing and asset management businesses, including increasing year-end assets under custody and administration (AUCA) by 15% to $33.12 trillion and assets under management (AUM) by 13% to $2.78 trillion, each compared to year-end 2016, supported by strong global equity markets

•

Made major strides in the implementation of State Street Beacon, our multi-year strategy to digitize our business, deliver significant value and innovation for our clients and lower expenses across the organization, including

•	delivered industry-leading improvements in speed of service and transparency for our clients

•	achieved approximately $150 million of net pre-tax program savings target for 2017, approximately $10 million more than projected

•	Developed new solutions to meet our clients’ needs, including launching

•	a suite of 15 ultra-low-cost SPDR® Portfolio exchange-traded funds (ETFs) that provide investors access to a wide range of equity and fixed income asset classes

•	ESGXSM, an analytics tool designed to identify and highlight potential sources of environmental, social and governance risk that may be overlooked by traditional financial analysis

•	Continued to advance risk excellence as a top organizational priority, making considerable progress in strengthening our controls and operating environment and reinforcing a strong culture

For further details on these and other initiatives, see below under the headings “2017 Compensation Decisions—Corporate Performance” and “2017 Compensation Decisions—Individual Compensation Decisions.”

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Additional Performance Highlights

Returning Value to Shareholders

•

We declared total quarterly common stock dividends of $1.60 per share in 2017, or approximately $596 million, compared to total quarterly common stock dividends of $1.44 per share, or approximately $559 million, in 2016

•

We purchased approximately 16.8 million shares of our common stock in 2017 at a total cost of approximately $1.45 billion, compared to purchases of approximately 21.1 million shares at a total cost of approximately $1.37 billion in 2016

Capital Levels

Our regulatory capital levels remained well above current regulatory minimum requirements in 2017.

Capital Ratio	State Street Corporation December 31, 2017(1)	2017 Minimum Requirements Including Capital Conservation Buffer and G-SIB Surcharge(2)
Common Equity Tier 1 Risk-Based Capital	11.9%	6.5%
Tier 1 Risk-Based Capital	15.0%	8.0%
Total Risk-Based Capital	16.0%	10.0%
Tier 1 Leverage	7.3%	4.0%
(1)	Calculated in conformity with the “standardized approach” provisions of the Basel III final rule issued by the Board of Governors of the Federal Reserve System in July 2013.
(2)

Minimum common equity tier 1 risk-based capital, minimum tier 1 risk-based capital and minimum total risk-based capital presented include the transitional capital conservation buffer as well as the estimated transitional G-SIB surcharge being phased-in beginning January 1, 2016 through January 1, 2019 based on an estimated 1.5% surcharge in all periods.

CCAR Results

We completed the Federal Reserve’s 2017 Comprehensive Capital Analysis and Review, or CCAR process, without Federal Reserve objection to our 2017 capital plan. Under Federal Reserve rules, we must submit an annual capital plan to the Federal Reserve, taking into account the results of separate stress tests designed by us and by the Federal Reserve.

Resolution Plan Assessment

As a requirement of the regulatory reforms under the Dodd-Frank Act, State Street, along with other banking institutions with $50 billion or more in total assets, periodically prepares and files its resolution plan in order to demonstrate State Street’s plan of orderly resolution in the event of major financial distress or failure. We submitted our 2017 Resolution Plan, commonly referred to as a “living will,” to the Federal Reserve and the Federal Deposit Insurance Corporation on June 30, 2017, and the agencies announced that they did not identify any deficiencies or shortcomings in the plan.

Other Matters

State Street’s 2017 performance is reviewed in greater detail, along with relevant risks associated with our business, results of operations and financial condition, in our annual report on Form 10-K, which accompanies this proxy statement and was previously filed with the Securities and Exchange Commission, or SEC.

2017 Leadership Transition

On November 7, 2017, we announced that Mr. Hooley will retire as Chief Executive Officer by the end of 2018 and will remain as Chairman of the Board of Directors throughout 2019. State Street’s Board of Directors appointed Mr. O’Hanley to serve as our President and Chief Operating Officer effective November 6, 2017. Mr. O’Hanley will succeed Mr. Hooley as State Street’s Chief Executive Officer upon Mr. Hooley’s retirement. As part of this transition we announced several other changes to the leadership team, including retirements, promotions and other key leadership changes. Messrs. Aboaf, Erickson and Taraporevala, in particular, saw significant increases in their responsibilities, supporting the implementation of this transition. Mr. Taraporevala was appointed President and Chief Executive Officer of SSGA, Mr. Erickson was appointed Head of State Street Global Services and Mr. Aboaf took on responsibility for our Global Strategy function, in addition to his responsibilities as our Chief Financial Officer that he assumed earlier this year.

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2017 Corporate and NEO Performance Evaluations

Corporate Performance

In determining our current NEOs’ compensation for 2017, the Compensation Committee evaluated State Street’s overall corporate performance. This evaluation included a structured assessment of corporate performance based on three discrete scorecards that capture State Street’s annual performance against financial, strategic and risk management objectives. The Committee’s conclusions are shown below:

Corporate Performance Scorecards	2017 Committee Evaluation
Financial Performance	Above Expectations
Strategic Objectives Performance	Above Expectations
Risk Management Performance	At Expectations
Overall Performance	Above Expectations

NEO Performance and Compensation

Based on the year’s strong performance as described above, and detailed further under the heading “2017 Compensation Decisions—Individual Compensation Decisions,” our current NEOs were paid above their target incentives for 2017.(1)

Annual Incentive. The Compensation Committee awarded annual incentives to our current NEOs ranging from 125% to 158% of target for 2017, based on the Above Expectations assessment of overall corporate performance. Individual awards reflect the Committee’s evaluation of the current NEOs’ overall 2017 performance, which included particularly strong strategic and financial performance, achieved with appropriate consideration to risk management. Consequently, the Committee believed annual incentives above target to be appropriate.

Long-Term Incentive. The value ultimately realized from long-term incentives will be based on future stock price performance. In addition, a majority of the long-term incentive is only paid if specific financial targets are achieved. Therefore, our long-term incentive awards remain relatively consistent with target compensation levels, absent a change in the executive’s responsibilities, State Street’s long-term performance trend or market practices. As noted below under “New Compensation Program Elements,” in 2017 the Committee formalized its assessment of actions and behaviors upon which the long-term incentive may vary. The formalized assessment evaluated leadership qualities based on factors such as diversity and inclusion, talent development and employee engagement. The Committee awarded long-term incentive awards for our current NEOs ranging from 95% to 100% of target for 2017.

For additional information concerning how the Committee incorporated the individual performance of Mr. Hooley and our other current NEOs into 2017 compensation decisions, see “2017 Compensation Decisions—Individual Compensation Decisions.”

(1)	Mr. Bell ceased serving as our Chief Financial Officer in March 2017 and did not receive incentive compensation for 2017 performance.

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Sound Compensation and Corporate Governance Practices

Our NEO compensation practices are designed to support good governance and avoid excessive risk-taking incentives. We regularly review and refine our governance practices considering several factors, including feedback from ongoing engagement with our shareholders.

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  New Compensation Program Elements

  We made the following enhancements to NEO compensation policies and practices in 2017:

Shareholder Outreach and “Say-on-Pay”

In reviewing compensation design and governance practices, the Compensation Committee considers market practice and regulatory guidance, as well as other factors, including shareholder feedback. The Committee receives feedback from our shareholders through two primary channels:

•

Shareholder Outreach. We engage our largest shareholders to understand their specific perspectives on our compensation and governance programs. For 2017, we held discussions with shareholders representing more than 30% of our outstanding common stock

•

“Say-on-Pay.” At our annual shareholder meeting, we ask our shareholders to approve a non-binding advisory proposal on executive compensation. At our 2017 annual meeting, our shareholders approved that proposal with over 96% of the votes cast

Based on the results of our “say-on-pay” vote and shareholder outreach, the Committee believes that our shareholders support our overall executive compensation program. For the 2017 compensation year, we therefore continued many of the elements of our existing compensation program, such as maintaining a high level of equity and deferral for incentive compensation awards to our NEOs, as well as emphasizing pay for performance and alignment with shareholder interests.

Compensation Committee Process Concerning Risk Alignment

For 2017, we continued our focus on aligning incentive compensation with appropriate risk management principles. We provide incentives designed not to encourage unnecessary or excessive risk-taking and have established additional process controls and oversight. These features include:

•

Compensation Committee Interaction and Overlap with Risk Committee. The Compensation Committee regularly communicates with the Risk Committee of our Board of Directors to integrate the Risk Committee’s input into compensation decisions. The Chair of the Risk Committee also serves on the Compensation Committee

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•	Corporate Risk Summary Review. The Compensation Committee periodically reviews a corporate risk summary, prepared by the Chief Risk Officer, evaluating firm-wide risk in several categories

•

Annual Compensation Risk Review. The Compensation Committee annually reviews a presentation by the Chief Risk Officer and the Chief Human Resources Officer evaluating our compensation programs and covering:

—	the alignment of State Street’s compensation plans with its safety and soundness

—	the activities of a multi-disciplinary control function committee created by management to formally review and assess incentive compensation arrangements throughout the organization

—	the identification of executives and other individuals whose roles or activities may expose State Street to material amounts of risk (referred to as “material risk-takers”)

—	the mechanisms in place for monitoring risk performance and, where appropriate, implementing risk-based adjustments to incentive compensation

•

Risk-Based Adjustments to Incentive Compensation. We use a two-pronged process for risk-based adjustments to incentive compensation awards for material risk-takers. This process involves, as appropriate, both: (1) adjustments at the time awards are made (so-called “ex ante” adjustments) and (2) adjustments after the awards are made (so-called “ex post” adjustments) through possible recoupment of incentive compensation that has already been awarded via forfeiture (before vesting and delivery) or clawback (after vesting and delivery). For more information, see the discussion under “Other Elements of Compensation—Recourse Mechanisms” below

•

Emphasis on Deferral and Equity-Based Compensation. We maintain significant levels of deferred compensation and equity-based compensation for our executives. Combined, these elements align an executive’s compensation with the risks and performance results experienced by our shareholders. The high level of deferral places a significant amount of compensation at risk for possible forfeiture or other downward adjustments in specified circumstances

For a further discussion of the risk alignment of our compensation practices, see below under the heading “Alignment of Incentive Compensation and Risk.”

Compensation Philosophy

State Street’s compensation program for NEOs and other executive officers aims to:

•	attract, retain and motivate superior executives

•	reward those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	drive long-term shareholder value and financial stability

•	provide equal pay for work of equal value

•	achieve the preceding goals in a manner aligned with sound risk management and our corporate values

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Compensation Design Elements

Elements of Compensation. Key elements of our total compensation program for our NEOs for 2017 are described below.

Element	Description	Considerations and Rationale	Clawback, Forfeiture and Ex Ante Mechanisms(1)

Salary
Base Salary	• Fixed annual cash amount • Paid periodically throughout the year	• Compensates employees throughout the year for day-to-day responsibilities	—

Annual Incentive Compensation
Cash Incentive (non-deferred)	• Variable cash amount • Paid as part of annual incentive compensation	• Provides a limited, immediately paid incentive opportunity based on annual performance	✓
Deferred Value Awards (DVAs)(2)

•   DVAs are units representing a notional invest
ment in a money market fund

•   Upon vesting, notional units are paid in cash

•   Vest ratably in 16 quarterly installments begin
ning in May 2018

•   Number of actual units awarded is increased to provide an estimated annual return of approximately 3% over the deferral period

		• Subject to time vesting requirements • Retains benefits of deferral for a portion of cash-based incentive compensation • Cash-based DVAs mitigate the dilutive effects of deferred equity compensation	✓

Long-Term Incentive Compensation
Performance - Based Restricted Stock Units (RSUs)

•   Equity-based compensation

•   The number of RSUs ultimately earned for awards based on 2017 performance are based on State Street’s average annual GAAP ROE performance over the three-year performance period 2018-2020, subject to adjustment for pre-established, objectively determinable factors(3)

•   GAAP ROE performance target is 13%; RSUs are earned under the following schedule:

•   RSUs ultimately earned “cliff” vest in one installment in February 2021

•   Subject to performance-based vesting to align with long-term performance

•   ROE is an important financial performance metric that is monitored closely in our industry

•   NEW for 2017 ROE threshold for receiving any of the shares awarded increased from 5% to 8%, with threshold payout rate increasing from 40% to 50%

•   NEW for 2017 ROE performance target increased from 11% to 13%

•   NEW for 2017 ROE performance required for maximum payout increased to 18% (from 15%). Each award has a maximum payout of 150% (increased from 140%) of the initial number of RSUs awarded which, combined with other design features, results in a risk-balanced incentive for performance above the target

•   Equity-based compensation directly reflects the rewards and risks shared by our NEOs and our shareholders

✓
Deferred Stock Awards (DSAs)	• Equity-based compensation • Vest ratably in four annual installments beginning in February 2019	• Subject to time vesting requirements • Equity-based compensation directly reflects the rewards and risks shared by our NEOs and our shareholders	✓

(1)	For more information, see the discussion under “Other Elements of Compensation—Recourse Mechanisms” below.
(2)

For 2017, Mr. Taraporevala participated in an arrangement referred to as the SSGA Long Term Incentive Plan (SSGA LTIP) based on his role prior to his appointment as President and Chief Executive Officer of SSGA in November 2017. Granting of awards, vesting and payment terms under the SSGA LTIP mirror the terms of the DVAs granted

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to our other current NEOs. The one material difference is that participants choose among three notional investment options under the SSGA LTIP, including a money market option, which Mr. Taraporevala selected. The money market notional investment is increased to approximate a total annual return target of 3% over the deferral period in the same manner as under the DVA terms.

(3)

Early in each compensation year, the Compensation Committee identifies specific types of objectively determinable factors that could affect performance measures during the year and which will be excluded from the performance measure calculation. Factors that result in an adjustment to the calculation of performance measures include: acquisitions, dispositions and similar transactions and related securities issuances and expenses; changes in accounting principles, tax or banking law or regulations; litigation or regulatory settlements arising from events that occurred prior to the performance period; and restructuring charges and expenses. However, the Committee retains the power to exercise negative discretion, as it deems appropriate, to reduce the actual payouts under performance awards as a result of any of these factors.

Restrictive Covenants. Each of our deferred incentive compensation awards includes restrictive covenants applicable to our NEOs. Beginning with awards granted for 2015 performance, we added provisions concerning non-competition to the non-solicitation, confidentiality and non-disparagement provisions included historically in these awards.

2017 Compensation Decisions

Total Compensation Approach

The Compensation Committee evaluates individual compensation for our NEOs and other executive officers by looking at total compensation, consisting of base salary and incentive compensation.

Base Salary. Base salary is a fixed annual cash amount and is a relatively small portion of total compensation for the NEOs. 2017 annual base salary rates for the NEOs, other than Mr. Erickson, remained unchanged from their levels in 2016. Effective April 1, 2017, Mr. Erickson received an increase of $46,727 to his 2016 salary in recognition of his June 2016 appointment as Head of Investment Servicing, Americas and relative internal and external salary levels. Mr. Erickson was appointed to his current role, Head of State Street Global Services, effective in November 2017, but received no further increase to his salary at that time. Mr. Erickson’s base salary is paid in Hong Kong Dollars (HK$) rather than U.S. Dollars (US$). Base salary displayed in this CD&A for Mr. Erickson is converted from HK$ to US$ using the December 29, 2017 exchange rate of 1 HK$ to 0.127948 US$.

Incentive Compensation. Incentive compensation is a variable amount, comprising both equity-based elements, awarded as a long-term incentive, and cash-based elements, awarded as an annual incentive both in immediate and deferred cash. The Committee believes a significant amount of incentive compensation should take the form of both deferred awards and equity awards. Therefore, to emphasize long-term performance, a high percentage of each NEO’s total incentive compensation is delivered as an equity-based long-term incentive and a portion of the annual incentive is deferred.

By paying a significant portion of our NEOs’ compensation in equity and by requiring vesting of that component over multiple years, the Committee creates an incentive structure where both the rewards and risks of share ownership are shared by our executives and shareholders.

Individual Compensation Targets. For 2017, the Compensation Committee established compensation targets for each current NEO’s annual and long-term incentive. These targets were based upon an assessment of the executive’s role and responsibilities at State Street and relevant competitive and market factors, as well as internal equity.

•

Annual Incentive. The annual incentive is composed of non-deferred cash and DVAs (and SSGA LTIP awards in lieu of DVAs for Mr. Taraporevala), and is designed to reflect the executive’s performance for the year, including on a strategic, financial and risk management basis. Therefore, the actual annual incentive can vary from target year to year based on State Street’s and the executive’s performance. The final annual incentive award can range between 0% and 200% of target to reflect performance. 2017 annual incentive awards (granted in February 2018) for our current NEOs ranged from 125% to 158% of target.

•

Long-Term Incentive. The long-term incentive is composed of performance-based RSUs and DSAs and is designed to reflect State Street’s long-term performance trend, as well as the core responsibilities associated with the executive’s role over time. Therefore, the actual long-term incentive awarded is expected to be consistent from year to year, absent a change in (1) State Street’s long-term performance trend, (2) the executive’s responsibilities or (3) market compensation practices. Absent any of these changes, the long-term incentive may still vary within a range of 80% to 120% of the target based on an assessment of actions or behaviors that affect the NEOs’ long-term value to State Street. These behaviors may include prioritizing cross-organization initiatives in support of State Street’s business strategy, serving as an ethical role model, enhancing a culture of compliance and prudent risk-taking and ensuring that management practices, such as diversity and inclusion and employee engagement initiatives, are in place to deliver the required talent pipeline, as well as other considerations deemed appropriate by the Committee. The Committee emphasizes different behaviors from year to year in making long-term incentive decisions

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relative to each NEO’s target. For 2017, the Committee emphasized factors such as diversity and inclusion, talent development and employee engagement. 2017 long-term incentive awards (granted in February 2018) for our current NEOs ranged from 95% to 100% of target.

NEW for 2017. In determining NEO long-term incentive grants for 2017 performance, the Compensation Committee formalized its assessment of actions and behaviors (as described above) to include factors such as diversity and inclusion, talent development and employee engagement.

The Committee establishes annual and long-term incentive compensation targets for NEOs as well as members of State Street’s Management Committee at the beginning of each year. The 2017 annual and long-term incentive compensation targets established for each of our NEOs, other than Mr. Bell, are listed in the following chart:

Name(1)	Base Salary Rate	Target Incentive Compensation(2)			Target Total Compensation
		Annual	Long-Term	Total

Joseph L. Hooley	$1,000,000	$3,000,000	$10,000,000	$13,000,000	$14,000,000

Eric W. Aboaf(3)	700,000	1,700,000	3,100,000	4,800,000	5,500,000

Ronald P. O’Hanley	800,000	2,900,000	5,300,000	8,200,000	9,000,000

Andrew Erickson(3)	446,539	1,050,000	2,000,000	3,050,000	3,496,539

Cyrus Taraporevala(3)(4)	400,000	1,600,000	1,600,000	3,200,000	3,600,000

(1)	Mr. Bell ceased serving as our Chief Financial Officer in March 2017 as part of a planned transition. The Committee therefore did not establish incentive compensation targets for his 2017 performance.
(2)

The Committee retains the ability to deviate from the annual and long-term incentive targets (higher or lower), their designed purposes or the form of compensation delivered as it deems appropriate based on performance or other factors or circumstances.

(3)

The award granted to Mr. Aboaf in connection with his hiring and the promotion awards granted to Messrs. Aboaf, Erickson and Taraporevala described under “2017 Compensation Decisions—Individual Compensation Decisions” were not considered in setting annual and long-term incentive targets and are therefore excluded from this table.

(4)

Mr. Taraporevala was not a member of State Street’s Management Committee when 2017 incentive compensation targets were set by the Compensation Committee. His targets were set by Messrs. O’Hanley and Hooley in March 2017, based upon considerations consistent with those used by the Compensation Committee in setting targets for each member of the Management Committee.

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Compensation Assessment Framework

For each NEO, the Compensation Committee determines the appropriate level of total compensation for the year. This determination is based on a subjective evaluation of many factors, including corporate performance, individual performance and market, regulatory and shareholder considerations. In evaluating these factors and making 2017 compensation decisions for the current NEOs, the Committee used the following framework:

Performance assessed under this framework drives incentive compensation determinations relative to each NEO’s targets, particularly for the annual incentive. The Committee balances corporate and individual results to reach final total compensation decisions. In doing so, the Committee may consider additional factors or give greater or less weight to specific notable factors.

Corporate Performance

Framework Evaluation. As referenced above, the corporate performance framework uses a structured evaluation of three discrete and multi-factor scorecards, which contain both quantitative and qualitative metrics and cover:

•	financial performance

•	performance against strategic objectives

•	risk management performance, including the risk management performance of significant individual business lines and functions

The Compensation Committee received financial, strategic objectives and risk management performance scorecard updates in July and December 2017. The Compensation Committee also received an additional interim financial performance scorecard update in September 2017, as well as the final 2017 financial, strategic objectives and risk management scorecards in early 2018. The Committee’s overall evaluation of corporate performance, balancing positive and negative performance outcomes in each of these scorecards, is a primary driver of incentive compensation decisions for our NEOs.

In 2017, we achieved strong financial results while advancing our digital strategy, developing new solutions to support our clients, positioning State Street for continued growth and demonstrating our ongoing commitment to risk excellence. Our results reflect strength across our asset servicing and asset management businesses, increased client demand for our products and services and disciplined expense control. Strong global equity markets and rising interest rates also created a favorable environment for revenue growth.

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A brief description of each of the three performance scorecards follows:

Performance Scorecard	Key Areas Reviewed	2017 Performance Highlights		2017 Committee Evaluation
Financial Performance	• Revenue • EPS • ROE • TSR

•  Overall revenue as well as total fee revenue and net interest revenue increased from 2016 on both a GAAP and operating (non-GAAP) basis(1); EPS and ROE also increased from 2016 on both a GAAP and operating basis

•  Selected 2017 GAAP-basis performance metrics, compared to the median of our 12-firm compensation peer group(2). Results as follows:

Above Expectations
		2017 Performance Metric	12-Firm Compensation Peer Group(1)
		Revenue growth	Top quartile
		EPS growth	Above median
		ROE	Above median
		TSR (1-Year)	Top quartile

Strategic Objectives Performance	• Strengthen our foundation • Deliver highly valued services and solutions to our clients • Engage our people • Drive our strategy

•   Grew our asset servicing and asset management businesses, including increasing year-end AUCA by 15% to $33.12 trillion and AUM by 13% to $2.78 trillion, each compared to year-end 2016

•   Made major strides in the implementation of State Street Beacon, our multi-year strategy to digitize our business, deliver significant value and innovation for our clients and lower expenses across the organization, including

•    delivered industry-leading improvements in speed of service and transparency for our clients

•    Achieved ~$150 million of net pre-tax program savings target for 2017, ~$10 million more than projected, supported by strong global equity markets

•   Developed new solutions to meet our clients’ needs, including launching

•    a suite of 15 ultra-low-cost SPDR® Portfolio ETFs that provide investors access to a wide range of equity and fixed income asset classes

•    ESGXSM, an analytics tool designed to identify and highlight potential sources of environmental, social and governance risk that may be overlooked by traditional financial analysis

•   Continued to advance risk excellence as a top organizational priority, making considerable progress in strengthening our controls and operating environment and reinforcing a strong culture

Above Expectations
Risk Management Performance	• Financial risk • Non-financial risk • Business unit risks • Capital/stress testing • Regulatory posture

•   Performance across top risk exposures was in line with the firm’s risk tolerance

•   Continued achievement against expectations for the firm’s risk excellence initiatives aimed at strengthening the risk and control framework

•   Completed the Federal Reserve’s 2017 CCAR process without the Federal Reserve objecting to our 2017 capital plan

•   The Federal Reserve and FDIC reported that they did not identify any shortcomings or deficiencies in State Street’s 2017 Resolution Plan

At Expectations
Overall Performance	• Financial performance • Strategic objectives performance • Risk management performance	• Reflects an overall assessment of all three summaries of corporate performance		Above Expectations

(1)	See “Other Elements of our Process—Non-GAAP Information” below for an explanation of our operating (non-GAAP) basis financial presentation.
(2)	Our 12-firm compensation peer group is described below under the heading, “Other Elements of Our Process—Peer Group and Benchmarking.”

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Individual Compensation Decisions

In addition to State Street’s overall performance described above, the Committee also considered each NEO’s individual performance in determining the current NEO’s total compensation. Accordingly, the Committee reviewed performance scorecards derived from our corporate performance goals and tailored to each current NEO in the following areas: strategic, financial, risk management, and leadership and talent. Performance highlights and 2017 total compensation decisions are described in the table below.(1)

Joseph L. Hooley

2017 Performance Highlights
Strategic	Financial	Risk Excellence	Leadership & Talent

•  Advanced our multi-year Digital Strategy

—  Launched the next phase of our technology transformation initiative

—  Achieved operating efficiencies through automation, process redesign and global workforce strategy

—  Delivered improved speed of service and transparency to clients

•  Strengthened the core business

—  Restructured service delivery and operations organizations to better meet clients’ strategic needs

—  Won key outsourcing mandates and increased year-end AUCA 15% from 2016 year-end to $33.12 trillion, supported by strong global equity markets

•  Invested in differentiated capabilities and growth

—  Added new data and analytics capabilities to support our clients’ risk and portfolio management needs

—  Delivered innovative new ETFs and increased year-end AUM 13% from 2016 year-end to $2.78 trillion, supported by strong global equity markets

•  Delivered 1-Year TSR of 27.83% to investors

—  Returned ~$2 billion to shareholders through dividends and share repurchases

•  Exceeded financial targets(2)

—  Increased EPS on both a GAAP and operating (non-GAAP) basis

—  Grew revenue on both a GAAP and operating basis

—  Increased ROE on both a GAAP and operating basis

—  Maintained a strong capital position, improving Common Equity Tier 1 Risk-Based Capital and Tier 1 Risk-Based Capital ratios

•  Accelerated Beacon savings

—  Achieved ~$150 million in 2017 net pre-tax savings

•  Strengthened risk excellence with improvements in controls, culture and governance

—  Strengthened business controls and put programs in place to methodically address risk management priorities

—  Executed an enterprise-wide management training program to elevate professional challenge

—  Redesigned our conduct standards framework and governance

•  Maintained focus on meeting regulatory expectations

—  Completed the Federal Reserve’s 2017 CCAR process without the Federal Reserve objecting to our 2017 capital plan

—  The Federal Reserve and FDIC reported that they did not identify any shortcomings or deficiencies in our 2017 Resolution Plan

•  Strengthened our workforce
and leadership team

—  Increased diversity, internal mobility, and professional development across the workforce

—  Executed on leadership succession plan

—  Expanded the Management Committee to enrich perspective and diversity

•  Transformed talent management

—  Redesigned our employee performance management processes

—  Implemented new Human Capital Management platform as a basis for introducing new talent management capabilities

2017 Compensation

•  Mr. Hooley was awarded total compensation of $15,750,000 for 2017, up from $13,500,000 in 2016, which includes annual incentives at 158% of target and long-term incentives at 100% of target. Overall incentive compensation was awarded at 113% of target

(1)	Mr. Bell ceased serving as our Chief Financial Officer in March 2017 and did not receive incentive compensation for 2017 performance.
(2)	Compared to year-end 2016, as appropriate. See “Other Elements of our Process—Non-GAAP Information” below for an explanation of our operating (non-GAAP) basis financial presentation.

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Eric W. Aboaf

2017 Performance Highlights

As Chief Financial Officer, Mr. Aboaf drove strong corporate financial results and a more effective Finance function.

•  Delivered 1-Year TSR of 27.83%, including returning ~$2 billion to shareholders through common stock purchases and dividends

•  Exceeded corporate financial targets, increasing revenue, EPS and ROE on both a GAAP and operating (non-GAAP)(1) basis from year-end 2016, while maintaining a strong capital position

•  Actively intervened to maintain expense discipline, including achieving ~$150 million in 2017 net pre-tax savings through the Beacon initiative

•  Implemented effective liability pricing actions to improve net interest margin (NIM)

•  Delivered on regulatory commitments

•  Supported culture of risk excellence with particular focus on regulatory risk management

•  Realigned Finance’s global operating model to drive efficiency and effectiveness

•  Effectively progressed talent development, employee engagement and diversity initiatives in the Finance function

2017 Compensation

•  Mr. Aboaf was hired in December 2016 to succeed Mr. Bell as Chief Financial Officer and was appointed to the role on February 28, 2017

•  The Committee granted an award to Mr. Aboaf in connection with his hiring, awarded in the first quarter of 2017 and designed to compensate for the loss of 2016 incentive compensation from Mr. Aboaf’s prior employer. This award was granted in a combination of non-deferred cash, DSAs and performance-based RSUs, on the same terms and vesting in the same manner as 2016 incentive compensation awards made to our other NEOs in February 2017. The award was granted as follows:

•  $892,500 in non-deferred cash;

•  $663,000 in DSAs; and

•  $994,500 in performance-based RSUs

•  The Committee also granted a promotion award valued at $2,000,000 to Mr. Aboaf in February 2018 in recognition of the additional responsibilities he assumed, in support of the implementation of our leadership transition announced in November 2017. This award was granted entirely in the form of performance-based RSUs, which vest in the same manner as 2017 incentive compensation awards made to our other current NEOs in February 2018

•  Mr. Aboaf was awarded total compensation of $6,367,000 for 2017, excluding the award made in connection with his hiring and the promotion award noted above. This total includes annual incentives at 151% of target and long-term incentives at 100% of target. Overall incentive compensation was awarded at 118% of target

•  Note on 2018 Compensation – In connection with the expansion of Mr. Aboaf’s role to include responsibility for our Global Strategy function noted above, the Committee increased his target total compensation for 2018 from $5,500,000 to $6,500,000

(1)	See “Other Elements of our Process—Non-GAAP Information” below for an explanation of our operating (non-GAAP) basis financial presentation.

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Ronald P. O’Hanley

2017 Performance Highlights

As Chief Executive Officer of SSGA, Mr. O’Hanley delivered strong financial results, innovative new products and improved marketing

•  Improved revenue and margin through focused investments and expense discipline

•  Expanded ETF business with the launch of low cost ETFs and innovative new products

•  Raised market profile with Fearless Girl and SSGA’s leadership in strong corporate governance

•  Achieved accretion and full integration of the 2016 GE Asset Management acquisition ahead of plan

•  Launched Office of the CIO business, securing key client wins in 2017

•  Executed leadership succession plan with the appointment of Mr. Taraporevala to President and Chief Executive Officer of SSGA in November 2017

•  Supported culture of risk excellence, delivering results with appropriate focus on risks and controls, in particular regarding development of State Street’s 2017 resolution plan

•  Executed on key talent development and employee engagement initiatives, with continued focus needed to enhance the diversity of our workforce in SSGA

2017 Compensation

•  Mr. O’Hanley was awarded total compensation of $9,779,000 for 2017, up from $8,670,000 in 2016, which includes annual incentives at 136% of target and long-term incentives at 95% of target. Overall incentive compensation was awarded at 110% of target

•  Note on 2018 Compensation – In connection with Mr. O’Hanley’s promotion described above under “Executive Summary—2017 Leadership Succession,” the Committee increased his target total compensation for 2018 from $9,000,000 to $10,500,000

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Andrew Erickson

2017 Performance Highlights

As Head of Investor Services Americas, Mr. Erickson attracted significant new business, improved quality of service for existing clients and prudently managed expenses

•  Achieved transformational sales wins, while leading his peers in efficiency improvements

•  Developed enhanced reporting to improve service levels and relationship coverage for State Street’s clients and optimize internal processes

•  Strengthened control environment within function with an active focus on risk excellence

•  Continued to improve employee engagement, reducing unplanned turnover and increasing internal mobility while championing professional challenge initiatives. However, additional focus needed to further enhance the diversity of our workforce in Investor Services Americas

2017 Compensation

•  Mr. Erickson was appointed Head of State Street Global Services effective in November 2017. Prior to his appointment, he served as Executive Vice President and Head of Investment Servicing, Americas

•  The Committee also granted a promotion award valued at $4,000,000 to Mr. Erickson in November 2017 in recognition of his promotion and role in the implementation of our leadership transition announced in November 2017. This award, granted entirely in the form of performance-based RSUs, was originally granted with a GAAP ROE performance target of 12%, an increase from 11% for 2016 and 2015 awards reflecting evolving market conditions and increased visibility into the effects of new regulatory standards. However, in February 2018

•  Mr. Erickson agreed to modify the award to increase the ROE target to 13% to reflect the expected effects of the U.S. tax legislation enacted in December 2017 and to align with the terms of the 2017 awards made to our other current NEOs in February 2018 Mr. Erickson was awarded total compensation of $3,937,539 for 2017, excluding the promotion award noted above, which includes annual incentives at 142% of target and long-term incentives at 100% of target. Overall incentive compensation was awarded at 114% of target

•  Note on 2018 Compensation – In connection with Mr. Erickson’s promotion to Head of State Street Global Services noted above, the Committee increased his target total compensation for 2018 from approximately $3,500,000 to $5,000,000, which includes an approved base salary increase, effective in April 2018, from $446,539 to $500,000(1)

(1)

The Committee set Mr. Erickson’s 2018 target total compensation and base salary increase in HK$ at 39,060,000 HK$ and 3,910,000 HK$, respectively. US$ values quoted are approximate and based on the December 29, 2017 exchange rate of 1 HK$ to 0.127948 US$.

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Cyrus Taraporevala

2017 Performance Highlights

As Head of the Global Institutional Group at SSGA, oversaw a remodeling of Institutional distribution, successful price competitiveness and product innovation efforts and improved marketing for our SSGA and SPDR® brands

•  Defined a more effective Institutional distribution strategy and operating model

•  Improved revenue and achieved accretion for the 2016 GE Asset Management acquisition ahead of plan

•  Successfully launched expanded investment capabilities, while rationalizing and repricing existing product ranges

•  With Mr. O’Hanley, improved our market profile with Fearless Girl and SSGA’s leadership in strong corporate governance

•  Executed talent plan, including widespread skills upgrades within the global institutional group organization

•  Maintained critical focus on risk management activities through close partnerships with Compliance and Audit functions

2017 Compensation

•  Mr. Taraporevala was appointed President and CEO of SSGA effective November 2017. Prior to his appointment, he served as Executive Vice President and Head of the Global Institutional Group at SSGA. As a result, his 2017 compensation reflects the compensation program applicable to SSGA Executive Vice Presidents. This program was substantially similar to the compensation program for the other current NEOs, except for the following:

•  He received a lower percentage of his long-term incentive in performance-based RSUs (20% instead of 60%), with the remainder of his long-term incentive composed of DSAs;

•  He received deferred cash-based incentive compensation in the form of SSGA LTIP awards, discussed under “Compensation Design Elements,” above, rather than DVAs

•  The Committee also granted a promotion award valued at $4,000,000 to Mr. Taraporevala in November 2017 in recognition of his promotion and role in the implementation of our leadership transition announced in November 2017. This award, granted entirely in the form of performance-based RSUs, was originally granted with a GAAP ROE performance target of 12%, an increase from 11% for 2016 and 2015 awards reflecting evolving market conditions and increased visibility into the effects of new regulatory standards. However, in February 2018 Mr. Taraporevala agreed to modify the award to increase the ROE target to 13% to reflect the expected effects of the U.S. tax legislation enacted in December 2017 and to align with the terms of the 2017 awards made to our other current NEOs in February 2018

•  Mr. Taraporevala was awarded total compensation of $4,000,000 for 2017, excluding the promotion award noted above, which includes annual incentives at 125% of target and long-term incentives at 100% of target. Overall incentive compensation was awarded at 113% of target

•  Note on 2018 Compensation – In connection with Mr. Taraporevala’s promotion to President and CEO of SSGA noted above, the Committee increased his target total compensation for 2018 from $3,600,000 to $5,000,000, which includes an approved base salary increase, effective in April 2018, from $400,000 to $450,000

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Additional Factors and Individual Compensation Decisions

In addition to the corporate and individual performance factors summarized above, the Committee also took into account market compensation competitiveness in finalizing its compensation decisions.

The Compensation Committee’s 2017 total compensation decisions for the current NEOs relative to their targets are presented in the table below.

	Annual Incentive		Long-Term Incentive
Named Executive Officer(1)	• Reflects performance specific to the relevant year and designed to vary from target year to year		• Designed to promote long-term performance and leadership behaviors and expected to be relatively consistent year to year
	Target	Actual	Target	Actual
Joseph L. Hooley	$3,000,000	$4,750,000	$10,000,000	$10,000,000
Eric W. Aboaf(2)	1,700,000	2,567,000	3,100,000	3,100,000
Ronald P. O’Hanley	2,900,000	3,944,000	5,300,000	5,035,000
Andrew Erickson(2)	1,050,000	1,491,000	2,000,000	2,000,000
Cyrus Taraporevala(2)	1,600,000	2,000,000	1,600,000	1,600,000

(1)	Mr. Bell ceased serving as our Chief Financial Officer in March 2017 and did not receive any incentive awards for 2017 performance.
(2)

The award granted to Mr. Aboaf in connection with his hiring and the promotion awards granted to Messrs. Aboaf, Erickson and Taraporevala described under “2017 Compensation Decisions—Individual Compensation Decisions” were not considered in setting annual and long-term incentive targets and are therefore excluded from this table.

The Compensation Committee’s 2017 total compensation decisions for the current NEOs are presented in the table below. The table below is intended to help shareholders understand the process and philosophy the Committee used in calculating current NEO compensation for 2017 performance. Note (1) to the table below describes the relationship between the amounts reported in the table below and those amounts reported in the Summary Compensation Table (as required by SEC rules) and related tables beginning on page 49. While the table below summarizes how the Committee views annual compensation, it is not a substitute for the tables and disclosures required by the SEC’s rules.

Named Executive Officer	Year	Annual Base Salary	Annual Incentive Awards		Long-Term Incentive Awards		Total Compensation
			Non-Deferred Cash	DVAs/SSGA LTIP	Performance- Based RSUs	DSAs
Joseph L. Hooley	2017	$1,000,000	$3,087,500	$1,662,500	$6,000,000	$4,000,000	$15,750,000
	2016	1,000,000	625,000	1,875,000	6,000,000	4,000,000	13,500,000
	2015	1,000,000	—	—	5,400,000	3,600,000	10,000,000
Eric W. Aboaf	2017	700,000	1,103,810	1,463,190	1,860,000	1,240,000	6,367,000
Ronald P. O’Hanley	2017	800,000	1,695,920	2,248,080	3,021,000	2,014,000	9,779,000
	2016	800,000	393,500	2,176,500	3,180,000	2,120,000	8,670,000
Andrew Erickson	2017	446,539	641,130	849,870	1,200,000	800,000	3,937,539
Cyrus Taraporevala	2017	400,000	600,000	1,400,000	320,000	1,280,000	4,000,000

(1)

The compensation described in the table above, which summarizes how the Committee evaluates annual total compensation, differs from the compensation described in the Summary Compensation Table beginning on page 49 in the following respects:

—

Annual Base Salary. The table above reflects the year-end annual base salary rate applicable for each current NEO. Column (c) in the Summary Compensation Table presents the amount of base salary actually earned by each NEO during the relevant year.

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

—

DVAs/SSGA LTIP. The table above reflects the value of deferred cash compensation designated by the Committee and does not include the adjustment factor intended to provide the notional investment return of a money market instrument during the deferral period. The DVA and SSGA LTIP award amounts included in the Summary Compensation Table are increased to reflect this adjustment factor, which is more fully described in note (4) to the Summary Compensation Table.

—

Long-Term Incentive Awards. The Compensation Committee grants long-term incentive equity awards based on the prior year’s performance. In the table above, equity awards are shown for the year of performance (e.g., equity granted in 2018 for 2017 performance is shown as 2017 compensation). Under applicable SEC rules, the Summary Compensation Table presents equity awards in the year in which they are made (e.g., equity granted in 2017 for 2016 performance will be shown as 2017 compensation).

—

Other Awards. The award granted to Mr. Aboaf in connection with his hiring and the promotion awards granted to Messrs. Aboaf, Erickson and Taraporevala described under “2017 Compensation Decisions—Individual Compensation Decisions” were not considered in setting annual and long-term incentive targets and are therefore excluded from the Total Compensation column in this table. Such awards include equity-based components, which, under applicable SEC rules, are presented in the Summary Compensation Table in the year in which the awards are granted. The promotion awards were granted entirely in the form of performance-based RSUs in the following amounts in recognition of each executive’s promotion and role in implementing our leadership transition announced in November 2017: $4,000,000 to Mr. Erickson in November 2017, $4,000,000 to Mr. Taraporevala in November 2017 and $2,000,000 to Mr. Aboaf in February 2018.

—

Total Compensation. The amounts disclosed above differ from the amounts reported in column (j) of the Summary Compensation Table due to the different methodologies discussed in the notes above. Additionally, this presentation excludes several items from the Summary Compensation Table that State Street does not view as primary components of regular annual compensation, such as Change in Pension Value (which is due solely to variances in actuarial computations over time).

(2)	Mr. Bell ceased serving as our Chief Financial Officer in March 2017 and did not receive any incentive awards for 2017 performance.
(3)	SSGA LTIP awards granted only to Mr. Taraporevala. He received SSGA LTIP awards for 2017 based on his role prior to his appointment to President and Chief Executive Officer of SSGA in November 2017.

Other Elements of Our Process

Roles of the Committee and the CEO

The Compensation Committee has direct responsibility for executive officer compensation plans, policies and programs at State Street and for establishing the overall compensation philosophy for executive officers, other than the Chief Executive Officer. The Committee performs those same functions for the Chief Executive Officer in consultation with the other independent directors. Accordingly, the Committee’s compensation decisions for the Chief Executive Officer include input from the other independent directors of the Board, whether or not specifically referenced in this CD&A. In making compensation decisions for the other NEOs, the Committee considers the recommendations of the Chief Executive Officer and input from the other independent directors.

The Committee met eight times from July 2017 through March 2018 regarding 2017 NEO compensation and evaluated a broad range of corporate performance factors, individual performance updates, market information, regulatory updates and input from our shareholder engagement efforts, as well as its pay-for-performance practices and the results of our annual shareholder meeting, including “say-on-pay” results. The Committee also considered evolving trends, practices, guidance and requirements in the design, regulation, risk-alignment and governance of compensation matters in the U.S. and other jurisdictions, including Europe and Asia. During these meetings, the Committee received regular updates, including from the Committee’s independent compensation consultant, on these and other matters, particularly with respect to the financial services industry.

Peer Group and Benchmarking

Among the many factors used in determining executive compensation, we benchmark our total compensation against a peer group of other major financial services companies. The Compensation Committee did not treat peer group data as definitive when determining 2017 executive compensation. Rather, it referenced peer group compensation data as well as performance data, but formed its own perspective on compensation for our current NEOs based on a subjective evaluation of many factors.

We consider few firms to be true comparators for the specific scope of our primary business activities. We include our direct competitors as well as other firms with which we compete in some aspects of our businesses and for executive talent. The group varies in firm size and business lines and the nature of applicable regulation, including status (like State Street) as a systemically important financial institution. The peers were selected based on a screening methodology that accounts for our industry sector, size, specific business model and applicable regulatory frameworks. Our generally applicable peer group, periodically reviewed and approved by the Committee, consists of the following 12 firms:

Ameriprise Financial, Inc.	JPMorgan Chase & Co.
The Bank of New York Mellon Corporation	Morgan Stanley
BlackRock, Inc.	Northern Trust Corporation
Capital One Financial Corporation	The PNC Financial Services Group, Inc.
Franklin Resources, Inc.	U.S. Bancorp
The Goldman Sachs Group, Inc.	Wells Fargo & Company

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

A subset of the above firms, consisting of Bank of New York Mellon, Capital One, JPMorgan, Northern Trust, PNC Financial Services, U.S. Bancorp and Wells Fargo, was also used to benchmark Mr. Hooley’s compensation. The Committee believes this subset contains the comparator companies most appropriate for evaluating compensation of the Chief Executive Officer position. The Committee recognized that the peer group companies vary in size and business lines. In addition, the nature of the roles of executives varies by firm. Therefore, as noted above, the Committee referenced peer group data, but formed its own perspectives on appropriate compensation levels for our current NEOs on a subjective evaluation of many factors, including those described under the heading “2017 Compensation Decisions—Total Compensation Approach.”

In 2017, State Street worked with Meridian Compensation Partners, the Committee’s independent compensation consultant, to compile market compensation data from each applicable peer group for benchmarking purposes. The peer market compensation data, based on publicly disclosed information, was supplemented with multiple compensation surveys provided by other compensation data providers. This survey data generally covered large financial services companies with whom we may compete for talent for our executive roles. In evaluating this data, the Committee considers total compensation to consist of base salary and incentive compensation. In addition to this market data, the Committee received regular updates during 2017 and the first quarter of 2018 regarding identified market trends and compensation actions at major financial services institutions.

Compensation Consultant

The Compensation Committee directly retains Meridian Compensation Partners to provide compensation consulting to the Committee. Meridian regularly participated in meetings and executive sessions of the Committee. Meridian did not provide any other services to State Street during 2017.

The Committee believes the consultant’s primary representatives advising the Committee must be independent of management and the Committee for the consultant to provide appropriate advice on compensation matters. Therefore, the Committee adopted a policy requiring an annual assessment of compensation consultant independence based on the requirements of the NYSE. In December 2017, the Committee reviewed the independence of Meridian’s primary representatives under the policy. Following its review, the Committee determined the primary representatives of Meridian to be independent and that no conflicts of interest were raised by the services of Meridian or its primary representatives.

The Committee reviews data prepared by Willis Towers Watson PLC and McLagan Partners as part of its consideration of compensation matters. Each of these firms, engaged by our Global Human Resources group based on its specialized expertise in the financial services industry, has provided other services to State Street in the past and may do so in the future.

Non-GAAP Information

During its evaluation of 2017 performance, the Compensation Committee had access to financial results presented in conformity with GAAP, as well as financial results presented on an operating basis, which is a non-GAAP presentation. Management has historically believed its operating-basis presentation supports additional meaningful analysis and comparisons of trends with respect to State Street’s business operations from period to period. Management may also provide, as appropriate, additional non-GAAP measures, including capital ratios calculated under regulatory standards scheduled to be effective in the future or other standards that management uses in evaluating State Street’s business and activities. For the full-year 2016 comparative financial information, our operating-basis financial results are presented with additional adjustments to highlight the effects of the acceleration of compensation expense and aggregate reduction of accrued tax expense we experienced in the fourth quarter of 2016. This type of additional presentation is consistent with the intent of our historical operating-basis presentation. In general, our operating-basis financial results adjust our GAAP-basis financial results to both: (1) exclude the impact of revenue and expenses outside of State Street’s normal course of business, such as restructuring charges and the one-time effects of the Tax Cuts and Jobs Act of 2017; and (2) present revenue from non-taxable sources, such as interest income from tax-exempt investment securities and processing fees and other revenue associated with tax-advantaged adjustments, on a fully taxable-equivalent basis. Management has historically believed that operating-basis financial information facilitates an investor’s further understanding and analysis of State Street’s financial performance and trends, including providing additional insight into our underlying margin and profitability, in addition to financial information prepared and reported in conformity with GAAP. The tax-equivalent adjustments provide additional comparisons of yields and margins on assets and the evaluation of investment opportunities with different tax profiles. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in conformity with GAAP.

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Other Elements of Compensation

Additional elements of our compensation program for our NEOs include the following.

Recourse Mechanisms

The incentive compensation awards to our NEOs are subject to recourse mechanisms, including clawback, forfeiture and ex ante adjustment, as described below. These awards are also subject to any compensation recovery or similar requirements under applicable law and implementing regulations and related State Street policies. This approach is intended to comply with applicable banking regulations and regulatory guidance on incentive compensation and will be interpreted and administered accordingly. In 2017, the Compensation Committee reviewed the terms of these recourse mechanisms in light of evolving market practices and extended the clawback and forfeiture provisions applicable to current NEOs to also apply to all employees at the Executive Vice President level and broadened the circumstances that may result in clawback or forfeiture under these provisions. The Committee may continue to adjust its approach for future incentive compensation awards based on market practice and regulatory guidance.

Clawback. After vesting (if applicable) and delivery to the executive, all amounts delivered to our NEOs as incentive compensation awards, including cash incentive, performance-based RSUs, DSAs, DVAs and SSGA LTIP awards, contain clawback provisions providing for the repayment of those amounts, in whole or in part, upon the occurrence of specified events. The Compensation Committee, in its discretion, determines whether clawback is appropriate, making that determination within four years (in the case of performance-based RSUs) or three years (in the case of all other forms of incentive compensation) of the date of the grant of the award. The events for which clawback may occur include either:

•

if the executive engaged in fraud or willful misconduct, including in a supervisory capacity, that resulted in financial or reputational harm that is material to State Street and resulted in termination of the executive’s employment, or

•

if, as a result of the occurrence of a material financial restatement by State Street contained in a filing with the SEC or miscalculation or inaccuracy in financial results, performance metrics, or other criteria used in determining the amount of the award, the executive would have received a smaller or no award

Forfeiture. Before vesting and delivery to the executive, all deferred incentive compensation awards to our NEOs, including performance-based RSUs, DSAs, DVAs and SSGA LTIP awards, allow reduction or cancellation of the award, in whole or in part, upon the occurrence of specified events. The Compensation Committee, in its discretion, determines whether forfeiture is appropriate. The events for which forfeiture may occur include:

•

if the executive’s actions exposed State Street to inappropriate risks that resulted or could reasonably be expected to result in material losses that are or would be substantial in relation to State Street’s or a relevant business unit’s revenue, capital and overall risk tolerance

•

if the executive engaged in fraud, gross negligence or any misconduct, including in a supervisory capacity, that was materially detrimental to the interests or business reputation of State Street or any of its businesses

•

if the executive engaged in conduct that constituted a violation of State Street policies and procedures or Standard of Conduct in a manner which either caused or could have caused reputational harm that is material to State Street or either placed or could have placed State Street at material legal or financial risk

•

if, as a result of a material financial restatement contained in an SEC filing, or miscalculation or inaccuracy in the determination of performance metrics, financial results or other criteria used in determining the amount of the award, the executive would have received a smaller or no award

•	if the executive’s employment is terminated by State Street for gross misconduct

Ex Ante Adjustment. Before planned awards are made to the executive for a given compensation year, all incentive compensation for our NEOs, including both deferred incentive compensation awards and the non-deferred cash incentive, is subject to downward adjustment, in whole or in part, upon the occurrence of specified events. The Compensation Committee, in its discretion, determines whether ex ante adjustment is appropriate. The events for which ex ante adjustment may occur include:

•

if the executive’s actions exposed State Street to inappropriate risks that resulted in a “Significantly Below Expectations” rating on any of the factors on State Street’s corporate multi-factor risk scorecard, which guides State Street’s risk assessment process

•	if the executive incurred significant or repeated compliance or risk-related violations of State Street’s policies

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Retirement Benefits

Our U.S.-based NEOs are eligible to participate in our 401(k) defined contribution retirement plan available to our U.S.-based employees generally. For 2017, the plan included a matching employer contribution of 5%. We also maintain a frozen qualified defined benefit pension plan for certain U.S. employees that determines benefits based on an account balance that is increased annually by interest credits. Mr. Hooley is the only current NEO who participates in this plan; no additional annual pay credits, however, are provided to his account.

Because pension benefits under our U.S. qualified defined benefit plan are limited by Internal Revenue Code restrictions, we maintain two supplemental pension programs, both of which are frozen. One was designed to make up for limits imposed by the qualified plan or by the Internal Revenue Code on qualified-plan benefits and was frozen along with the qualified defined pension plan. Mr. Hooley is the only current NEO who participates in this plan. The second was originally designed to provide executive vice presidents or above with competitive retirement benefits to encourage their continued employment based upon a specified percentage of compensation. It was later changed to include two separate benefit components: (1) the traditional defined benefit component, in which Mr. Hooley participates, which was frozen in 2007, and (2) a defined contribution component, which was frozen in January 2017 following an executive supplemental retirement plan market analysis, and in which only Messrs. Hooley and Erickson participate.

These plans are described in further detail below under the heading “Pension Benefits at Fiscal Year-End.”

Mr. Erickson participates in our Hong Kong defined contribution Mandatory Provident Fund (MPF) and Occupational Retirement Scheme Ordinance (ORSO), which are retirement programs available to our Hong Kong employees generally, including Mr. Erickson. In aggregate, the participant contributes 5% of his or her base salary and State Street contributes an amount equal to 10% of the participant’s base salary to the MPF and ORSO. Participant and State Street contributions based on the first 5% of monthly base salaries of up to 30,000 HK$ (approximately 3,800 US$) are contributed to the MPF; participant contributions based on monthly base salary earnings above that limit, and State Street contributions that exceed 5% of the participant’s monthly base salary (or 1,500 HK$ per month if the participant’s monthly base salary is more than 30,000 HK$), are contributed to the ORSO.

Deferred Compensation

We maintain a nonqualified deferred compensation plan that allows NEOs, other executive officers and others to defer base salary and/or the portion of annual incentive bonuses payable in immediately available cash. Participants receive a return based on one or more notional investment options selected by the participant. Currently, the investment options include a money market fund, three State Street index funds and a State Street common stock fund. The nonqualified deferred compensation plan supplements deferrals made under our tax-qualified 401(k) plan. We provide these nonqualified deferred compensation benefits because, in our experience, most companies of our size provide a similar benefit to their senior employees. This plan is described below under the heading “2017 Nonqualified Deferred Compensation.”

Perquisites

We provide a modest level of perquisites, such as financial planning, annual physicals and personal liability coverage, to our NEOs. In addition, we provide a driver and other security benefits to Mr. Hooley. We offer parking benefits to our other NEOs. We provide these benefits because we believe they are appropriate in scope and amount to promote the effectiveness of our senior executives, allowing them greater opportunity to focus their attention on our business operations and activities. We do not provide a tax gross-up for the income attributable to any perquisite for our NEOs, other than for standard relocation benefits.

Change-of-Control Agreements

Under a long-standing program, we have change-of-control agreements in place with each of our NEOs. We provide these agreements because we believe providing some protection in the event of a change of control is necessary to attract and retain high quality executives and to help address the possible inherent distractions during the period leading up to a possible change of control.

Our change-of-control arrangements are further described below under the heading “Potential Payments upon Termination or Change of Control as of December 31, 2017.”

44    STATE STREET CORPORATION

Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Executive Equity Ownership Guidelines, Practices and Policies

State Street believes executive stock ownership is key to aligning our executives’ interests with those of our shareholders. It also incents our executives to meet our financial, strategic and risk management objectives. Therefore, we implemented the following practices, policies and guidelines.

Stock Ownership Guidelines. Our stock ownership guidelines apply to all members of our Management Committee, including our current NEOs. These guidelines require executives to own shares of common stock with a value equal to the multiple of the relevant executive’s annual base salary shown below. Guideline levels are phased in over a period of five years, with the first year starting on the first January 1 after the person becomes an executive officer. The executive is expected to attain the ownership level ratably over five years and is deemed to satisfy the guideline if that ratable ownership level is met.

Our Stock Ownership Guidelines also include a holding requirement. Under this requirement, during the five-year phase-in period, each executive must hold 50% of the net shares received from a vesting event until the ownership requirement is met. Following the five year phase-in period, if the ownership guideline is not met, a 100% holding requirement applies until the ownership guideline is satisfied. As of March 1, 2018, the holding requirement does not apply to any of the current NEOs, other than Mr. Aboaf, as each exceeds their full (not ratable) ownership guideline. Mr. Aboaf joined our Management Committee in December 2016 and exceeds his ratable ownership guideline, but is subject to the holding requirement described above, as he does not yet exceed his full ownership guideline.

Name	Common Stock Ownership Guideline Multiple of Annual Base Salary	Executive Exceeds Ownership Guideline
Joseph L. Hooley	7	✓
Eric W. Aboaf	5	On a Pro Rata Basis
Ronald P. O’Hanley	5	✓
Andrew Erickson	5	✓
Cyrus Taraporevala	5	✓

The level of ownership is calculated on the same date used for the beneficial ownership table in our annual meeting proxy statement and by reference to the closing price of our common stock on the NYSE on that date. Ownership includes unvested time-vesting shares, DSAs and earned performance-based RSUs (all on an after-tax basis), including shares held under our 401(k) retirement plan, but excludes stock options, stock appreciation rights and unearned performance-based RSUs. This calculation differs from the calculation of shares under applicable SEC rules for purposes of the beneficial ownership table on page 76.

As noted in the table above, the stock ownership of each current NEO exceeded the expected level of ownership under these guidelines.

Securities Trading Policy; No Hedging or Speculative Trading; Rule 10b5-1 Plans. State Street has a Securities Trading Policy that contains specific provisions and trading restrictions. The policy assists our executive officers, including our NEOs, and other designated employees with access to sensitive information, to comply with U.S. federal securities laws when trading in State Street securities. The policy prohibits selling State Street securities short, engaging in hedging transactions in State Street securities and engaging in speculative trading in State Street securities. The policy permits individuals, including our NEOs, to enter into trading plans designed to comply with Rule 10b5-1 under the Exchange Act of 1934. Rule 10b5-1 allows executives to prearrange sales of their company’s securities in a manner designed to avoid initiating stock transactions while in possession of material non-public information. Our NEOs and other executive officers may, from time to time, adopt trading plans under Rule 10b5-1 and effect transactions in our securities under those plans. The Securities Trading Policy is in addition to the requirements in the State Street Standard of Conduct, applicable to all employees, that their trading activities must be in compliance with applicable law and that they may not trade on the basis of material non-public information.

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Equity Grant Guidelines. The Compensation Committee adopted Equity Grant Guidelines, as described below:

•

Annual Equity Award Grants. Annual grants of equity awards to our NEOs, other executive officers and other employees are typically made by the Committee on the date of a scheduled meeting of the Committee or the Board of Directors to be held in February or March of each year following the public release of financial results for the prior fiscal year. Pursuant to authority delegated by the Board, and subject to any limitations that the Board or the Committee may establish, another committee of the Board (which may consist of a single member) may make annual grants to persons other than executive officers on the date of the scheduled meeting in February or March

•

Other Equity Award Grants. Grants of equity awards to NEOs and other executive officers in connection with new hirings, promotions, special recognition, retention or other special circumstances are made by the Committee. Awards to other individuals may be made either by the Committee or, subject to any limitations that the Board or the Committee may establish, a committee of the Board composed of (1) the Chairman of the Board, (2) the Chief Executive Officer, (3) the Committee Chair or (4) the Committee Chair along with any other member of the Committee. This type of award may be granted on the date of a scheduled meeting of the Committee, a scheduled meeting of the Board or the last business day of a calendar month

•	The exercise price for all stock options and stock appreciation rights will be the NYSE closing price of State Street’s common stock on the date of grant

Except for the setting of the February or March meeting to occur after our public release of annual earnings, there was no program, plan or practice with respect to 2017 of timing equity awards in coordination with the release of material non-public information.

Tax Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code, or Section 162(m), generally limits to $1 million the U.S. federal income tax deductibility of compensation paid in one year to “covered employees.” Performance-based compensation paid through calendar year 2017 was not subject to the limits on deductibility of Section 162(m), provided such compensation met specified requirements, including shareholder approval of material terms of compensation. Deductibility of performance-based compensation under Section 162(m) was eliminated by the Tax Cuts and Jobs Act of 2017 effective January 1, 2018, subject to transition rules. In addition, the definition of “covered employees” under Section 162(m) was amended to expand the definition of “covered employees.” As such, effective January 1, 2018 “covered employees” include any person who was the chief executive officer or chief financial officer at any time during the tax year, as well as the next three most highly paid NEOs as of the last day of the taxable year. In addition, any person who was a covered employee as of January 1, 2017 or becomes a covered employee thereafter will remain a covered employee in perpetuity.

The Compensation Committee considers tax deductibility in making compensation decisions, to the extent deductibility is reasonably practicable and consistent with our other compensation objectives. The Compensation Committee continues to believe that shareholder interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs will result in non-deductible compensation expenses.

Compensation Committee Report

The Compensation Committee furnishes the following report:

The Committee has reviewed and discussed the Compensation Discussion and Analysis with State Street management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by,

Richard P. Sergel, Chair

Kennett F. Burnes

Amelia C. Fawcett

Linda A. Hill

Gregory L. Summe

46    STATE STREET CORPORATION

Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Alignment of Incentive Compensation and Risk

We align incentive compensation with appropriate risk management principles, such as providing incentives that do not encourage unnecessary or excessive risk-taking and establishing additional process controls and oversight where appropriate. We utilize broad and integrated processes to maintain this alignment, including to:

•	conduct risk-based reviews of incentive plan design

•	identify individuals whose activities may expose State Street to material amounts of risk

•	adjust compensation for risk

•

implement specific Board committee review of selected control function compensation (e.g., Board-level Examining and Audit Committee review of Chief Compliance Officer and Compliance Department compensation)

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

As a result of these reviews and processes, we believe that our compensation policies and practices for employees do not create risks that are reasonably likely to have a material adverse effect on us. We will continue to monitor developments in this area and may, as we believe appropriate, make related adjustments to our compensation practices.

48    STATE STREET CORPORATION

Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus(2) ($) (d)	Stock Awards(3) ($) (e)	Non-Equity Incentive Plan Compensation(4) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($) (h)	All Other Compensation(6) ($) (i)	Total ($) (j)	Total without Change in Pension Value and Nonqualified Deferred Compensation Earnings* ($)

Joseph L. Hooley	2017	$1,000,000	$—	$10,000,028	$4,842,269	$3,524,957	$113,406	$19,480,660	$15,955,703
Chairman and Chief Executive Officer	2016 2015	980,769 1,038,462	— —	8,999,997 10,200,000	2,596,750 —	2,014,620 —	99,705 103,025	14,691,841 11,341,487	12,677,221 11,341,487

Eric W. Aboaf	2017	700,000	892,500	1,657,398	2,648,207	—	237,246	6,135,351	6,135,351
Executive Vice President and Chief Financial Officer

Ronald P. O’Hanley	2017	800,000	—	5,299,912	4,068,768	—	79,215	10,247,895	10,247,895
President and Chief Operating Officer	2016	784,615	—	4,769,962	2,682,307	—	55,948	8,292,832	8,292,832

Andrew Erickson	2017	436,253	—	5,430,042	1,538,168	—	1,022,205	8,426,668	8,426,668
Executive Vice President and Head of State Street Global Services

Cyrus Taraporevala	2017	400,000	—	5,543,721	2,077,700	—	68,615	8,090,036	8,090,036
President and Chief Executive Officer, State Street Global Advisors

Michael W. Bell	2017	153,846	—	3,999,906	—	—	35,111	4,188,863	4,188,863
Former Executive Vice President and Chief Financial Officer	2016 2015	784,615 830,769	— —	3,599,969 4,200,046	1,159,337 623,088	— —	34,498 34,500	5,578,419 5,688,403	5,578,419 5,688,403
*

Amounts in this column show total compensation, as determined under applicable SEC rules and reported in column (j), minus the change in pension value reported in column (h). This is provided to illustrate the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules and to highlight the effect of the Executive Compensation Committee’s (ECC) decisions on total compensation year-over-year. Refer to the compensation table included in the Compensation Discussion and Analysis on page 40 for the ECC’s compensation decisions for each NEO. The amounts reported in the Total without Change in Pension Value and Nonqualified Deferred Compensation Earnings column differ from the amounts reported in the Total column (column (j)) and are not a substitute for total compensation calculated in accordance with SEC rules. The change in pension value is subject to external variables that are not related to the Company’s performance.

(1)

Salary column displays actual 2017 compensation paid as salary. Mr. Erickson is a Hong Kong employee and his salary was converted from HK$ to US$ using the average 2017 exchange rate of 0.128359. Mr. Bell’s 2017 salary reflects a partial year as he left State Street in March 2017. In 2016, all US employees transitioned to a one week in arrears pay schedule which resulted in only 51 weeks of salary being paid in 2016. State Street employees are paid bi-weekly. There were 27 pay periods in 2015 (vs. 26 pay periods in 2016 and 2017).

(2)

Reflects the cash payment of $892,500 that Mr. Aboaf received in February 2017 in connection with his hire in 2016 to compensate him for the loss of 2016 incentive compensation from his prior employer.

(3)

Amounts represent the grant date fair value of awards granted to the NEOs during the indicated years for DSAs and performance-based RSU awards. Fair value for the awards for each year is computed in accordance with GAAP (FASB ASC 718), using the assumptions stated in note 18 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017. The amounts included for the performance-based RSUs reflect target level performance, as reflected in the 2017 Grants of Plan-Based Awards table. Please refer to the “2017 Grants of Plan-Based Awards” table for the threshold, target and maximum number of shares associated with the performance-based RSUs awarded to each NEO. The maximum payout on date of grant for each NEO’s 2017 performance-based RSUs are as follows: For grants awarded on February 27, 2017: Mr. Hooley: $8,400,036; Mr. Aboaf: $1,392,282; Mr. O’Hanley: $4,451,942; Mr. Erickson: $1,201,211; and Mr. Bell: $3,360,000; and for grants awarded on November 30, 2017: Messrs. Erickson and Taraporevala: $6,000,077.

(4)

Represents the immediate and deferred cash (granted in DVAs) portions of incentive compensation. DVAs are units representing the notional investment return of a money market instrument. The number of units is increased to provide an estimated annual return over the deferral period: 3.00% for DVAs awarded in February 2018 for 2017 performance, 2.50% for DVAs awarded in February 2017 for 2016 performance and 2.75% for DVAs awarded in February 2016 for 2015 performance. The adjustment factor

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

is 5.55% for DVAs awarded in February 2018 for 2017, and was 5.16% for DVAs awarded in February 2017 for 2016 and 5.92% for DVAs awarded in February 2016 for 2015. The amounts shown in the “Non-Equity Incentive Plan Compensation” column above include these adjustments. The cash portion of incentive compensation for 2017 was awarded as follows (including the DVA adjustment factor) in the table below:

	2017 Non-Equity Incentive Plan Compensation
Name	Immediate Cash ($)	DVAs (including adjustment factor) ($)	Total ($)
Joseph L. Hooley	$3,087,500	$1,754,769	$4,842,269
Eric W. Aboaf	1,103,810	1,544,397	2,648,207
Ronald P. O’Hanley	1,695,920	2,372,848	4,068,768
Andrew Erickson	641,130	897,038	1,538,168
Cyrus Taraporevala(A)	600,000	1,477,700	2,077,700

(A)

For 2017, Mr. Taraporevala participated in a similar arrangement to the DVA referred to as the SSGA LTIP based on his role prior to his appointment as President and Chief Executive Officer of SSGA on November 7, 2017. Granting of awards, vesting and payment terms under the SSGA LTIP (including the adjustment factor of 5.55%) mirror the terms of the DVAs granted to our other current NEOs.

(5)

Because our deferred compensation plans do not provide above-market earnings, no earnings are included in this column. The amounts in this column represent the change in the actuarial present value of the accumulated benefits under our qualified and nonqualified defined benefit pension plans. The plans are frozen and none of the NEOs are receiving additional credits under the plans. Mr. Hooley is the only NEO eligible to participate in our defined benefit pension plans since the other NEOs were either hired or appointed to an eligible role after January 1, 2008. For 2017, the change in value presented in the Summary Compensation Table above reflects a year-over-year update to applicable actuarial calculation assumptions from December 31, 2016 to December 31, 2017, including a change to the lump sum mortality assumption related to the current mandated Internal Revenue Service (IRS) table under Code Section 417(e) and a decrease in the discount rate assumption for the State Street Retirement Plan (SSRP), the Management Supplemental Retirement Plan (MSRP) and the Executive Supplemental Retirement Plan (ESRP), as well as formula-driven changes due to Mr. Hooley being older and closer to retirement. These updates resulted in increases in the actuarial present value of benefits as of December 31, 2017 for Mr. Hooley. The table below describes the change in pension value for 2017, as presented in the Summary Compensation Table above, highlighting the split between (i) the amount attributable to change in age, including ESRP benefit indexing, and (ii) the amount attributable to the actuarial present value effect of the decrease in market interest rates and mortality improvements. The change in pension value presented in the Summary Compensation Table above and in the following table represents actuarial calculations based upon assumptions on the relevant dates. The actuarial present value of the accumulated pension benefits calculated on future dates may increase or decrease, based upon assumptions applicable on those future dates and on formula-driven changes due to the executive’s age and ESRP benefit indexing. ESRP defined benefits are indexed three percent per year as a cost-of-living adjustment up to December 31, 2017. The aggregate change in pension value was positive for Mr. Hooley primarily due to the changes in the discount rate and lump sum conversion factor changes. For more details, refer to footnote B of the “2017 Change in Pension Value” table below.

	2017 Change in Pension Value
Name	Due to Age and Proximity to Retirement(A) ($)	Due to Change in Assumptions(B) ($)	Total ($)
Joseph L. Hooley	$1,297,107	$2,227,850	$3,524,957
(A)

The change in pension value due to an additional year of age was quantified by comparing (i) the December 31, 2016 present value of pension benefits with (ii) the present value of pension benefits calculated on December 31, 2017 holding the December 31, 2016 discount rate and mortality assumptions constant. Since the plans were frozen as of December 31, 2010 and there are no service accruals provided after that date, the increase in value reflects the effects on the present value calculation of pension benefits of Mr. Hooley having aged one additional year closer to normal retirement age (65).

(B)

The change in pension value due to changes in assumptions was quantified by comparing (i) the present value of pension benefits calculated as of December 31, 2017 based on the December 31, 2017 discount rates and mortality assumptions and (ii) subtracting from that the relevant amounts determined to be due to additional age, as set forth in footnote (A) above. The impact of reflecting the lump sum mortality table change and decrease in discount rate assumption for each plan resulted in an increase in pension value.

(6)	The following table describes the amounts set forth for 2017 in the “All Other Compensation” column:

Name	Travel Benefits(A) ($)	Personal and Home Security(B) ($)	Executive Health Screening ($)	International Assignment(C) ($)	Financial Planning/ Tax Services ($)	Personal Liability Coverage ($)	Company Contributions to Defined Contribution Plans(D) ($)	Other Benefits(E) ($)	Total ($)
Joseph L. Hooley	$45,193	$9,698	$2,395	$ —	$ —	$1,120	$25,000	$30,000	$113,406
Eric W. Aboaf	—	—	2,395	—	12,000	560	1,346	220,945	237,246
Ronald P. O’Hanley	7,200	—	2,395	—	—	1,120	13,500	55,000	79,215
Andrew Erickson	6,600	—	2,395	968,604	—	1,120	43,486	—	1,022,205
Cyrus Taraporevala	6,600	—	2,395	—	—	1,120	13,500	45,000	68,615
Michael W. Bell	—	—	2,395	—	6,000	1,120	15,143	10,453	35,111

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

(A)

Amount includes the cost of a car and driver for Mr. Hooley. For the car and driver in 2017, the aggregate non-business incremental cost of $37,993 was determined by allocating the total cost between non-business and business use by mileage traveled. Amount also includes parking benefits for Messrs. Hooley and O’Hanley of $7,200 and for Messrs. Erickson and Taraporevala of $6,600.

(B)	Amount represents the cost of security at Mr. Hooley’s residence, determined by invoice amounts for alarm monitoring and maintenance.
(C)

Amount shown includes expatriate benefits received by Mr. Erickson in accordance with his international assignment. State Street provides expatriate employees with cost of living, housing and other relocation assistance as well as a tax equalization policy (designed to maintain a level of income tax equivalent to that applicable in the home country) applicable to all employees working on temporary international assignments in jurisdictions other than their home country.

(D)

Includes the following Company contributions: (1) $13,500 to the Salary Savings Program (SSP) for Messrs. Hooley, O’Hanley, Taraporevala and Bell, (2) $1,346 to the SSP for Mr. Aboaf, (3) $11,500 to the Management Supplemental Savings Plan (MSSP) for Mr. Hooley, (4) $1,643 to the MSSP for Mr. Bell, and (5) $43,486 for Mr. Erickson consisting of $2,303 to the Mandatory Provident Fund (MPF) and $41,183 to the Occupation Retirement Schemes Ordinance (ORSO). Mr. Erickson’s MPF and ORSO Company contributions were converted from HK$ to US$ using the December 29, 2017 exchange rate of 0.127948.

(E)

Includes charitable donations and the matching gift program. In 2017, Executive Vice Presidents and above serving on non-profit boards were allowed to annually recommend a financial contribution from the State Street Foundation to the same non-profit up to $25,000. Messrs. Aboaf, O’Hanley and Taraporevala directed contributions of $25,000 in 2017. The Company’s matching gift program will match contributions made by employees to eligible charitable and educational organizations in accordance with specified annual limits. Matching charitable contributions were made in the name of Messrs. Hooley, Aboaf, O’Hanley and Taraporevala in 2017 up to their specified limits to eligible charities of their choice under State Street’s matching gift program ($30,000 for Messrs. Hooley and O’Hanley and $20,000 for Messrs. Aboaf and Taraporevala. Amounts exclude the $5,000 benefit available to State Street employees). Additionally includes $175,945 in relocation benefits (including the standard tax gross-up on taxable relocation benefits) for Mr. Aboaf per his relocation benefits and repayment agreement in connection with his hire at State Street in December 2016 and $10,453 paid to Mr. Bell for unused vacation (which was not included as part of base salary in the Summary Compensation Table above).

CEO Pay Ratio Disclosure

The following sets out a reasonable estimate under applicable SEC regulations of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. The methodology and the material assumptions, adjustments and estimates we used in identifying our median employee and calculating that employee’s annual total compensation are set forth below. This methodology and the material assumptions, adjustments and estimates may differ materially from those applied by other companies, including other financial services companies, under applicable SEC regulations. As a result, the information below may not be comparable to similar information disclosed by other companies.

For 2017, we estimate that:

•	the median of the annual total compensation of all employees of State Street (other than Mr. Hooley), was $82,760; and

•	the annual total compensation of Mr. Hooley was $19,497,361

Based on the foregoing, the ratio of the annual total compensation of Mr. Hooley to the median of the annual total compensation of all other employees is estimated to be 236 to 1.

We identified our median employee—the employee at the midpoint of our employee population—based on our employee population as of December 1, 2017. State Street employees are generally eligible for base pay and incentive pay. We therefore analyzed our employee population based on these compensation elements for full year 2017. We annualized base pay of all full and part-time employees in our employee population who were hired during 2017. Similarly, for all such employees who did not receive incentive pay in 2017 due solely to their date of hire, we used a consistent methodology to impute annualized incentive pay based on level and function. For the median employee, we combined all forms of compensation that would have been reported in the “Total” column (column (j)) of the Summary Compensation Table had disclosure of the median employee’s compensation been required in that table and then added health and welfare benefits paid by State Street.

For Mr. Hooley, we used the amount reported in the “Total” column (column (j)) of our Summary Compensation Table on page 49 and then, for consistent comparability to our median employee, added health and welfare benefits paid by State Street.

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

2017 Grants of Plan-Based Awards

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name (a)	Award (b)	Grant Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
									(i)	(j)
Joseph L. Hooley	2017 Annual Incentive		$ —	$3,000,000	$6,000,000	—	—	—	—	$—
	Performance-Based RSU(3)	2/27/2017	—	—	—	32,420	81,048	113,468	—	5,999,984
	Deferred Stock Award (DSA)(4)	2/27/2017	—	—	—	—	—	—	53,398	4,000,044
Eric W. Aboaf	2017 Annual Incentive		—	1,700,000	3,400,000	—	—	—	—	—
	Performance-Based RSU(5)	2/27/2017	—	—	—	5,374	13,433	18,807	—	994,445
	Deferred Stock Award (DSA)(6)	2/27/2017	—	—	—	—	—	—	8,850	662,953
Ronald P. O’Hanley	2017 Annual Incentive		—	2,900,000	5,800,000	—	—	—	—	—
	Performance-Based RSU(3)	2/27/2017	—	—	—	17,182	42,955	60,137	—	3,179,959
	Deferred Stock Award (DSA)(4)	2/27/2017	—	—	—	—	—	—	28,300	2,119,953
Andrew Erickson	2017 Annual Incentive		—	1,050,000	2,100,000	—	—	—	—	—
	Performance-Based RSU(3)	2/27/2017	—	—	—	4,636	11,590	16,226	—	858,007
	Deferred Stock Award (DSA)(4)	2/27/2017	—	—	—	—	—	—	7,636	572,013
	Performance-Based RSU(7)	11/30/2017	—	—	—	22,382	44,763	67,145	—	4,000,022
Cyrus Taraporevala	2017 Annual Incentive		—	1,600,000	3,200,000	—	—	—	—	—
	Deferred Stock Award (DSA)(4)	2/27/2017	—	—	—	—	—	—	20,422	1,543,699
	Performance-Based RSU(7)	11/30/2017	—	—	—	22,382	44,763	67,145	—	4,000,022
Michael W. Bell	2017 Annual Incentive		—	—	—	—	—	—	—	—
	Performance-Based RSU(3)	2/27/2017	—	—	—	12,968	32,419	45,387	—	2,399,978
	Deferred Stock Award (DSA)(4)	2/27/2017	—	—	—	—	—	—	21,358	1,599,928

(1)

For 2017, annual incentive amounts were awarded in the form of immediate and deferred cash (granted in DVAs, or SSGA LTIP for Mr. Taraporevala). The actual cash payouts under the annual incentive are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

Fair value of the awards is computed in accordance with FASB ASC Topic 718, using the assumptions stated in the notes to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

(3)	Performance-based RSU awards granted on February 27, 2017, as a part of 2016 compensation.
(4)	DSAs granted on February 27, 2017, as a part of 2016 compensation.
(5)	Performance-based RSU awards granted on February 27, 2017 designed to compensate Mr. Aboaf for the loss of 2016 incentive compensation from his prior employer.
(6)	DSAs granted on February 27, 2017, designed to compensate Mr. Aboaf for the loss of 2016 incentive compensation from his prior employer.
(7)

Performance-based RSU awards granted on November 30, 2017, were promotion awards for Messrs. Erickson and Taraporevala in recognition of their promotions and role in the implementation of our leadership transition announced in November 2017. Reflects the award modification agreed to by Messrs. Erickson and Taraporevala in February 2018 as discussed under “2017 Compensation Decisions—Individual Compensation Decisions.”

Narrative Disclosure Accompanying Grants of Plan-Based Awards Table

The awards set forth in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of the 2017 Grants of Plan-Based Awards table above were awarded as annual incentives in the form of immediate and deferred cash (granted in DVAs/ SSGA LTIP). The 2017 annual incentive awards referenced in this table were granted as part of 2017 incentive compensation in February 2018. The targets, minimum (0%) and maximum (200%) are described above under the heading, “Compensation Discussion and Analysis—2017 Compensation Decisions—Total Compensation Approach—Individual Compensation Targets—Annual Incentive.” The amounts awarded in February 2018 under these annual incentive awards are included in the 2017 row of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

The awards granted in February 2017 under the 2006 Equity Incentive Plan, set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the 2017 Grants of Plan-Based Awards table above were performance-based RSU awards. These awards for Messrs. Hooley, O’Hanley, Erickson and Bell were granted as part of the long-term incentive component of each NEO’s 2016 incentive compensation. Mr. Aboaf’s award was granted to compensate him for the loss of 2016 compensation from his prior employer. Payouts under these awards are currently shown at 100% (target); however, the percent at which the awards are actually earned will be determined based on the simple average of each calendar year’s return on equity determined under GAAP for the three-year period from January 1, 2017 to December 31, 2019. The performance-based RSU awards granted in November 2017 under the 2017 Stock Incentive Plan for Messrs. Erickson and Taraporevala were awarded in recognition of their promotions and role in the implementation of our leadership transition announced in November 2017. Payouts under these awards are currently shown as earned at 100% (target); however, the percent at which the awards are actually earned will be determined based on the simple average of each calendar year’s return on equity determined under GAAP for the three-year period from January 1, 2018 to December 31, 2020.

DSAs, set forth in the “All Other Stock Awards” column of the 2017 Grants of Plan-Based Awards table above, were awarded as part of Messrs. Hooley, O’Hanley, Erickson, Taraporevala and Bell’s long-term incentive component of their 2016 incentive compensation. Mr. Aboaf’s award was granted to compensate him for the loss of 2016 compensation from his prior employer. These awards for Messrs. Hooley, Aboaf, O’Hanley, Erickson and Bell vest ratably in annual installments over four years from the date of grant. The award for Mr. Taraporevala vests ratably in quarterly installments over four years from the date of grant.    All DSAs were granted under the 2006 Equity Incentive Plan.

All performance-based RSUs and DSAs granted provide for a double-trigger change-of-control vesting provision. The double trigger provides, in the context of a change of control, that awards will only receive accelerated vesting if the executive incurs a qualified termination following the change of control. For a description of qualified terminations, see below under the heading “Potential Payments upon Termination or Change of Control as of December 31, 2017.”

The grant date fair value of DSAs and performance-based RSUs is based on the closing price of our common stock on date of grant, adjusted if appropriate based on the award’s ability to receive dividends during the vesting period. No dividends or dividend equivalents are attached to the DSAs or performance-based RSUs granted in 2017. The performance-based RSU awards vest in one installment based on the satisfaction of applicable performance criteria and on certification by the Compensation Committee following the end of the performance period. The February 2017 performance-based RSUs have a maximum payout of 140% of the award target and the November 2017 performance-based RSUs have a maximum payout of 150% of the award target. State Street has stock ownership guidelines for its NEOs which are described in our “Compensation Discussion and Analysis—Executive Equity Ownership Guidelines, Practices and Policies” section.

The DVAs (or SSGA LTIP for Mr. Taraporevala), DSAs and performance-based RSUs awarded to our NEOs are subject to recourse mechanisms, including clawback, forfeiture and ex ante adjustments, and the immediate cash awards to our NEOs are also subject to recourse mechanisms, including clawback and ex ante adjustments as described in our “Compensation Discussion and Analysis—Other Elements of Compensation” section.

Historically the Compensation Committee intended to structure our NEO incentive compensation program so that our immediate cash incentives, DVAs/ SSGA LTIP and DSAs are Section 162(m)-qualified performance-based compensation delivered under the Senior Executive Annual Incentive Plan (SEAIP), which has been approved by our shareholders. (Our performance-based RSUs are granted under the 2006 Equity Incentive Plan and have also historically been intended to qualify under Section 162(m).) As discussed in the “Compensation Discussion and Analysis,” the deductibility of performance-based compensation under Section 162(m) was eliminated by the Tax Cuts and Jobs Act of 2017 effective January 1, 2018, subject to transition rules. Under the SEAIP, the Committee annually establishes a maximum payout amount for each NEO’s annual incentive award plus DSA awards. For 2017, this maximum payout amount was equal to a percentage of our operating-basis net income before income taxes and incentive compensation, or Operating NIBTIC, and subject to an annual limit of $10 million per executive. Operating NIBTIC for 2017 was $4.433 billion. The 2017 SEAIP incentive target was: 0.239063% for Mr. Hooley; 0.119531% for Mr. Aboaf; 0.203203% for Mr. O’Hanley and 0.071719% for Mr. Erickson. No 2017 SEAIP target was set for Mr. Taraporevala, as he was not a member of the Management Committee at the beginning of 2017, or Mr. Bell, as he was stepping down from his role as Chief Financial Officer during 2017. The Committee may use its discretion to reduce, but not increase, both the Operating NIBTIC amount used for the above purposes and the amount of compensation awarded to any one or more executives below the maximum payout amount permitted under the SEAIP. For 2017, the Committee did not exercise discretion to reduce Operating NIBTIC, but, for each NEO, the Committee exercised discretion to reduce the amount of incentive compensation awarded under the SEAIP below the applicable payout opportunity. All 2017 awards under the SEAIP fell within

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the incentive compensation ranges described above under the heading, “Compensation Discussion and Analysis—2017 Compensation Decisions—Total Compensation Approach—Individual Compensation Targets.”

Outstanding Equity Awards at Fiscal Year-End 2017(1)

Name (a)	Stock Awards(2)
	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (j)
Joseph L. Hooley	02/20/14	(3)	38,724	$3,779,850		$—
	02/19/15	(4)	27,412	2,675,685
	02/19/15	(5)	83,056	8,107,096
	02/29/16	(6)	53,108	5,183,872
	02/29/16	(7)			129,497	12,640,202
	02/27/17	(8)	53,398	5,212,179
	02/27/17	(9)			113,468	11,075,611
Eric W. Aboaf	12/30/16	(10)	16,825	1,642,288
	12/30/16	(11)			19,452	1,898,710
	02/27/17	(8)	8,850	863,849
	02/27/17	(9)			18,807	1,835,751
Ronald P. O’Hanley	04/30/15	(12)	13,619	1,329,351
	02/29/16	(6)	28,147	2,747,429
	02/29/16	(7)			68,633	6,699,267
	02/27/17	(8)	28,300	2,762,363
	02/27/17	(9)			60,137	5,869,973
Andrew Erickson	02/20/14	(13)	759	74,086
	02/19/15	(14)	1,488	145,244
	02/29/16	(15)	3,634	354,715
	02/27/17	(8)	7,636	745,350
	02/27/17	(9)			16,226	1,583,820
	11/30/17	(16)			44,763	4,369,316
Cyrus Taraporevala	04/29/16	(17)	17,402	1,698,609
	02/27/17	(18)	16,593	1,619,643
	11/30/17	(16)			44,763	4,369,316
Michael W. Bell	02/20/14	(3)	19,363	1,890,022
	02/19/15	(4)	10,965	1,070,294
	02/19/15	(5)	33,222	3,242,799
	02/29/16	(6)	21,243	2,073,529
	02/29/16	(7)			51,798	5,056,003
	02/27/17	(8)	21,358	2,084,754
	02/27/17	(9)			45,387	4,430,225

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(1)

The NEOs did not hold any stock options or Stock Appreciation Right (SAR) awards at fiscal year-end (December 31, 2017). All outstanding equity awards are subject to recourse mechanisms, including clawback and forfeiture adjustments as described in our “Compensation Discussion and Analysis—Other Elements of Compensation” section.

(2)	Stock award values in the table above are based on the closing share price of our common stock on December 29, 2017, the last trading day in 2017, which was $97.61.
(3)

DSAs that vest in four equal annual installments (25% per year) starting on February 15, 2015. Also includes performance-based RSUs with a one-year (January 1, 2014-December 31, 2014) performance measurement period. These awards were earned at 100% and the awards converted to time-based vesting in four equal installments (25% per year), starting on February 19, 2015. The remaining one-quarter of the DSA and performance-based RSU awards vested on February 15, 2018.

(4)

DSAs that vest in four equal annual installments (25% per year) starting on February 15, 2016. The balance of the award will vest in two equal installments, one of which vested on February 15, 2018. The last installment will vest on February 15, 2019.

(5)

Performance-based RSUs with a three-year performance measurement period (January 1, 2015-December 31, 2017). The awards were earned at 100% of target and vested in one installment on February 26, 2018.

(6)

DSAs that vest in four equal annual installments (25% per year) starting on February 15, 2017. The balance of the award will vest in three equal installments, one of which vested on February 15, 2018; the remaining two installments will vest on February 15, 2019 and 2020.

(7)

Performance-based RSUs with a three-year performance measurement period (January 1, 2016-December 31, 2018) vest in one installment based on the satisfaction of applicable performance criteria and on certification by the Compensation Committee following the end of the performance period. Awards have been included in the table above at 120% of target (i.e., maximum).

(8)	DSAs that vest in four equal annual installments (25% per year). The first installment vested on February 15, 2018; the remaining three installments will vest on February 15, 2019, 2020 and 2021.
(9)

Performance-based RSUs with a three-year performance measurement period (January 1, 2017-December 31, 2019) vest in one installment based on the satisfaction of applicable performance criteria and on certification by the Compensation Committee following the end of the performance period. Awards have been included in the table above at 140% of target (i.e., maximum).

(10)

DSAs granted to Mr. Aboaf in connection with his commencement of employment at State Street; these DSAs vest in two equal annual installments. The first installment vested on February 15, 2018; the last installment will vest on February 15, 2019.

(11)

Performance-based RSUs with a two-year performance measurement period (January 1, 2017-December 31, 2018) granted to Mr. Aboaf in connection with his commencement of employment at State Street; these awards vest in one installment based on the satisfaction of applicable performance criteria and on certification by the Compensation Committee following the end of the performance period. Awards have been included in the table above at 120% of target (i.e., maximum).

(12)

DSAs granted to Mr. O’Hanley in connection with his commencement of employment at State Street; these DSAs vest in four equal annual installments commencing on May 15, 2016. The balance of the award will vest in two equal installments on May 15, 2018 and 2019.

(13)

Two DSAs with the following vesting schedules: one award vests in four equal annual installments (25% per year) starting on February 15, 2015 and the second award vests in sixteen equal quarterly installments starting on May 15, 2014. The balance is the last installment for both of these awards which vested on February 15, 2018.

(14)

DSAs that vest in sixteen equal quarterly installments starting on May 15, 2015. The balance of the award will vest in five equal installments, one of which vested on February 15, 2018; the remaining four installments will vest on May 15, August 15 and November 15 in 2018 and February 15, 2019.

(15)

DSAs that vest in sixteen equal quarterly installments starting on May 15, 2016. The balance of the award will vest in nine equal installments. The first installment vested on February 15, 2018; the remaining eight installments will vest quarterly from May 15, 2018 to February 15, 2020.

(16)

Performance-based RSUs with a three-year performance measurement period (January 1, 2018-December 31, 2020) granted to Messrs. Erickson and Taraporevala as a promotion award in recognition of their promotions and role in the implementation of our leadership transition announced in November 2017; these awards vest in one installment based on the satisfaction of applicable performance criteria and on certification by the Compensation Committee following the end of the performance period. Awards have been included in the table above at target.

(17)

Two DSAs granted to Mr. Taraporevala in connection with his commencement of employment at State Street. One award vests in two equal annual installments starting on May 15, 2017. The last installment of 8,839 will vest on May 15, 2018. The second award vests in sixteen equal quarterly installments starting on August 15, 2016. The remaining balance of 8,563 reflects the last ten installments, one of which vested on February 15, 2018; the remaining nine installments will vest quarterly from May 15, 2018 to May 15, 2020.

(18)

DSAs that vest in sixteen equal quarterly installments starting on May 15, 2017. The balance of the award will vest in thirteen equal installments, one of which vested on February 15, 2018; the remaining twelve installments will vest quarterly from May 15, 2018 to February 15, 2021.

2017 Option Exercises and Stock Vested

	Option/SAR Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise(1) (#) (b)	Value Realized on Exercise(2) ($) (c)	Number of Shares Acquired on Vesting(3) (#) (d)	Value Realized on Vesting(4) ($) (e)
Joseph L. Hooley	167,135	$934,285	116,976	$9,583,185
Eric W. Aboaf	0	—	0	—
Ronald P. O’Hanley	0	—	16,191	1,332,197
Andrew Erickson	0	—	5,206	450,823
Cyrus Taraporevala	0	—	16,093	1,374,448
Michael W. Bell	0	—	31,926	2,615,059
(1)	SAR awards exercised in 2017.
(2)

The value realized on exercise of SAR awards is based on the intrinsic (“in-the-money”) value of the SAR awards exercised based on the closing share price of our common stock on the relevant exercise date.

(3)	Includes DSAs, performance-based RSUs and ESRP dividend shares which vested in 2017, as follows:
—	Stock awards that vested in 2017 as follows: Mr. Hooley: 116,611; Mr. O’Hanley: 16,191; Mr. Erickson: 5,206; Mr. Taraporevala: 16,093; and Mr. Bell: 31,926.
—

Mr. Hooley is 100% vested in his ESRP awards. During 2017, his ESRP awards earned fully-vested dividend shares which were attached to his outstanding ESRP awards as of each dividend payment. In 2017, Mr. Hooley earned 365 ESRP dividend shares.

(4)	The value realized on vesting for DSAs, performance-based RSUs and dividend shares (from ESRP) is based on the closing share price of our common stock on the relevant vesting or dividend payment date.

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2017 Pension Benefits(1)

Name	Plan Name	Number of Years Credited Service(2) (#)	Present Value of Accumulated Benefit(3)
(a)	(b)	(c)	(d)
Joseph L. Hooley	Retirement Plan	14	$243,470
	MSRP (Management Supplemental Retirement Plan)	14	1,056,130
	ESRP (Executive Supplemental Retirement Plan)	31	23,595,265

	Total		24,894,865

(1)	Mr. Hooley is the only NEO eligible to participate in our defined benefit pension plans since the other NEOs were either hired or appointed to an eligible role after January 1, 2008.
(2)

Retirement Plan and MSRP service is credited from first anniversary of date of hire, but plans are frozen with benefits ceasing to accrue for Mr. Hooley on December 31, 2010. ESRP service is credited from date of hire. For Mr. Hooley’s ESRP benefit, prior service for nine years with a State Street joint venture counts as credited service with State Street. The Committee does not consider this credit to represent extra years of service since it covers service with an affiliated company.

(3)	Actuarial assumptions for the year ended December 31, 2017, include the following:
—	benefit obligations are determined using a discount rate of 3.56% for the Retirement Plan, 3.27% for MSRP and 3.07% for ESRP as of December 31, 2017
—	retirement age assumed to be Normal Retirement Age as defined by each plan
—	no pre-retirement mortality, disability or termination assumed

Consistent with valuation assumptions, the form of payment reflected in this December 31, 2017 disclosure is 85% lump sum or installment payment and 15% annuity for the Retirement Plan and 100% three-year installment for the MSRP and ESRP.

State Street maintains a qualified defined benefit plan, referred to as the Retirement Plan. The Retirement Plan has been frozen to new accruals since January 1, 2008 (or as of January 1, 2011 for Mr. Hooley who met a specified combination of age and completed years of service). Prior to 1990, the Retirement Plan was a final average pay plan. Since January 1, 1990, the Retirement Plan has determined benefits using a cash balance formula. Under this formula, a notional account was established for each eligible participant which increased annually by both interest credits and pay credits. Interest credits are made at a specified rate and pay credits were based upon a percentage of the participant’s pay for applicable calendar years until the plan was frozen effective January 1, 2008 (as of January 1, 2011 for Mr. Hooley, as noted above). The pay credit percentages were 4.0% for the first year of participation increasing to 11.25% for the thirtieth year and zero thereafter. Eligible pay included a participant’s salary, overtime, cash incentive compensation and commissions.

In general, until August 31, 2003, the Retirement Plan provided that eligible participants who were continuously employed since December 31, 1989 and who retired after reaching age 55 would receive the greater of their cash balance account or the annual benefit derived from the “grandfathered” final average pay formula. For a participant with 30 or more years of service, the grandfathered formula would result in a benefit of 50% of final average pay (counting base salary only) minus 50% of the estimated Social Security benefit. For periods of service of less than 30 years, the benefit is reduced on a pro rata basis by year. The grandfathered portion of this “better of” treatment was frozen effective August 31, 2003 by ceasing future accruals under this formula based on a participant’s eligible average pay earned and benefit service completed after August 31, 2003. Years of service completed after that date continue to be counted, however, for purposes of determining early retirement reduction factors.

The Normal Retirement Age under the Retirement Plan is 65, although earlier retirement options are available. The Retirement Plan has a three-year vesting provision and participants who are vested are entitled to receive their account balances or equivalent annuities if they cease to be employed before retirement.

To comply with federal tax rules, the Retirement Plan limits the benefit that a participant may receive and the amount of compensation that may be taken into account for any participant in any year. State Street has maintained a supplemental retirement plan, the Management Supplemental Retirement Plan, referred to as the MSRP, that was designed to provide affected employees the benefits that would be payable under the Retirement Plan but for the limitations imposed by the Internal Revenue Code. The MSRP has been frozen in the same manner as described above for the Retirement Plan.

State Street also maintains the Executive Supplemental Retirement Plan, referred to as the ESRP, to provide officers at the executive vice president level or higher with competitive retirement benefits and encourage their continued employment. Officers become eligible to participate in the ESRP upon their appointment to an eligible position. During 2017, Messrs. Hooley, Erickson and Bell participated in the ESRP, although, as described below Messrs. Erickson and Bell were only eligible to participate in the defined contribution portion of the ESRP.

The ESRP provides two separate benefit components: a traditional defined benefit component, which was frozen effective January 1, 2008, and a defined contribution component, which was frozen effective January 1, 2017. In general, the defined

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benefit component of the ESRP (when expressed as a life annuity commencing at age 65) accrues at the annual rate of 2.5% of eligible earnings (generally base salary plus incentive compensation earned under the SEAIP), up to a maximum of 50% of eligible earnings. This formula benefit is offset by pension benefits from State Street or other sources, including a former employer, but excluding Social Security. For participants who retire early, the defined benefit component is reduced by a factor of 3% for each year under the age of 65 (the “standard reduction factors”), except that any participants who on January 1, 2005 were at least age 55 and had completed at least 10 years of service are subject instead to a monthly early retirement reduction of their formula benefit aggregating to 1% per year between age 60 and 65 and to 2.5% per year between ages 55 and 60 (the “pre-2005 reduction factors”), with the offset for other plan benefits reduced by the applicable factors under those plans. If a participant becomes disabled or dies before retirement, the ESRP pays a disability benefit equal to the participant’s accrued defined benefit component including offsets, reduced for early retirement age and multiplied by a percentage determined by dividing the sum of the participant’s age and service by 85, and a death benefit equal to one-half of the benefit calculated in the same manner.

For certain participants, the ESRP also contains special defined benefit provisions that may apply in lieu of or in addition to the general defined benefit provisions. In Mr. Hooley’s case, the actuarial equivalent of a hypothetical account balance that is periodically adjusted for interest on the same basis as the cash balance accounts under State Street’s tax-qualified defined benefit plan is added to the benefit determined from the defined benefit formula under the ESRP. No offsets apply to this formula benefit. As of 2017, the balance of this hypothetical account was $1,184,310. In addition, Mr. Hooley is credited with nine additional years of service under the plan for his service at a State Street joint venture and at State Street prior to the joint venture service. These special defined benefit provisions were implemented in accordance with a 2005 amendment to the plan specifically addressing the unique circumstances of Mr. Hooley’s service.

Effective January 1, 2008, the ESRP was amended to freeze the defined benefit component. However, these benefits continued to receive a 3% index each year as a cost-of-living adjustment through December 31, 2017. The amended plan includes a transition that continued the defined benefit component for certain executives who had attained age 50 and had served as an executive vice president for at least 5 years as of December 31, 2007. Mr. Hooley was provided with transition benefits which continued the defined benefit component until January 1, 2010, and his benefits are subject to the standard reduction factors. Other NEOs are ineligible to participate in the defined benefit portion of the ESRP since they were hired or appointed to an eligible position after December 31, 2007.

The defined contribution component of the ESRP was added to the plan effective January 1, 2008 and frozen effective January 1, 2017. This component of the ESRP generally provides that each of the named executive officers will receive, each year that they remain employed by State Street, an annual defined contribution credit to a book-keeping account in the amount of $200,000. Amounts credited to the account may be allocated by the executive among available notional investment options. Each of the NEOs (except Mr. Taraporevala) was also eligible to receive an additional $200,000 grant of DSAs under State Street’s equity incentive plan for each applicable year.

All defined contribution benefits under the ESRP are subject to retirement eligibility and vesting. Participants are eligible to receive one-third of their defined contribution ESRP benefit if they have attained age 53 and have a combined age and service of at least 60 (“Rule of 60”); vesting increases to two-thirds on the first birthday following initial vesting and to full vesting on the second birthday following initial vesting. Defined contribution benefits under the ESRP are subject to forfeiture in the event a participant’s employment terminates for any reason other than death or disability prior to vesting at any time. Effective August 1, 2012, for executives hired or rehired on or after that date, a minimum service requirement of five years was added to the definition of the “Rule of 60” in determining early retirement eligibility.

Vested participants who terminate their employment will receive their defined contribution benefit from the ESRP in three equal installments, with payments on the first day of the month coinciding with or following each of the six-month, one-year and two-year anniversaries of their termination of employment. In addition, benefits terminate if the participant engages in certain competitive activities within two-years of termination of employment.

The Compensation Committee approved amendments to the ESRP for the 2015 and 2016 compensation years that served to eliminate the generally applicable annual defined contribution credits and DSAs for those years. Effective January 1, 2017, the ESRP was amended to freeze the defined contribution component to all future accruals. Account balances as of January 1, 2017 will remain in place until distributed per the terms of the plan.

Based on age and service to State Street, Mr. Hooley is eligible for early retirement under the Retirement Plan and related supplemental plans. Since Messrs. Aboaf, O’Hanley, Taraporevala and Bell were hired at State Street after December 31, 2007, they do

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not participate in the Retirement Plan, the MSRP or the defined benefit portion of the ESRP. Further, Messrs. Aboaf, O’Hanley and Taraporevala did not receive any contributions under the defined contribution portion of the ESRP. Mr. Bell forfeited his ESRP defined contribution account balance as he was not retirement eligible and not vested in his ESRP when he left State Street in March 2017. Mr. Erickson was not a US employee prior to the defined benefit plans closing and therefore, does not participate in the Retirement Plan, or the MSRP. Mr. Erickson is a participant in the defined contribution portion of the ESRP; however, he is not early retirement eligible and does not meet the eligibility requirements to participate in the defined benefit portion of the ESRP.

Under the benefit formula described above, Mr. Hooley would have received the following benefits if he had retired at the end of 2017:

Name(1)	Retirement Plan	MSRP	ESRP Defined Benefit(2)	ESRP Defined Contribution(3)	Total Entitled Benefit
Joseph L. Hooley	$224,116	$974,221	$26,542,467	$3,338,007	$31,078,811
(1)

The defined benefit amounts provided in this table reflect early retirement factors and are different than the amounts included in the 2017 Pension Benefits Table, which are calculated as of Mr. Hooley’s unreduced normal retirement age and discounted to the end of 2017.

(2)	Mr. Hooley’s ESRP defined benefit includes his ESRP hypothetical account balance of $1,184,310.
(3)	The ESRP defined contribution annual cash credits and DSAs were reduced to zero for 2017 and all subsequent compensation plan years for Mr. Hooley.

2017 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions(3) ($)	Aggregate Balance at Last FYE(4) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Joseph L. Hooley(5)	$20,000	$11,500	$778,090	$—	$4,397,673
Eric W. Aboaf	—	—	—	—	—
Ronald P. O’Hanley	—	—	—	—	—
Andrew Erickson	—	—	50,522	—	282,405
Cyrus Taraporevala	—	—	—	—	—
Michael W. Bell	1,643	1,643	26,186	300,497	—
(1)	Includes employee defined contribution plan amounts for the MSSP for Messrs. Hooley and Bell.
(2)	Includes employer defined contribution plan amounts for the MSSP. These amounts are included in the “All Other Compensation” column of the Summary Compensation Table.
(3)

Mr. Bell’s aggregate withdrawals/distributions include a forfeiture of his ESRP in the amount of $192,775 in accordance with the ESRP terms. Mr. Bell was not retirement eligible and not vested in the ESRP when he left State Street in March 2017, forfeiting his ESRP balance. Mr. Bell withdrew his MSSP balance of $107,722 after he left State Street in accordance with the MSSP distribution terms.

(4)

Of the total amounts shown in this column, the following amounts have been reported as “All Other Compensation” in the Summary Compensation Table on page 49 in this proxy statement and in prior years’ proxy statements: Mr. Hooley: $904,000; Mr. Aboaf: $0; Mr. O’Hanley: $0; Mr. Erickson: $0; Mr. Taraporevala: $0; and Mr. Bell: $237,143 which was forfeited or withdrawn in 2017.

(5)

Not included in this table for Mr. Hooley is a full account distribution of approximately $2.9 million on June 22, 2017 of his Boston Financial Data Services, Inc. (BFDS) deferred compensation plan. Mr. Hooley’s participation in the BFDS deferred compensation plan resulted from his previously disclosed employment at BFDS, which ended in 2000. The BFDS transaction is discussed above under the “Related Party Transactions” section of this proxy statement.

State Street maintains the MSSP for designated highly compensated or managerial employees, which includes the NEOs, excluding Mr. Erickson, who is a Hong Kong-based employee and is not eligible for the MSSP. The MSSP provides eligible employees savings and Company matching contribution opportunities beyond the Internal Revenue Code limits imposed under the SSP. Under the MSSP, eligible employees may elect, prior to the beginning of a year, to defer (a) from 1% to 50% of base salary for the year, and/or (b) a percentage, from 5% to 100% of otherwise immediately payable annual cash bonus incentives (net of FICA withholding), excluding any amount subject to automatic deferral.

Like the SSP, the MSSP provides a 5% employer matching contribution. For 2017, State Street matched all deferrals made under the MSSP for 2017 up to a maximum of 5% of a participant’s MSSP match-eligible compensation, which is defined as the lesser of (i) base salary plus annual cash incentive compensation, or (ii) $500,000, in either case reduced by the applicable Internal Revenue Code cap on annual compensation ($270,000 in 2017).

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A book-keeping account is maintained for each participant reflecting deferrals, matching credits and increases or decreases based on the performance of notional investments selected by the employee, or on a default notional investment if the employee does not make a selection. A participant may change notional investments daily. The notional investments available for 2017 and the rate of return for the year were as set forth below.

Notional Investment(1)	Rate of Return
MSSP and ESRP Investments
SSGA U.S. Bond Index Fund	0.01%
Vanguard Prime Money Market Fund	1.09%
SSGA International Index Fund	19.51%
SSGA S&P 500 Index Fund	18.58%
State Street Corporation ESOP Stock Fund	39.26%
(1)

Non-US notional funds were added as investment options for the defined contribution ESRP effective June 1, 2015. Non-US notional funds and rates of return were not provided for the non-US investment options because they have not been selected by our NEO participants.

Participants elect to receive either or both of their base salary or immediate cash incentive compensation deferrals from the MSSP in a lump sum either (i) on the first business day of the month following the six-month anniversary of the participant’s termination of employment, or (ii) at a specified date not earlier than three years from the election date. Participants may also elect to receive deferrals in installments over two to ten years commencing on the six-month anniversary of the participants termination of employment. Distributions are subject to certain acceleration rules. Participants may change distribution elections consistent with limitations set forth in the plan and tax rules applicable to nonqualified deferred compensation. Matching and historical performance-based credits are automatically paid in a lump sum on the first day of the month following the six-month anniversary of the employee’s termination of employment. A participant’s account is payable in a lump sum upon the participant’s death. A participant who experiences a severe and unanticipated financial need may request a withdrawal of amounts deferred under the plan subject to certain restrictions.

The MSSP was amended during 2016 in order to modify the definition of “eligible compensation” used in determining plan eligibility. The definition of “eligible compensation” now includes incentive pay contemplated under a corporate transaction that occurred during the same year. Additionally, the plan was amended during 2016 and 2017 to add State Street Global Advisors Trust Company (SSGATC) and State Street Global Markets, LLC (SSGM) as participating employers, respectively.

Amounts related to the defined contribution component of the ESRP, which is described in the narrative accompanying the “2017 Pension Benefits” table, are included in the figures above in the table under the narrative of the “2017 Pension Benefits” section. The notional investment options available for the defined contribution ESRP are the same as the notional investment options listed above for the MSSP, with the addition of six non-US notional funds.

Defined Contribution Aggregate Balances as of December 31, 2017 (Fiscal Year End, FYE)

Aggregate Balance at Last FYE
Name	MSSP ($)	ESRP ($)	Total ($)
Joseph L. Hooley	$3,056,943	$1,340,730	$4,397,673
Eric W. Aboaf	—	—	—
Ronald P. O’Hanley	—	—	—
Andrew Erickson	—	282,405	282,405
Cyrus Taraporevala	—	—	—
Michael W. Bell	—	—	—

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Potential Payments upon Termination or Change of Control as of December 31, 2017

The tables below show certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2017 under various scenarios, including a change of control. The tables do not include the pension benefits or nonqualified deferred compensation that would be paid to an NEO, which are set forth in the “Pension Benefits” and “2017 Nonqualified Deferred Compensation” tables above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination. The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

Joseph L. Hooley	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 2,000,000	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	24,958,682	—	—	24,958,682	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	19,161,429	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	2,204,936	2,204,936	—	2,204,936	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	24,958,682	—	24,958,682	24,958,682	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	19,161,429	19,161,429	19,161,429	19,161,429	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	2,204,936	—	—	2,204,936	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	10,000,000	(e)
Pension Benefit	—	—	—	—	—	1,788,845	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	50,916	—	—	33,402	33,402
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	150,000	(g)
Total Value	—	46,375,963	46,325,047	46,325,047	48,358,449	68,322,294

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Eric W. Aboaf	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 753,846	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	2,506,137	—	—	2,506,137	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	3,023,372	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	—	—	—	—	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	—	2,506,137	2,506,137	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	3,023,372	3,023,372	3,023,372	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	—	—	—	—	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	5,000,000	(e)
Pension Benefit	—	—	—	—	—	2,692	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	—	—	—	13,377	29,221
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	50,000	(g)
Total Value	—	—	5,529,509	5,529,509	6,296,732	20,636,422

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Executive Compensation (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Ronald P. O’Hanley	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 923,077	$10,000,000	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	6,839,142	—	—	6,839,142	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	10,155,540	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	2,538,272	2,538,272	—	2,538,272	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	—	6,839,142	6,839,142	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	10,155,540	10,155,540	10,155,540	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	—	—	—	2,538,272	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	8,500,000	(e)
Pension Benefit	—	—	—	—	—	27,000	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	—	—	—	16,324	24,842
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	150,000	(g)
Total Value	—	—	19,532,954	19,532,954	20,472,355	38,259,796

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Andrew Erickson	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)(h)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 893,078	$6,893,580	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	1,319,394	—	—	1,319,394	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	5,559,475	(c)
Accelerated Vesting and Payment of Deferred Value Awards (DVAs)	—	—	696,401	696,401	—	696,401	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	—	1,319,394	1,319,394	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	5,559,475	5,559,475	5,559,475	—
Continued Vesting and Payment of Deferred Value Awards (DVAs)	—	—	—	—	696,401	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	3,000,000	(e)
Pension Benefit	—	—	—	—	—	—	(f)
Unvested Pension Benefits(6)	—	—	282,405	282,405	—	282,405
Continued Health & Welfare Benefit	—	—	—	—	29,221	26,295
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	50,000	(g)
Total Value	—	—	7,857,675	7,857,675	8,497,569	17,852,550

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Cyrus Taraporevala	Termination for Gross Misconduct	Retirement(1)	Death	Disability	Involuntary Termination without Cause(2)	Termination in Connection with Change of Control(3)(i)
Cash Severance Plan Benefits	$ —	$ —	$ —	$ —	$ 430,769	$ 4,371,816	(a)
Accelerated Vesting of Deferred Incentive Awards(4)
Accelerated Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	3,318,252	—	—	3,318,252	(b)
Accelerated Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	—	—	—	4,369,316	(c)
Accelerated Vesting and Payment of Deferred Cash (DVAs and SSGA LTIP)	—	—	3,632,709	3,632,709	—	3,632,709	(d)
Continued Vesting of Deferred Incentive Awards(4)
Continued Vesting and Payment of Deferred Stock Awards (DSAs)	—	—	—	3,318,252	3,318,252	—
Continued Vesting and Payment of Performance-Based RSUs (RSUs)	—	—	4,369,316	4,369,316	4,369,316	—
Continued Vesting and Payment of Deferred Cash (DVAs and SSGA LTIP)	—	—	—	—	3,632,709	—
Additional Benefits
Current Year Immediate Cash Incentives(5)	—	—	—	—	—	1,785,908	(e)
Pension Benefit	—	—	—	—	—	27,000	(f)
Unvested Pension Benefits(6)	N/A	N/A	N/A	N/A	N/A	N/A
Continued Health & Welfare Benefit	—	—	—	—	9,772	18,147
Outplacement	—	—	—	—	—	25,000
Other Benefits	—	—	—	—	—	50,000	(g)
Total Value	—	—	11,320,277	11,320,277	11,760,818	17,598,148
(1)

Each of our NEOs is also entitled to benefits payable upon retirement or other qualifying termination under State Street’s defined benefit pension plans and nonqualified deferred compensation plans. These plans are described above under “2017 Pension Benefits” and “2017 Nonqualified Deferred Compensation.” All payments upon the separation from service of “specified employees” within the meaning of Section 409A of the Internal Revenue Code are subject to a six-month delay under the rules of Section 409A to the extent applicable. In addition, upon a qualifying retirement, all eligible employees, including our NEOs, may continue medical coverage until age 65 under State Street’s welfare benefit program. A qualifying retirement requires attainment of age 55, completion of 5 years of service and participation in State Street’s medical plan at the time of retirement. As of December 31, 2017, Mr. Hooley is the only current NEO who met these conditions. Fixed cost sharing (health and welfare benefit) subsidies apply upon the qualifying retirements of employees who have attained age 47 and completion of 7 years of service as of December 31, 2007. Assuming a termination of employment as of December 31, 2017, Mr. Hooley is the only current NEO who would be eligible for fixed cost sharing subsidies.

(2)

State Street has a severance plan that provides benefits to all eligible employees upon specified involuntary separations from service due to an organizational change, such as a reduction in force. Employees are required to execute a separation agreement and release acceptable to State Street in order to receive benefits under the plan. The severance plan provides for an amount of severance pay equal to a specified number of weeks of base salary, up to a maximum, based on employment title. These severance benefits are subject to the employee’s compliance with specified restrictive covenants including confidentiality and non-solicitation. For all eligible employees who hold an executive vice president or more senior title, including our current NEOs, the plan provides for a severance period of 52 weeks (including a two-week notice period) of base salary plus four weeks of base salary per completed year of service up to a maximum of 104 weeks of base salary. In addition, the plan provides for continued participation in State Street’s welfare benefit plan for the severance period at active employee rates (subject to timely enrollment in COBRA continuation coverage) and personal outplacement services by a third-party provider. Amounts above assume a qualifying termination of employment on December 31, 2017. For these purposes, the severance amounts are not discounted for payment over time and welfare benefits are valued at 2017 rates.

(3)

Calculations assume a change of control occurred on December 31, 2017 and a qualifying termination of employment entitling the executive to the specified benefits occurred on that date. The value of shares of common stock used in calculations is based on the closing price of State Street’s common stock on the NYSE on December 29, 2017, $97.61. Effective March 26, 2014, none of our NEOs are eligible to receive a gross-up payment in connection with their change-of-control benefits. For a detailed description of payments and benefits under a termination in connection with change of control refer to the “Change of Control” section below.

(a)

The amount would be paid as a lump sum but has been calculated without any present-value discount assuming that base pay would continue at 2017 rates and SEAIP bonuses would continue at 2017 target levels for Messrs. Hooley, Aboaf, O’Hanley, Erickson and assuming the prior year’s annual bonus including the adjustment factor on the deferred cash for Mr. Taraporevala. Severance is reduced in the event that reducing parachute payments to the 280G safe harbor level would result in a higher after-tax payment. Assuming a change of control occurred on December 31, 2017, none of our NEOs would have a severance reduction upon a qualifying termination of employment.

(b)	Represents the value of DSAs and performance-based RSUs with known performance that were subject to service-based restrictions on December 31, 2017. These restrictions lapse upon a change of control.

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(c)	Represent the estimated value of unearned performance-based RSUs granted in 2016 and 2017 based on Company ROE performance through December 31, 2017.
(d)	Represents the value of all deferred value awards that were subject to service-based restrictions on December 31, 2017. These restrictions lapse upon a change of control.
(e)

The accrued obligation is equal to the target SEAIP bonus for Messrs. Hooley, Aboaf, O’Hanley, Erickson and the prior year’s cash incentive award (immediate and deferred including the prior year’s adjustment factor of 5.16%) for Mr. Taraporevala to be paid to each executive in February 2018 for the 2017 year.

(f)	The enhancement to any pension benefit otherwise owed to an executive would be paid as a lump sum. The final years for which defined benefit base pay and target bonus applied was 2010 for Mr. Hooley.
(g)

Represents the value of perquisites (based on eligibility, including items such as cost of car and driver and residential security) that would continue for two years upon a change of control. Assumed $75,000 per year for Messrs. Hooley and O’Hanley, and $25,000 per year for Messrs. Aboaf, Erickson and Taraporevala.

(h)

Mr. Erickson entered into a change-of-control agreement with the Company effective February 22, 2018. The table above reflects Mr. Erickson’s change-of-control benefit as if his change-of-control agreement was in effect on December 31, 2017.

(i)

Mr. Taraporevala had an Executive Vice President (EVP) change-of-control agreement in place as of December 31, 2017. Mr. Taraporevala’s table above reflects the terms of his EVP change-of-control agreement. The other NEOs have a Management Committee (MC) change-of-control agreement and their tables reflect the terms of the MC change-of-control agreement. The only difference between the EVP change-of-control agreement and the MC change-of-control agreement is the calculation methodology for the annual bonus used in the annual bonus and severance calculations in a change of control. The annual bonus in the EVP change-of-control agreement is the prior year’s cash incentive (immediate cash and DVA/SSGA LTIP including the adjustment factor). The annual bonus in the MC change-of-control agreement is the target SEAIP bonus. Mr. Taraporevala was not part of the MC in February 2017 when the 2017 SEAIP targets were approved. A 2018 SEAIP target was approved for Mr. Taraporevala in February 2018 and he will receive an MC change-of-control agreement in 2018.

(4)

Pursuant to the terms of applicable award agreements under our 2006 Equity Incentive Plan, the 2017 Stock Incentive Plan, the Amended and Restated Supplemental Cash Incentive Plan and the SSGA LTIP, all deferred incentive awards continue to vest if an employee (1) is terminated involuntarily other than for gross misconduct, (2) retires after attaining age 55 and completing 5 years of service with State Street, (3) becomes disabled or (4) dies. Vesting and payment of DSAs will be accelerated in full in the case of death, and vesting and payment of DVAs will be accelerated in full in the case of death or disability. In the four termination scenarios listed in this footnote, performance-based RSUs will continue to vest and be paid on the scheduled payment date, subject to attainment and certification of performance measures. Performance-based RSUs for the 2017 award year have a three-year performance measurement period (January 1, 2017–December 31, 2019) and will vest in one installment upon certification at the end of the performance period. For these purposes, shares of common stock are valued at the closing price of our common stock on December 29, 2017 ($97.61) and are currently shown as earned at 100% (target); however, the percent at which the awards actually will be earned will remain unknown until the end of the three-year performance period. Deferred incentive awards to our NEOs that continue to vest as scheduled after termination remain subject to applicable forfeiture and clawback provisions. DVAs that are paid on an accelerated basis following disability remain subject to applicable clawback provisions in the case of awards granted in 2017 for 2016 performance and for subsequent performance years. DSAs and DVAs that are paid on an accelerated basis following death do not remain subject to clawback provisions. For a description of forfeiture and clawback provisions, see above in this proxy statement under the heading “Compensation Design Elements–Recourse Mechanisms.”

(5)

Should an employee terminate due to death or disability prior to the payment date of current year immediate cash incentives, a pro-rated amount may be paid in State Street’s sole discretion to the participant or his/her estate.

(6)

Only Mr. Hooley is fully vested in his pension benefits. Amounts shown for Mr. Erickson reflect the balance of his unvested annual defined contribution cash credits and DSAs as of December 31, 2017 under the ESRP. Vesting and payment of these amounts under the ESRP will be accelerated in the event of death or disability.

Change of Control

State Street has entered into an agreement with each of our NEOs that would become effective upon a change of control of State Street or upon a termination of employment arising in connection with or in anticipation of such change of control. A change of control is defined to include the acquisition of 25% or more of our outstanding stock, the failure of incumbent directors (or their designated successors) to constitute a majority of the Board of Directors or a merger, consolidation or sale of all or substantially all of our assets in which State Street shareholders do not retain a majority of the voting power of the surviving or successor corporation and incumbent directors do not constitute a majority of the Board. These agreements have a two-year term that is annually renewed at the end of the year, unless State Street gives the executive notice at least 60 days before the annual renewal date that the agreement will not be renewed. Mr. Erickson entered into a change-of-control agreement with the Company effective February 22, 2018.

Each change-of-control agreement provides for two years of continued employment after a change of control on terms commensurate with those previously in effect, including base salary at an unreduced rate and minimum incentive compensation set at the target incentive compensation amount under the SEAIP applicable to the executive officer for the fiscal year in which the change of control occurs with the exception of Mr. Taraporevala, whose minimum incentive compensation is set at the prior year’s cash incentive (immediate and deferred including the adjustment factor) awarded under the Company’s annual incentive plan. Each agreement also provides for two years of continued participation in savings, welfare benefit, fringe benefit and retirement plans on terms no less favorable than those in effect prior to the change of control, and payment of legal fees in connection with the enforcement of the executive officer’s rights under the agreement.

The change-of-control agreements also provide our NEOs with the payment of accrued salary and benefits, including a pro-rated target incentive compensation amount under the SEAIP (with the exception of Mr. Taraporevala, as noted above), in the event of a termination by reason of death or disability, and they provide for additional severance benefits as summarized below upon the cessation of employment under a “double-trigger” mechanism. This mechanism requires the occurrence of both a change of control and either the termination of employment without cause or by the officer for good reason during the two-year term of the change-of-control agreement.

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The severance benefits provided include: (1) a lump sum payment, subject to a maximum of $10 million, equal to two times the sum of base salary and the target incentive compensation under the SEAIP (with the exception of Mr. Taraporevala, as noted above) for the year of the change of control, (2) a lump sum payment equal to two times State Street’s contributions to the defined contribution retirement plans applicable to the officer, (3) in the case of officers who are eligible to participate in State Street’s frozen qualified and supplemental defined benefit plans, a lump sum payment equal to the actuarial value of the incremental benefit that the officer would have received under such plans had he or she remained employed for two years after the date of termination, (4) continued employee welfare benefits for two years after the date of termination, (5) reasonable outplacement services and (6) to the extent not already vested, immediate vesting in benefits under the ESRP.

Since February 20, 2014, State Street’s 2006 Equity Incentive Plan, 2017 Stock Incentive Plan, Amended and Restated Supplemental Cash Incentive Plan, SSGA LTIP and award agreements under those plans provide for accelerated vesting and payment of awards under a “double trigger” mechanism. This standard applies to all deferred equity and cash awards outstanding, including awards to our NEOs. Our agreements now provide, in the context of a change of control, for accelerated vesting and payment only upon a change of control and either a termination of employment without cause or by the officer for good reason, in each case on or prior to the first anniversary of the change of control. Performance-based RSUs will convert into State Street common stock at the following rates in the case of a change of control occurring prior to the end of the three-year performance period: (i) 100% in the case of a change of control in the first year, (ii) in the second year at the rate obtained by averaging the actual GAAP ROE results for the first calendar year, adjusted in accordance with the Plan, and 100% for each of the second and third years and (iii) in the third year at the rate obtained by averaging the actual GAAP ROE results, adjusted in accordance with the Plan, for each of the first and second calendar years and 100% for the third year. In the case of a two-year performance period: (i) 100% in the case of a change of control in the first year and (ii) in the second year at the rate obtained by averaging the actual GAAP ROE results for the first calendar year, adjusted in accordance with the Plan, and 100% for the second year.

Effective March 26, 2014, each change-of-control agreement provides that, in the event change-of-control benefits would exceed 110% of the product of 2.99 multiplied by the officer’s base amount, then the value of such benefits shall be either (i) subject to a cutback or (ii) delivered in full, whichever of the foregoing provides the executive the greatest benefit on an after-tax basis (with the golden parachute excise tax being the responsibility of the executive to pay). If benefits are below the 110% threshold, the executive would be subject to an automatic cutback to assure that the change-of-control benefits do not exceed 2.99 times the NEO’s base amount.

The amounts set forth in the column entitled “Termination in Connection with Change of Control” in the tables above are based on the hypothetical assumption that on December 31, 2017 State Street had a change of control and that immediately thereafter, but also on December 31, 2017, the executive was terminated, received a lump sum payment of all cash entitlements under the change-of-control agreement and all equity awards accelerated upon the change of control.

Estimated Payouts upon Termination of Employment

Mr. Bell left State Street on March 3, 2017. Pursuant to the terms of his Transition Agreement dated April 15, 2016, Mr. Bell’s outstanding equity awards will continue to vest according to their original terms. As of March 3, 2017, his 72,929 outstanding DSAs were worth $5,850,364 and his 108,806 outstanding performance-based RSUs were worth $8,728,417, based on the closing price of our common stock of $80.22 on that date. The final value of the performance-based RSUs will not be determined until after the conclusion of the performance period for each outstanding award. Mr. Bell also received $10,453 for unused vacation, as noted in the Summary Compensation Table above. Mr. Bell did not receive severance or other retirement enhancements.

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ITEM 2 – APPROVAL OF ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

The Board of Directors recommends that shareholders approve the advisory proposal on executive compensation set forth below. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the approval of this advisory proposal. We believe that shareholder feedback on executive compensation is important and have provided shareholders the opportunity to vote annually on an advisory executive compensation proposal since 2009. Over the past several years shareholders have consistently approved the “say-on-pay” vote, and in 2017, 96.5% of the votes cast supported the proposal.

State Street develops and implements a compensation program for our NEOs and other executive officers with the goals of:

•	attracting, retaining and motivating superior executives

•	rewarding those executives for meeting or exceeding annual and long-term financial and strategic objectives

•	driving long-term shareholder value and financial stability

•	providing equal pay for work of equal value

•	achieving the preceding goals in a manner aligned with sound risk management and our corporate values

For each NEO, the Compensation Committee determines the appropriate level of total compensation for the year. This determination is based on a subjective evaluation of many factors, including corporate performance, individual performance and market, regulatory and shareholder considerations. Along with the “say-on-pay” advisory proposal, we also engage several of our largest shareholders to receive their specific perspectives on our compensation programs and governance practices. For 2017, we held discussions with shareholders representing more than 30% of our outstanding common stock. Based on these discussions, we believe our shareholders, in general, support our executive compensation program, and therefore, we continued many of the elements of our program, such as maintaining a high level of equity and deferral for incentive compensation awards as well as emphasizing pay for performance and alignment with shareholder interests. Our compensation practices for NEOs, including the complete framework used by the Compensation Committee in evaluating and making 2017 compensation decisions, are described in “Compensation Discussion and Analysis.”

The advisory proposal is provided in accordance with Section 14A of the Securities Exchange Act of 1934, or the Exchange Act, and is non-binding. The outcome of this advisory proposal does not overrule any decision by, create or imply any change to the fiduciary duties of, or create or imply any additional fiduciary duties for State Street or the Board of Directors (or any of its committees). Though the vote is non-binding, the Compensation Committee will take into account the outcome of the vote on this advisory proposal when considering future executive compensation arrangements.

The text of the proposal presented for your approval is as follows:

VOTED:

That the compensation of State Street’s executives, as disclosed pursuant to the SEC’s compensation disclosure rules, as set forth in this proxy statement under the heading “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and related material, is approved; provided, that, this resolution shall not be binding on State Street’s Board of Directors or any of its committees and may not be construed as overruling any decision by the Board of Directors or any of its committees.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 3 – AMENDMENT TO ARTICLES OF ORGANIZATION TO IMPLEMENT A MAJORITY VOTING STANDARD FOR SPECIFIED CORPORATE ACTIONS

State Street is asking shareholders to approve an amendment to our Articles of Organization to implement a majority voting standard for specified corporate actions. Chapter 156D of the Massachusetts Business Corporation Act currently provides that the default voting requirement for certain corporate actions is the affirmative vote of at least two-thirds of the outstanding shares of common stock of a corporation. However, the Massachusetts Business Corporation Act permits corporations to modify the default voting requirements through an amendment to their Articles of Organization. The proposed amendment implements a majority voting requirement for all corporate actions to which the two-thirds default voting requirement would otherwise apply under the Massachusetts Business Corporation Act.

Our Board of Directors recognizes that many shareholders believe that a majority voting requirement will provide shareholders with a greater voice in expressing their views on matters impacting a corporation. Our Board of Directors believes reducing the voting requirements is in the best interest of the shareholders, and therefore, approval of this proposal by shareholders will change the voting requirement to approve certain corporate actions from the affirmative vote of two-thirds of the outstanding shares of common stock to the affirmative vote of at least a majority of outstanding shares of common stock. A proposed amendment and restatement of Article 6 of the Articles of Organization is set forth in Appendix B to this proxy statement, and the summary of the proposed amendment contained in this Item 3 is qualified by the full text of the proposed amendment and restatement.

If this proposal is approved, upon filing of Articles of Amendment to our Articles of Organization, the affirmative vote of at least a majority of all the shares of common stock entitled to vote on the matter and at least a majority of the shares in any voting group entitled to vote separately on the matter, will be required to approve the following corporate actions:

•	Amending the Articles of Organization

•	Acting on a merger or share exchange

•	Selling all or substantially all property other than in the regular course of business

•	Authorizing voluntary dissolution

•	Approving a plan of domestication to a foreign jurisdiction

•	Approving a plan of entity conversion to a domestic or foreign entity

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2018 NOTICE OF MEETING AND PROXY STATEMENT

EXAMINING AND AUDIT COMMITTEE MATTERS

Examining and Audit Committee Pre-Approval Policies and Procedures

State Street’s Examining and Audit Committee has established pre-approval policies and procedures applicable to all services provided by State Street’s independent registered public accounting firm, pursuant to which the Examining and Audit Committee reviewed for approval each particular service expected to be provided. In connection with that review, the Examining and Audit Committee is provided with detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the independent auditor. Pre-approvals could include pre-approved cost levels or budgeted amounts or a range of cost levels or budgeted amounts. Pre-approval is also required for substantive changes in terms, conditions and fee arrangements resulting from changes in the scope, structure or other items. The pre-approvals include services in categories of audit services, audit-related services, tax services and other services (services permissible under the SEC’s auditor independence rules). The services shown in the table below were approved by the Examining and Audit Committee in accordance with these pre-approval policies and procedures.

Audit and Non-Audit Fees

Ernst & Young LLP was State Street’s independent registered public accounting firm for each of the fiscal years ended December 31, 2017 and December 31, 2016. Fees incurred by State Street and its subsidiaries for professional services rendered by Ernst & Young LLP with respect to 2017 and 2016 were as follows:

Description (In millions)	2017	2016
Audit Fees	$16.2	$18.6
Audit-Related Fees	15.4	15.6
Tax Fees	7.8	8.6
All Other Fees	0.0	4.4

Services provided under Audit Fees primarily included statutory and financial statement audits, the requirement to opine on the design and operating effectiveness of internal controls over financial reporting and accounting consultations billed as audit services. Services provided under Audit-Related Fees consisted principally of reports on the processing of transactions by servicing organizations, non-statutory audits and due diligence procedures. Services provided under Tax Fees consisted principally of compliance and corporate tax advisory services. In 2016, services provided under All Other Fees consisted of advisory services primarily related to certain regulatory initiatives. These fees were not incurred in 2017.

In addition to the services described above, Ernst & Young LLP provides audit and tax compliance services to certain mutual funds, exchange-traded funds, or ETFs, and foreign-based private investment funds for which State Street is the sponsor and investment adviser or manager. The mutual funds and ETFs have boards of directors or similar bodies that make their own determinations as to selection of the funds’ audit firms and approval of any fees paid to such firms. In the case of certain foreign-based private investment funds, State Street participates in the selection of the audit firm to provide the audit and tax compliance services. All of the fees for such services are paid by the mutual funds, ETFs and foreign-based private investment funds—not by State Street—and are not included in the table above.

Report of the Examining and Audit Committee

The Examining and Audit Committee, referred to in this report as the Committee, consists entirely of members who meet the independence requirements of the listing standards of the NYSE and the rules and regulations of the SEC, as determined by the Board of Directors. Further, all of the members of the Committee are financially literate, based upon their education and experience, as such qualification under the listing standards of the NYSE is interpreted by the Board. The Board has determined, based upon education and experience as a principal accounting or financial officer or public accountant, or experience actively supervising a principal accounting or financial officer or public accountant, that each member of the Committee satisfies the

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Examining and Audit Committee Matters (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

definition of “audit committee financial expert,” as set out in the rules and regulations under the Exchange Act, and have accounting or related financial management expertise, as such qualification under the listing standards of the NYSE is interpreted by the Board. The Committee furnishes the following report:

On behalf of State Street’s Board of Directors, the Committee oversees the operation of a system of internal controls designed to ensure the integrity of State Street’s financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of State Street’s independent registered public accounting firm. It is management’s responsibility to prepare State Street’s consolidated financial statements and establish and maintain internal controls over financial reporting. The role of the independent registered public accountant is to independently audit the consolidated financial statements and effectiveness of internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB).

Consistent with this oversight responsibility, the Committee has reviewed and discussed with management the audited consolidated financial statements for the year ended December 31, 2017 and their assessment of internal controls over financial reporting as of December 31, 2017. Ernst & Young LLP, State Street’s independent registered public accounting firm, issued their unqualified report on State Street’s consolidated financial statements and the design and operating effectiveness of State Street’s internal controls over financial reporting.

The Committee has discussed with our independent registered public accounting firm the matters required to be discussed by AS 1301, “Communications with Audit Committees,” issued by the PCAOB. The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and has conducted a discussion with Ernst & Young LLP relative to its independence. The Committee has considered whether Ernst & Young LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that State Street’s audited consolidated financial statements for the year ended December 31, 2017, be included in State Street’s annual report for the fiscal year then ended.

Submitted by,

William C. Freda, Chair Patrick de Saint-Aignan Lynn A. Dugle Richard P. Sergel

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2018 NOTICE OF MEETING AND PROXY STATEMENT

ITEM 4 – RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that shareholders approve the ratification of the selection of the independent registered public accounting firm described below. The Examining and Audit Committee has appointed Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2018. Ernst & Young LLP has acted as our independent auditor since 1972.

The Examining and Audit Committee has direct responsibility for the appointment, compensation, retention, evaluation and oversight of the work of our independent registered public accounting firm, including the sole authority for the establishment of pre-approval policies and procedures for all audit and non-audit engagements. The Examining and Audit Committee also oversees the integrity of our financial statements and reports and the qualifications, performance and independence of State Street’s independent registered public accounting firm.

The Examining and Audit Committee annually assesses the appointment of the independent registered public accounting firm and considers among other factors:

•	If the retention of the registered public accounting firm is in the best interests of State Street and its shareholders

•	The results of an annual survey prepared by management on the performance of the independent registered public accounting firm

•	The technical expertise, experience and knowledge level of the independent registered public accounting firm

•	The recent performance of the independent registered public accounting firm and lead partner, including quality of communication, competence and responsiveness

•	The independence of the independent registered public accounting firm

•	Known legal risks and significant proceedings of the independent registered accounting firm

•	The fees incurred by State Street for the services rendered by the independent registered accounting firm

In accordance with SEC rules and Ernst & Young LLP policies, the lead audit partner must be rotated at least every five years. The Examining and Audit Committee and the Committee Chair are involved in the selection of the lead engagement partner pursuant to the rotation requirement. The Examining and Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interest of State Street and its shareholders. For more information, see the discussion in this proxy statement under the heading “Examining and Audit Committee Matters.”

We have been advised by Ernst & Young LLP that it is a registered public accounting firm with the Public Company Accounting Oversight Board (United States) and complies with the auditing, quality control and independence standards and rules of that Board and the SEC.

Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire. While shareholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification to learn the opinion of shareholders on the selection. Should the selection of Ernst & Young LLP not be ratified by the shareholders, the Examining and Audit Committee will reconsider the matter. Even in the event the selection of Ernst & Young LLP is ratified, the Examining and Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if in its view such a change is in the best interests of State Street and its shareholders.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Questions and Answers About Voting

Why am I receiving these materials?

State Street’s Board of Directors is soliciting your vote by proxy at the 2018 annual meeting of shareholders. This proxy statement includes information that we are required to provide to you under the rules of the SEC and is designed to assist you in voting your shares.

Can I access State Street’s proxy materials and annual report electronically?

This proxy statement and our annual report, including our audited consolidated financial statements for the year ended December 31, 2017, are available to our shareholders on the Internet. On April [•], 2018, we mailed to our U.S. shareholders as of March 9, 2018, the record date for the annual meeting, a notice containing instructions on how to access these proxy materials online and how to vote. Also on April [•], 2018, we began mailing printed copies of these proxy materials to shareholders that have requested printed copies and to shareholders outside the United States. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the notice instructs you on how to access and review online all of the important information contained in the proxy statement and annual report. The notice also instructs you on how you may submit your vote over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice.

How do I request a printed copy of the proxy materials?

To request a printed copy of the proxy statement, annual report and form of proxy relating to this shareholder meeting or future shareholder meetings, visit www.proxyvote.com, telephone 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. You must have available the 16-digit control number from the notice described above.

What are the directions to the meeting?

Directions to the meeting are as follows:

From the North:

Take Expressway (I-93) South to exit 20A and follow the signs for South Station. Follow exit ramp and cross Summer Street. Turn right onto Lincoln Street. Take first left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

From the South:

Take Expressway (I-93) North to exit 20 (South Station). Bear left at the ramp to South Station/Chinatown. You will see State Street Financial Center directly ahead. You will be on Lincoln Street. Follow Lincoln Street through the major intersection at the lights (pass the entrance to the building). Take left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

From the West:

Take Mass Turnpike (I-90) to exit 24A (South Station). Turn left on Kneeland Street towards Chinatown. Turn right onto Lincoln Street at the light. Follow Lincoln Street through the major intersection at the lights (pass the entrance to the building). Take left onto Bedford Street. Take first left onto Kingston Street. Entrance to the garage is on the left.

Via Massachusetts Bay Transportation Authority:

Take the MBTA Red Line train or Commuter Rail to the South Station MBTA stop. Exit the train station and walk across Atlantic Avenue (towards Summer Street and Federal Street). Follow Summer Street to Lincoln Street.

What is the record date for the meeting?

Our Board of Directors has fixed the record date for the annual meeting as of the close of business on March 9, 2018.

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General Information (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

How many votes can be cast by all shareholders?

As of the record date, 367,874,930 shares of our common stock were outstanding and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If your shares are registered in your name, you may vote in person at the annual meeting or by proxy without attending the meeting. Registered shareholders may also vote by telephone or on the Internet by following the instructions included with your proxy card or the notice we mailed to you on April [•], 2018. In addition, if you received a printed proxy card, you may mark, sign, date and mail the proxy card you received from State Street in the postage-paid return envelope. If you vote in accordance with any of the available methods, your shares will be voted at the meeting pursuant to your instructions. If you sign and return the proxy card or vote by telephone or on the Internet but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

If your shares are held in “street name” by a broker, bank or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your bank, broker or other nominee will send you directions on how to vote those shares, which may include the ability to instruct the voting of your shares by telephone or on the Internet.

If your shares are held by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain from the record holder, and bring with you to the meeting, a legal proxy from the record holder issued in your name. Please note that this legal proxy from the record holder is in addition to the picture identification and proof of beneficial ownership required for your admission into the meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

•	Item 1 – FOR election of the 10 nominees named herein as directors (page 12)

•	Item 2 – FOR approval of the advisory proposal on executive compensation (page 67)

•	Item 3 – FOR amending the Articles of Organization to implement a majority voting standard for specified corporate actions (page 68)

•	Item 4 – FOR ratification of the selection of the independent registered public accounting firm (page 71)

Additionally, if other matters are presented at the annual meeting, the persons named in the proxy card as proxy holders are authorized to vote on the additional matters as they determine.

Who pays the cost for soliciting proxies by State Street?

State Street will pay the cost for the solicitation of proxies by the Board. The solicitation of proxies will be made primarily by mail and electronic means. State Street has retained Georgeson Inc. to aid in the solicitation of proxies for a fee of $19,500, plus expenses. Proxies may also be solicited by employees of State Street and its subsidiaries personally, or by mail, telephone, fax or e-mail, without any remuneration to such employees other than their regular compensation. State Street will reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.

What is householding?

Some banks, brokers and other nominee record holders may be “householding” our proxy statements, annual reports and related materials. “Householding” means that only one copy of these documents may have been sent to multiple shareholders in one household. If you would like to receive your own set of State Street’s proxy statements, annual reports and related materials, or if you share an address with another State Street shareholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

May I change my vote?

If you are a registered shareholder, you may change your vote or revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by submitting an electronic proxy as of a later date or by attending the meeting and voting in person. If your shares are held in “street name,” you must contact your bank, broker or other nominee for instructions on changing your vote.

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General Information (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

What constitutes a quorum?

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. A share once represented for any purpose at the annual meeting will be deemed present for determination of a quorum for the entire meeting and for any adjournment of the meeting (unless (1) a shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and the shareholder does not vote the shares or otherwise consent that they are to be deemed present or (2) in the case of an adjournment, a new record date is set for that adjourned meeting).

What vote is required to approve each item?

Since it is an uncontested election of directors at the annual meeting, a nominee for director will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election (Item 1). If the votes cast “against” the nominee’s election exceed the votes cast “for” the nominee’s election, the nominee will not be elected to the Board of Directors. However, under Massachusetts law, if a nominee that is an incumbent director is not elected to the Board of Directors, that incumbent director will “hold over” in office as a director until his or her successor is elected or until there is a decrease in the number of directors. Under our Corporate Governance Guidelines, in an uncontested election of directors, any incumbent director who does not receive more votes cast “for” his or her election than votes cast “against” his or her election will submit to the Board a letter of resignation for consideration by the Nominating and Corporate Governance Committee. After consideration, that Committee would make a recommendation to the Board on action to be taken regarding the resignation. No such tendered resignation will be deemed effective unless and until it is accepted by action of the Board.

The actions concerning the advisory proposal on executive compensation (Item 2) and the ratification of the selection of the independent registered public accounting firm (Item 4) will be approved if the votes cast “for” the action exceed the votes cast “against” the action. Items 2 and 4 are non-binding proposals. The proposal to amend the Articles of Organization to implement a majority voting standard for specified corporate actions (Item 3) requires the affirmative vote of at least two-thirds of the outstanding shares of our common stock to be approved.

How is the vote counted?

Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by State Street to act as tellers for the meeting.

“Abstentions” and “broker non-votes” are not counted as votes with respect to any of the items to be voted on at the annual meeting. With respect to the proposal to amend the Articles of Organization to implement a majority voting standard for specified corporate actions (Item 3), abstentions and broker non-votes will have the same effect as a vote against the proposal.

Stock exchange rules permit a broker to vote shares held in a brokerage account on “routine” proposals if the broker does not receive voting instructions from you. Stock exchange and SEC rules, however, prohibit brokers from voting uninstructed shares in the election of directors and executive compensation matters. Accordingly, of the matters to be voted on at the annual meeting, we believe the only “routine” proposal is the ratification of the selection of the independent registered public accounting firm (Item 4).

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What are my rights as a participant in the Salary Savings Program?

As part of its employee benefits program, State Street maintains a 401(k) plan called the Salary Savings Program, or SSP. If you participate in the SSP and have invested part or all of your account in the Employee Stock Ownership Plan fund, you are considered a named fiduciary and may direct the voting of the State Street Corporation common stock allocated to your account as of the record date.

You may give direction on the Internet, by telephone or by mail. If you do not provide timely direction as to how to vote your allocated share, your allocated share will be voted on the same proportional basis as the shares that are directed by other participants. If a matter arises at the meeting, or such other time as affords no practical means for securing participant direction, the trustee will follow the direction of the Committee designated by the Plan Sponsor, or its designee. Voting of your allocated share will occur as described above unless the trustee or plan administrator (or its designee), as applicable, determines that doing so would result in a breach of its fiduciary duty.

You must direct your vote in advance of the annual meeting so that the trustee, the registered owner of all of the shares held in the SSP, can vote in a timely manner. Regardless of what method you use to direct the trustee, the trustee must receive your

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General Information (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

direction no later than 11:59 p.m. Eastern Time on May 14, 2018 for your direction to be counted. Your direction will be held in confidence by the trustee. You may not provide this direction at the annual meeting. You may change your direction to the trustee by timely submitting a new direction. The last direction the trustee receives by 11:59 p.m. Eastern Time on May 14, 2018, will be the only one counted. If your direction by mail is received on the same day as the one received electronically, the electronic direction will be followed.

The trustee is providing the annual report, the notice of annual meeting and the proxy statement electronically to SSP participants with State Street stock in the SSP who are active employees and have a State Street-provided e-mail account and Internet access. Instead of receiving these materials in paper form mailed to your home, you will have on-line access to these materials over the Internet, thus expediting the delivery of materials and reducing printing and mailing costs. An e-mail will be sent to all such participants with detailed instructions to access materials and give your direction of the trustee. You may request that paper copies be sent to you, thereby permitting you to send in your direction by mail if you prefer that method. All other participants will receive their materials in the mail.

Other Matters

The Board of Directors does not know of any other matters that may be presented for action at the annual meeting. Under our by-laws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2018 annual meeting has passed. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. See the discussion in this proxy statement under the heading “General Information About the Meeting—Questions and Answers About Voting.”

Proposals and Nominations by Shareholders

Shareholders who wish to present proposals for inclusion in State Street’s proxy materials for the 2019 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act and State Street’s by-laws. To be eligible for inclusion in State Street’s proxy materials, the shareholder proposals must be received by the Secretary on or before December 6, 2018.

State Street’s proxy access provision permits a shareholder, or a group of up to 20 shareholders, to include in State Street’s proxy materials director nominees constituting up to 20% of the Board; provided that: (1) the nominating shareholder(s) own a number of shares representing 3% or more of the total voting power of State Street’s outstanding shares of capital stock entitled to vote on the election of directors; (2) the nominating shareholder(s) have owned that number of shares continuously for at least 3 years; and (3) the nominating shareholder(s) and their director nominee(s) satisfy the requirements of Article I, Section 7(c) of the by-laws, including its requirement of timely written notice. To be timely, a proxy access notice with respect to the 2019 annual meeting must be delivered to the Secretary no earlier than December 17, 2018 and no later than January 16, 2019 unless the date of the 2019 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2018 annual meeting, in which event Article I, Section 7(c) of the by-laws provides different notice requirements.

Under State Street’s by-laws, nominations for directors and proposals of business other than those to be included in State Street’s proxy materials as described above may be made by shareholders entitled to vote at the meeting if notice is timely given, contains the information required by the by-laws and such business is within the purposes specified in our notice of meeting. Except as noted below, to be timely, a notice with respect to the 2019 annual meeting must be delivered to the Secretary no earlier than February 15, 2019 and no later than March 17, 2019 unless the date of the 2019 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the 2018 annual meeting, in which event the by-laws provide different notice requirements.

State Street’s by-laws specify requirements relating to the content of the notice that shareholders must provide to the Secretary, including a shareholder nomination for director, to be properly presented at a shareholder meeting.

Any proposal of business or nomination should be mailed to: Office of the Secretary, State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111.

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2018 NOTICE OF MEETING AND PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners

The table below sets forth the number of shares of common stock of State Street beneficially owned as of the close of business on December 31, 2017 by each person or entity known to State Street to beneficially own five percent or more of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Massachusetts Financial Services Company (MFS) 111 Huntington Avenue Boston, MA 02199	27,603,723	(1)	7.4%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	27,388,222	(2)	7.3%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	25,074,550	(3)	6.7%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	21,564,558	(4)	5.8%
State Street Corporation 1 Lincoln Street Boston, MA 02111	18,836,671	(5)	5.0%

(1)

This information is based solely on a Schedule 13G filed with the SEC on February 9, 2018 by Massachusetts Financial Services Company, in which it reported sole voting power of 23,926,043 shares and sole dispositive power of 27,603,723 shares.

(2)

This information is based solely on a Schedule 13G filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc., in which it reported sole voting power of 8,782,626 shares and sole dispositive power of 27,388,222 shares.

(3)

This information is based solely on a Schedule 13G filed with the SEC on February 9, 2018 by The Vanguard Group, in which it reported sole voting power of 524,020 shares, shared voting power of 84,073 shares, sole dispositive power of 24,481,188 shares and shared dispositive power of 593,362 shares.

(4)

This information is based solely on a Schedule 13G filed with the SEC on January 23, 2018 by BlackRock, Inc., in which it reported sole voting power of 18,400,611 shares and sole dispositive power of 21,564,559 shares.

(5)

State Street Corporation had aggregate beneficial ownership of 18,836,671 shares, 16,439,112 of which result from our investment management business and 2,397,559 of which result from our role as trustee of the State Street Salary Savings Program. Of the aggregate 18,836,671 shares, State Street had shared voting power and shared dispositive power with respect to 18,836,671 shares which was reported on a Schedule 13G filed with the SEC on February 14, 2018.

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SECURITY OWNERSHIP (continued)	2018 NOTICE OF MEETING AND PROXY STATEMENT

Management

The table below sets forth the number of shares of State Street common stock beneficially owned as of the close of business on March 1, 2018 by (1) each director, (2) the named executive officers as identified in the Summary Compensation Table on page 49 of this proxy statement and (3) all current directors and executive officers as a group. For this purpose, beneficial ownership is determined under the rules of the SEC. As of March 1, 2018, there were 368,769,990 shares of State Street common stock outstanding. On March 1, 2018, each executive officer and director listed below individually, and those individuals as a group, owned beneficially less than 1% of the outstanding shares of common stock.

Name	Amount and Nature of Beneficial Ownership(1)
Eric W. Aboaf	6,844
Michael W. Bell	46,486	(2)
Kennett F. Burnes	68,042
Patrick de Saint-Aignan	22,709
Lynn A. Dugle	5,411
Andrew Erickson	9,557
Amelia C. Fawcett	31,384
William C. Freda	7,226
Linda A. Hill	48,895
Joseph L. Hooley	663,009	(3)
Ronald P. O’Hanley	25,097
Sean O’Sullivan	1,903
Richard P. Sergel	51,802	(4)
Gregory L. Summe	74,447
Cyrus Taraporevala	2,614
All current directors and executive officers, as a group (26 persons)	1,473,775	(2)(3)(4)

(1)

Information in this table includes shares that the individual or group has the right to acquire within 60 days of March 1, 2018. Also included are shares that have vested under the Executive Supplemental Retirement Plan and other deferred retirement benefits, as follows: Mr. Hooley, 20,542 and for the group of all current directors and executive officers, 45,296. Shares granted to non-management directors vest immediately and are included in the total amounts above, and are not subject to a vesting schedule, even if deferred.

(2)

Mr. Bell ceased serving as our Chief Financial Officer in March 2017, and the amount of shares reported as beneficially owned by Mr. Bell is as of this date. Shares for Mr. Bell are not reflected in the total beneficial ownership for all current directors and executive officers as a group.

(3)	Includes 2,800 shares as to which Mr. Hooley has shared voting power and investment power.
(4)	Includes 3,111 shares held by a family member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires State Street’s directors, executive officers and any beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. State Street is not aware of any 10% beneficial owners. On June 27, 2017, Joseph L. Hooley filed an untimely Form 4 to report a June 9, 2017 automated conversion of State Street common stock interests under the Boston Financial Data Services, Inc., or BFDS, deferred compensation plan into another investment option. This automatic conversion was related to DST Systems, Inc.’s acquisition of State Street’s interest in BFDS. Mr. Hooley’s participation in the plan resulted from his previously disclosed employment at BFDS, which ended in 2000. Based on State Street’s review of the reports it has received and written representations from its directors and executive officers, State Street believes that all of its directors and officers otherwise complied with all Section 16(a) reporting requirements applicable to them with respect to transactions in 2017.

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Appendix A

Excerpt from State Street’s Corporate Governance Guidelines

The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange (NYSE) corporate governance standards. The Board has adopted the following guidelines to assist it in determining director independence in accordance with the NYSE standards. To be considered independent, the Board must determine, after review and recommendation by the Nominating and Corporate Governance Committee, that the director has no direct or indirect material relationship with the Company. The Board has established the following categorical guidelines to assist it in determining independence:

a.	A director will not be independent if he or she does not satisfy any of the bright-line tests set forth in Section 303A.02 (b) of the NYSE Listed Company Manual.

b.

The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if the State Street director or a member of such director’s immediate family (as defined in Section 303A of the NYSE Listed Company Manual) is a director or owner of less than a 10% ownership interest of another company (including a tax-exempt organization) that does business with the Company; provided such State Street director is not involved in negotiating the transaction; (ii) if the State Street director or a member of such director’s immediate family is a current employee, consultant or executive officer of another company (including a tax-exempt organization) that does business with the Company; provided that, (x) where the State Street director is an employee, consultant or executive officer of the other company, neither the director nor any of his or her immediate family members receives any special benefits as a result of the transaction and (y) the annual payments to, or payments from, the Company from, or to, the other company, for property or services in any completed fiscal year in the last three fiscal years are equal to or less than the greater of $1 million, or two percent of the consolidated gross annual revenues of the other company during the last completed fiscal year of the other company; and (iii) if the State Street director or member of such director’s immediate family is a director, trustee, employee or executive officer of a tax-exempt organization that receives discretionary charitable contributions from the Company; provided such State Street director and his or her Immediate Family Members do not receive any special benefits as a result of the transaction; and further provided that, where the director or immediate family member is an executive officer of the tax-exempt organization, the amount of discretionary charitable contributions in any completed fiscal year in the last three fiscal years are not more than the greater of $1 million, or two percent of that organization’s consolidated gross revenues in the last completed fiscal year of that organization (in applying this test, State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions).

c.

The following commercial relationships will not be considered to be a material relationship that would impair a director’s independence: lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between State Street and its subsidiaries, on the one hand, and a company with which the director or such director’s immediate family member is affiliated by reason of being a director, employee, consultant, executive officer, general partner or an equity holder thereof, on the other, provided that: (i) such relationships are in the ordinary course of the Company’s business and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; (ii) with respect to a loan by the Company to such company or its subsidiaries, such loan has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934, such loan did not involve more than the normal risk of collectability or present other unfavorable features, and no event of default has occurred under the loan; and (iii) payments to the Company for property or services (including fees and interest on loans but not including principal repayments) from such company does not exceed the limit provided in (b)(ii) above.

If a relationship is described by the categorical guidelines contained in both paragraphs b. and c. above, it will not be considered to be a material relationship that would impair a director’s independence if it satisfies all of the applicable requirements of either paragraph b. or c. For relationships not covered by the categorical guidelines (either because they involve a different type of relationship or a different dollar amount), the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical guidelines of immateriality set forth above.

A-1

Appendix B

Proposed Amendment and Restatement of Article 6 of State Street Articles of Organization

Article 6

By-laws

The board of directors is authorized to make, amend or repeal the by-laws of the corporation in whole or in part, except with respect to any provision thereof which by law, by these Articles of ~~organization~~Organization or by the by-laws requires action by the ~~stockholders~~shareholders.

The by-laws of the ~~Corporation~~corporation may, but are not required to, provide that in a meeting of the shareholders other than a Contested Election Meeting (as defined below), a nominee for director shall be elected to the board of directors only if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such nominee’s election). In a Contested Election Meeting, directors shall be elected by a plurality of the votes cast at such Contested Election Meeting. A meeting of the shareholders shall be a “Contested Election Meeting” if there are more persons nominated for election as directors at such meeting than there are directors to be elected at such meeting, determined as of the tenth day preceding the date of the ~~Corporation’s~~corporation’s first notice to shareholders of such meeting sent pursuant to the ~~Corporation’s~~corporation’s by-laws (the “Determination Date”); provided, however, that in accordance with the ~~Corporation’s~~corporation’s, by-laws, shareholders are entitled to make nominations during a period of time that ends after the otherwise applicable Determination Date, the Determination Date shall instead be as of the end of such period.

Place of Meetings of the ~~Stockholders~~Shareholders

Meetings of the ~~stockholders~~shareholders may be held anywhere in the United States.

Partnership

The corporation may be a partner in any business enterprise which the corporation would have power to conduct by itself.

Indemnification of Directors, Officers and Others

The corporation shall to the fullest extent legally permissible indemnify each person who is or was a director, officer, employee or other agent of the corporation and each person who is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the corporation) or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, may be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

If, in an action, suit or proceeding brought by or in the name of the corporation, a director of the corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of this Article Six of the Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by and disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such officer, director, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms “director”, “officer”, “employee”, “agent” and “trustee” include their respective executors, administrators and other legal representatives, an “interested” person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a “disinterested” person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

Intercompany Transactions

No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or voidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction, if:

a)

The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

b)

The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the ~~stockholders~~shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by the vote of the ~~stockholders~~shareholders; or

c)	The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the ~~stockholders~~shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the corporation shall be liable or accountable to the corporation or to any of its ~~stockholders~~shareholders or creditors or to any other person, either for any loss to the corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (a), (b) or (c) above are applicable.

Liability of Directors

A director of this corporation shall not be personally liable to the corporation or its ~~stockholders~~shareholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that this paragraph of Article Six shall not eliminate the liability of a director to the extent such liability is imposed by applicable law (i) for any breach of the director’s duty of loyalty to this corporation or its ~~stockholders~~shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for paying a dividend, approving a stock repurchase or making loans which are illegal under certain provisions of Massachusetts law, as the same exists or hereafter may be amended. If Massachusetts law is hereafter amended to authorize the further limitation of the legal liability of the directors of this corporation, the liability of the directors shall then be deemed to be limited to the fullest extent then permitted by Massachusetts law as so amended. Any repeal or modification of this paragraph of this Article Six which may hereafter be effected by the ~~stockholders~~shareholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director for acts or omissions prior to such repeal or modification.

Vote Required for Certain Matters

As permitted pursuant to Section 7.27(b) of the Massachusetts Business Corporation Act (the “MBCA”), the corporation has provided that the following actions will require the specific shareholder vote provided below:

Domestication into Foreign Jurisdiction

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these Articles of Organization, by the by-laws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (3) of Section 9.21 of the MBCA, approval of a plan of domestication of the corporation to a foreign jurisdiction in accordance with Section 9.21 of the MBCA shall require the affirmative vote of at least a majority of all the shares entitled generally to vote on the matter by these Articles of Organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these Articles of Organization, by the by-laws of the corporation, or by action of the board of directors pursuant to subsection (3) of Section 9.21 of the MBCA.

Entity Conversion

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these Articles of Organization, by the by-laws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (3) of Section 9.52 of the MBCA, approval of a plan of entity conversion to a domestic or foreign other entity in accordance with Section 9.52 of the MBCA shall require the affirmative vote of at least a majority of all the shares entitled generally to vote on the matter by these Articles of Organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these Articles of Organization, by the by-laws of the corporation, or by action of the board of directors pursuant to subsection (3) of Section 9.52 of the MBCA.

Amendment to Articles of Organization

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these Articles of Organization, by the by-laws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (c) of Section 10.03 of the MBCA, adoption of an amendment to these Articles of Organization in accordance with Section 10.03 of the MBCA shall require the affirmative vote of at least a majority of all the shares entitled generally to vote on the matter by these Articles of Organization, and in addition at least a majority of the shares of any voting group entitled to vote separately on the matter by the MBCA, by these Articles of Organization, by the by-laws of the corporation, or by action of the board of directors pursuant to subsection (c) of Section 10.03 of the MBCA.

Merger or Share Exchange

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these Articles of Organization, by the by-laws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (3) of Section 11.04 of the MBCA, approval by the shareholders of a plan of merger or share exchange in accordance with Section 11.04 of the MBCA shall require the affirmative vote of at least a majority of all the shares entitled generally to vote on the matter by these Articles of Organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these Articles of Organization, by the by-laws of the corporation, or by action of the board of directors pursuant to subsection (3) of Section 11.04 of the MBCA.

Sale of Substantially All of the Property

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these Articles of Organization, by the by-laws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (b) of Section 12.02 of the MBCA, approval of a sale, lease, exchange or other disposition of all, or substantially all, of the property of the corporation, otherwise than in the usual and regular course of business, in accordance with Section 12.02 of the MBCA shall require the affirmative vote of at least a majority of all the shares entitled generally to vote on the matter by these Articles of Organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these Articles of Organization, by the by-laws of the corporation, or by action of the board of directors pursuant to subsection (b) of Section 12.02 of the MBCA.

Voluntary Dissolution of the Corporation

Unless a greater percentage vote, or action by one or more additional separate voting groups, is required by these Articles of Organization, by the by-laws of the corporation, pursuant to Section 10.21 of the MBCA, or by the board of directors of the corporation, acting pursuant to subsection (c) of Section 14.02 of the MBCA, adoption of a proposal to dissolve the corporation in accordance with Section 14.02 of the MBCA shall require the affirmative vote of at least a majority of all the votes entitled generally to vote on the matter by these Articles of Organization, and in addition at least a majority of the shares in any voting group entitled to vote separately on the matter by the MBCA, by these Articles of Organization, by the by-laws of the corporation, or by action of the board of directors pursuant to subsection (c) of Section 14.02 of the MBCA.

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

Preliminary Proxy Materials

Subject to Completion

STATE STREET CORPORATION ONE LINCOLN STREET BOSTON, MA 02111	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 15, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 15, 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and related materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy and related materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E41295-P02683-Z71791                                 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STATE STREET CORPORATION
The Board of Directors recommends a vote FOR each director nominee in Item 1 and FOR Items 2, 3 and 4.
Vote On Directors

Item 1. To elect 10 directors

Nominees for Director:		For	Against	Abstain

1a. K. Burnes		☐	☐	☐

1b. P. de Saint-Aignan		☐	☐	☐

1c. L. Dugle		☐	☐	☐

1d. A. Fawcett		☐	☐	☐

1e. W. Freda		☐	☐	☐

1f. L. Hill		☐	☐	☐

1g. J. Hooley		☐	☐	☐

1h. S. O’Sullivan		☐	☐	☐

1i. R. Sergel		☐	☐	☐

1j. G. Summe		☐	☐	☐
NOTE: Shareholder - Please sign exactly as your name appears hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date

Vote on Company Proposals		For	Against	Abstain

Item 2.	To approve an advisory proposal on executive compensation.	☐	☐	☐

Item 3.	To amend the Articles of Organization to implement a majority voting standard for specified corporate actions.	☐	☐	☐

Item 4.	To ratify the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature (Joint Owners)	Date

Dear Shareholder:

We cordially invite you to attend the 2018 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on Wednesday, May 16, 2018, at 9:00 a.m. Eastern Time.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote. We urge you to vote regardless of the number of shares held. Please mark, sign, date and promptly mail this proxy card in the return envelope. You may also vote electronically by telephone or over the Internet by following the instructions included with this proxy card. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We look forward to seeing you at the annual meeting. Your continuing interest in State Street is very much appreciated.

Sincerely,

Joseph L. Hooley
Chairman and Chief Executive Officer

PLEASE NOTE: If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present valid picture identification acceptable to our security personnel, such as a driver’s license or passport. Public fee-based parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public fee-based parking is available nearby at the Hyatt Hotel (entrance from Avenue de LaFayette).

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E41296-P02683-Z71791

STATE STREET CORPORATION

Annual Meeting of Shareholders - May 16, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all proxies, hereby appoints Kevin Brady and Shannon Stanley, or any of them, with full power of substitution, as proxies to vote all shares of common stock of State Street Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of State Street Corporation to be held at One Lincoln Street, Boston, Massachusetts 02111 on May 16, 2018 at 9:00 a.m. Eastern Time, or at any adjournment thereof, as indicated on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any adjournment thereof.

To vote in accordance with the recommendations of the Board of Directors, just sign and date the other side; no boxes need to be checked. The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the proxy will be voted FOR the ten director nominees and FOR Items 2, 3 and 4.